Exhibit 10.33

EXECUTION VERSION

CREDIT AGREEMENT

Dated as of April 9, 2015 among

FRED'S, INC., AND

AND CERTAIN OF ITS SUBSIDIARIES,

JOINTLY AND SEVERALLY,

as the “Borrowers”

ANY OTHER LOAN PARTIES PARTY HERETO FROM TIME TO TIME

and

THE FINANCIAL INSTITUTIONS PARTY HERETO FROM TIME TO TIME

As the "Lenders"

and

REGIONS BANK

as the "Administrative Agent"

and

REGIONS BUSINESS CAPITAL, a division of Regions Bank,

as Sole Book Runner and Sole Lead Arranger

TABLE OF CONTENTS

Page

Article 1 DEFINITIONS; CONSTRUCTION		- 1 -

Section 1.1.	Definitions	- 1 -

Section 1.2.	Accounting Terms and Determination	- 24 -

Section 1.3.	Uniform Commercial Code	- 24 -

Section 1.4.	Terms Generally	- 24 -

Article 2 AMOUNT AND TERMS OF THE COMMITMENTS		- 25 -

Section 2.1.	General Description of Facility	- 25 -

Section 2.2.	Revolving Loans	- 25 -

Section 2.3.	Procedure for Revolving Borrowings	- 26 -

Section 2.4.	Swingline Commitment.	- 27 -

Section 2.5.	Funding of Borrowings	- 27 -

Section 2.6.	Interest Elections	- 28 -

Section 2.7.	Optional Reduction and Termination of Commitments	- 29 -

Section 2.8.	Repayment of Loans	- 29 -

Section 2.9.	Evidence of Indebtedness	- 30 -

Section 2.10.	Optional Prepayments	- 30 -

Section 2.11.	Interest on Loans	- 30 -

Section 2.12.	Fees	- 31 -

Section 2.13.	Computation of Interest and Fees	- 32 -

Section 2.14.	Inability to Determine Interest Rates	- 32 -

Section 2.15.	Illegality	- 32 -

Section 2.16.	Increased Costs	- 33 -

Section 2.17.	Funding Indemnity	- 34 -

Section 2.18.	Taxes	- 34 -

Section 2.19.	Payments Generally; Pro Rata Treatment; Sharing of Set-offs	- 37 -

Section 2.20.	Mitigation of Obligations	- 38 -

Section 2.21.	Borrower Agent	- 38 -

Section 2.22.	Letter of Credit Facility	- 39 -

Section 2.23.	Defaulting Lender	- 41 -

Section 2.24.	One Obligation	- 43 -

Section 2.25.	Effect of Termination	- 43 -

Section 2.26.	Cash Collateral	- 43 -

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Section 2.27.	Effectiveness of Addendum	- 44 -

Article 3 CONDITIONS PRECEDENT TO LOANS		- 44 -

Section 3.1.	Conditions to Effectiveness	- 44 -

Section 3.2.	Conditions to Each Credit Event	- 46 -

Section 3.3.	Delivery of Documents	- 47 -

Article 4 REPRESENTATIONS AND WARRANTIES		- 47 -

Section 4.1.	Existence; Power	- 47 -

Section 4.2.	Organizational Power; Authorization	- 47 -

Section 4.3.	Governmental Approvals; No Conflicts	- 47 -

Section 4.4.	Financial Statements	- 48 -

Section 4.5.	Litigation and Environmental Matters	- 48 -

Section 4.6.	Compliance with Laws and Agreements	- 48 -

Section 4.7.	Investment Company Act	- 48 -

Section 4.8.	Taxes	- 48 -

Section 4.9.	Margin Regulations	- 49 -

Section 4.10.	ERISA	- 49 -

Section 4.11.	Ownership of Property; Insurance	- 49 -

Section 4.12.	Disclosure	- 50 -

Section 4.13.	Labor Relations	- 50 -

Section 4.14.	Subsidiaries	- 50 -

Section 4.15.	Solvency	- 50 -

Section 4.16.	OFAC	- 50 -

Section 4.17.	Anti-Terrorism Laws	- 50 -

Section 4.18.	Enforceability	- 51 -

Section 4.19.	Deposit Accounts; Securities Accounts; Commodities Accounts	- 51 -

Section 4.20.	Intellectual Property	- 52 -

Section 4.21.	Brokers	- 52 -

Section 4.22.	Accuracy and Completeness of Information	- 52 -

Section 4.23.	No Defaults	- 52 -

Article 5 AFFIRMATIVE COVENANTS		- 53 -

Section 5.1.	Financial Statements and Other Information	- 53 -

Section 5.2.	Notices of Material Events	- 54 -

Section 5.3.	Existence; Conduct of Business	- 55 -

Section 5.4.	Compliance with Laws	- 55 -

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Section 5.5.	Payment of Obligations	- 55 -

Section 5.6.	Books and Records	- 56 -

Section 5.7.	Visitation and Inspection	- 56 -

Section 5.8.	Maintenance of Properties; Insurance	- 56 -

Section 5.9.	Use of Proceeds; Margin Regulations	- 56 -

Section 5.10.	Casualty and Condemnation	- 57 -

Section 5.11.	Additional Subsidiaries	- 57 -

Section 5.12.	ERISA	- 57 -

Section 5.13.	Environmental	- 58 -

Section 5.14.	Margin Stock	- 58 -

Section 5.15.	Taxes; Claims	- 58 -

Section 5.16.	Cash Management; Deposit Accounts	- 58 -

Section 5.17.	Further Assurances	- 59 -

Article 6 [RESERVED]		- 59 -

Article 7 NEGATIVE COVENANTS		- 59 -

Section 7.1.	Indebtedness	- 59 -

Section 7.2.	Liens	- 60 -

Section 7.3.	Fundamental Changes	- 61 -

Section 7.4.	Investments, Loans	- 61 -

Section 7.5.	Restricted Payments	- 63 -

Section 7.6.	Sale of Assets	- 63 -

Section 7.7.	Transactions with Affiliates	- 64 -

Section 7.8.	Hedging Agreement	- 64 -

Section 7.9.	Amendment to Material Documents	- 65 -

Section 7.10.	Accounting Changes	- 65 -

Section 7.11.	Government Regulation	- 65 -

Section 7.12.	Plans	- 65 -

Section 7.13.	Sales and Leasebacks	- 65 -

Section 7.14.	Disqualified Capital Stock	- 65 -

Article 8 EVENTS OF DEFAULT		- 66 -

Section 8.1.	Events of Default	- 66 -

Section 8.2.	Remedies upon Default	- 68 -

Section 8.3.	License	- 68 -

Section 8.4.	Receiver	- 68 -

iii

Section 8.5.	Deposits; Insurance	- 68 -

Section 8.6.	Remedies Cumulative	- 69 -

Article 9 ADMINISTRATIVE AGENT		- 69 -

Section 9.1.	Appointment of Administrative Agent	- 69 -

Section 9.2.	Nature of Duties of Administrative Agent	- 69 -

Section 9.3.	Lack of Reliance on Administrative Agent	- 70 -

Section 9.4.	Certain Rights of Administrative Agent	- 70 -

Section 9.5.	Reliance by Administrative Agent	- 70 -

Section 9.6.	Administrative Agent in its Individual Capacity	- 70 -

Section 9.7.	Successor Administrative Agent	- 70 -

Section 9.8.	Withholding Tax	- 71 -

Section 9.9.	Administrative Agent May File Proofs of Claim	- 71 -

Section 9.10.	Authorization to Execute Other Loan Documents	- 72 -

Section 9.11.	Administrative Agent Titles	- 72 -

Section 9.12.	Bank Product Providers	- 72 -

Section 9.13.	No Third Party Beneficiaries	- 72 -

Section 9.14.	Certifications From Lenders and Participants; PATRIOT Act; No Reliance	- 72 -

Article 10 MISCELLANEOUS		- 73 -

Section 10.1.	Notices	- 73 -

Section 10.2.	Waiver; Amendments	- 74 -

Section 10.3.	Expenses; Indemnification	- 75 -

Section 10.4.	Successors and Assigns	- 77 -

Section 10.5.	Governing Law; Jurisdiction; Consent to Service of Process	- 81 -

Section 10.6.	WAIVERS	- 81 -

Section 10.7.	Right of Set-off	- 82 -

Section 10.8.	Counterparts; Integration	- 83 -

Section 10.9.	Survival	- 83 -

Section 10.10.	Severability	- 83 -

Section 10.11.	Confidentiality	- 83 -

Section 10.12.	Interest Rate Limitation	- 84 -

Section 10.13.	Patriot Act	- 84 -

Section 10.14.	No Advisory or Fiduciary Responsibility	- 84 -

Section 10.15.	Revival and Reinstatement of Obligations	- 85 -

Section 10.16.	Time is of the Essence	- 85 -

iv

Article 11 NATURE AND EXTENT OF EACH LOAN PARTY'S LIABILITY		- 85 -

Section 11.1.	Joint and Several Liability	- 85 -

Section 11.2.	Waivers	- 85 -

Section 11.3.	Extent of Liability; Contribution	- 86 -

Section 11.4.	Joint Enterprise	- 87 -

Section 11.5.	Subordination	- 87 -

Section 11.6.	Keepwell	- 87 -

Article 12 GUARANTEE		- 87 -

Section 12.1.	Guaranty	- 87 -

Section 12.2.	Obligations Not Waived	- 87 -

Section 12.3.	Guarantee of Payment	- 88 -

Section 12.4.	No Discharge or Diminishment of Guaranty	- 88 -

Section 12.5.	Defenses of Borrowers Waived	- 88 -

Section 12.6.	Subordination	- 88 -

Section 12.7.	Information	- 88 -

v

Schedules

Schedule 1	Commitments
Schedule 2	Existing Letters of Credit
Schedule 4.5	Litigation and Environmental Matters
Schedule 4.14	Subsidiaries
Schedule 4.19	Deposit, Securities and Commodities Accounts
Schedule 4.20	Intellectual Property
Schedule 7.1	Indebtedness
Schedule 7.2	Liens
Schedule 7.4	Investments; Loans
Schedule 7.7	Transactions with Affiliates

Exhibits

Exhibit A	Form of Revolving Note
Exhibit B	Form of Swingline Note
Exhibit C	Form of Assignment and Acceptance
Exhibit D	Form of Compliance Certificate
Exhibit E	Form of Joinder Agreement
Exhibit F	Form of Notice of Borrowing
Exhibit G	Form of Notice of Conversion/Continuation
Exhibit H	Form of FIFO Inventory Amount Calculation

vi

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (this "Agreement") is made and entered into as of April 9, 2015, by and among (A) FRED'S, INC., a Tennessee corporation ("Parent"), (B) the Subsidiaries of Parent identified on the signature pages hereto and any other Subsidiaries of Parent which may become Borrowers hereunder pursuant to Section 5.11 (each of such Subsidiaries, together with Parent, jointly and severally, "Borrowers" and, each, a "Borrower"); (C) the Loan Parties identified on the signature pages hereto and any other Subsidiaries of Parent which may become Guarantors hereunder pursuant to Section 5.11 (each of such Subsidiaries, jointly and severally, "Guarantors" and, each, a "Guarantor"); (D) the financial institutions from time to time party hereto (each, a "Lender" and, collectively, "Lenders"); (E) REGIONS BANK, an Alabama bank (as further defined below, "Regions Bank"), in its capacity as Swingline Lender (as defined below) and LC Issuer (as defined below); and (F) Regions Bank, in its capacity as administrative agent and collateral agent for Lenders, LC Issuer and other Secured Parties (in such capacity and as further defined below, "Administrative Agent" or "Agent").

RECITALS:

Borrowers have requested that Administrative Agent and Lenders establish a senior secured revolving credit facility and that LC Issuer establish a letter of credit sub-facility, all for the purposes set forth herein.

Administrative Agent, Lenders, and LC Issuer are willing to provide such senior secured credit facility and letter of credit sub-facility, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, each Borrower, each Guarantor, Administrative Agent, each Lender, and LC Issuer, each intending to be legally bound, hereby covenant and agree as follows:

Article 1

DEFINITIONS; CONSTRUCTION

Section 1.1.          Definitions. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be applicable to both the singular and plural forms of the terms defined):

"Acquisition" shall mean (whether by purchase, exchange, issuance of stock, or other equity or debt securities, merger, reorganization, amalgamation, or any other method and whether by a single transaction or a series of transactions) any acquisition by any Borrower or Subsidiary of (a) any Voting Capital Stock issued by any other Person, but only if such acquisition results in such Borrower or Subsidiary's owning more than fifty percent (50%) of such Voting Capital Stock; (b) all or substantially all of the assets of any other Person; or (c) the assets which constitute all or any substantial part of any division or operating unit of the business of any other Person.

"Addendum" shall mean that certain Addendum to Credit Agreement dated on or about the date by and among Administrative Agent, Lenders, LC Issuer, and Loan Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time.

"Administrative Agent" shall mean Regions Bank, in its capacity as administrative agent and collateral agent for each Secured Party, together with its successors and assigns.

"Administrative Agent Indemnitees" shall mean Administrative Agent and its officers, directors, employees, Affiliates, agents, consultants and attorneys, including Administrative Agent Professionals.

"Administrative Agent Professionals" shall mean attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Administrative Agent.

"Administrative Questionnaire" shall mean, with respect to each Lender, an administrative questionnaire in the form provided by Administrative Agent and submitted to Administrative Agent duly completed by such Lender.

"Affiliate" shall mean, as to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person. For the purposes of this definition, "Control" shall mean the power, directly or indirectly, either to (i) vote twenty-five percent (25%) or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of a Person or (ii) direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms "Controlled by" and "under common Control with" have the meanings correlative thereto.

"Aggregate Revolving Commitments" shall mean, collectively, the Revolving Commitments of all Lenders.

"Aggregate Revolving Obligations" shall mean, at any time of determination, the sum (without duplication) of (a) the outstanding principal amount of all Revolving Loans plus (b) the outstanding amount of all LC Obligations.

"Allocable Amount" has the meaning given such term in Section 11.3(b).

"Anti-Terrorism Law" shall mean any laws relating to the prevention of terrorism or money laundering, including the PATRIOT Act.

"Applicable Law" shall mean all laws, rules, regulations, and governmental guidelines applicable to a Person, conduct, transaction, agreement, or matter in question, including all applicable statutory law, common law, and equitable principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders, and decrees of Governmental Authorities.

"Applicable Lending Office" shall mean, for each Lender, the "Lending Office" of such Lender (or an Affiliate of such Lender) designated in the Administrative Questionnaire submitted by such Lender, as such Lender may from time to time specify to Administrative Agent and Borrower Agent as the office pursuant to which its Loans are to be made and maintained.

"Applicable Margin" shall mean, subject to the terms of this definition and prior to the occurrence of the Borrowing Base Trigger Event, with respect to any Type of Loan and at any time of determination, the percentage rate per annum set forth in the following table, as determined by reference to Borrowers' FIFO Inventory Amount for the calendar quarter preceding each Determination Date (as defined below), as further described below:

		Revolving Loans
Level	FIFO Inventory Amount	Base Rate	LIR	LIBOR
I	Greater than $325,000,000	0.25%	1.25%	1.25%
III	Less than or equal to $325,000,000	0.50%	1.50%	1.50%

The Applicable Margin shall be subject to reduction or increase, as applicable and as set forth in the table above, on a quarterly basis on each Determination Date, and any such reduction or increase shall be automatic and without notice to any Person. Without limiting Administrative Agent's or Required Lenders' rights to charge Default Interest, if (a) the Compliance Certificate setting forth the FIFO Inventory Amount is not received by Administrative Agent on or before the applicable dates required pursuant to Section 5.1(c), or (b) an Event of Default occurs and, in either case, Administrative Agent or Required Lenders so elect, then, in each case, from the date such Compliance Certificate is required to be delivered or the date such Event of Default occurred, as applicable, the Applicable Margin shall, at the option of Administrative Agent or the Required Lenders, be at the Level with the highest rates of interest until such time as such Compliance Certificate is received by Administrative Agent and any Event of Default (whether resulting from a failure to timely deliver such Compliance Certificate or otherwise) is waived in accordance with the terms of this Agreement; provided, that, if the Applicable Margin is increased due to Loan Parties' failure to deliver the Compliance Certificate setting forth the FIFO Inventory Amount to Administrative Agent on or before the applicable date required pursuant to Section 5.1(c), such Applicable Margin shall be reduced to the level otherwise applicable hereunder if Loan Parties deliver such Compliance Certificate on or before the date that is fifteen (15) days after the applicable date required pursuant to Section 5.1(c) as of the date immediately following such delivery.

Any of the foregoing to the contrary notwithstanding, on and after the Closing Date to, but not including, the first Determination Date, the Applicable Margin shall be equal to the rates set forth in Level I. As used herein, "Determination Date" shall mean the first day of Parent's Fiscal Quarters beginning on or about the first day of each February, May, August and November.

If any Compliance Certificate or any other report on which the FIFO Inventory Amount is reported to Administrative Agent is shown to be inaccurate (regardless of whether this Agreement or any Commitments are or remain in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an "Applicable Period") than the Applicable Margin actually applied for such Applicable Period, then (A) Borrowers shall immediately deliver to Administrative Agent a correct Compliance Certificate or related report for the Applicable Period; (B) the Applicable Margin for such Applicable Period shall be determined by reference to such Compliance Certificate or related report; and (C) Borrowers shall promptly pay Administrative Agent, on demand, the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Period and any other additional fee or charge which was based, in whole or in part, on the Applicable Margin, which payment shall be promptly applied by Administrative Agent for its own account and the account of Lenders and LC Issuer, as applicable, in accordance with the terms hereof. If any inaccurate Compliance Certificate or other report on which the FIFO Inventory Amount is reported would, if corrected, have led to the application of a lower Applicable Margin for any period for which interest has already been paid, none of the Secured Parties shall be required to refund or return any portion of such interest.

"Applicable Reserve Requirement" shall mean, at any time, for any LIBOR Loan or LIR Loan, the maximum rate, expressed as a decimal, at which reserves (including any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against "Eurocurrency liabilities" (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which LIBOR or the LIBOR Index Rate is to be determined, or (b) any category of extensions of credit or other assets which include LIBOR Loans or LIR Loans. LIBOR Loans and LIR Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefit of credit for pro ration, exception or offsets that may be available from time to time to the applicable Lender. The rate of interest on LIBOR Loans and LIR Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

"Approved Fund" shall mean any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the Ordinary Course of Business and that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

"Asset Disposition" shall mean, with respect to any Person, a sale, issuance, assignment, lease, license, Consignment, transfer, abandonment, or other disposition of such Person's Property, including a disposition of Property in connection with a sale-leaseback transaction, synthetic lease, or similar arrangement.

"Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.4(b)) and accepted by Administrative Agent, in the form of Exhibit C attached hereto or any other form approved by Administrative Agent.

"Bank Products" shall mean all bank, banking, financial, and other similar or related products, services, and facilities offered or provided by any Lender or any Affiliate of a Lender to any Loan Party or any of its Subsidiaries, including (a) merchant card services, credit or stored value cards and corporate purchasing cards; (b) cash management, treasury, and related products and services, including depository and checking services, Deposit Accounts (whether operating, money market, investment, collections, payroll, trust, disbursement, or other Deposit Accounts), automated clearinghouse ("ACH") transfers of funds and any other ACH services, remote deposit capture, lockboxes, account reconciliation and information reporting, controlled disbursements, wire and other electronic funds transfers, e-payable, overdraft protection, stop payment services and fraud protection services (all of the products and services described in this clause (b), collectively, "Treasury Services"); and (c) bankers' acceptances, drafts, documentary services, foreign currency exchange services; (d) Hedging Agreements; (e) supply chain finance arrangements; (f) the discretionary letter of credit program provided to one or more Borrowers by Bank of America, N.A.; and (g) other similar banking products or services, other than Letters of Credit.

"Bankruptcy Code" shall mean Title 11 of the United States Code.

"Base Rate" shall mean, for any day, a rate per annum equal to the greatest of (i) the Prime Rate of Administrative Agent in effect on such day, (ii) the Federal Funds Rate in effect on such day plus ½ of one percent (0.5%) or (iii) one month LIBOR in effect on such day plus one percent (1.0%). If for any reason Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable, after due inquiry, to ascertain the Federal Funds Rate for any reason, including the inability or failure of Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (ii) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or LIBOR shall be effective on the effective day of such change in the Prime Rate, the Federal Funds Rate or LIBOR, respectively.

"Base Rate Loan" shall mean Loans bearing interest at the Base Rate.

"Base Rate Revolving Loan" shall mean a Revolving Loan which bears interest at a rate based on the Base Rate.

"Board of Governors" shall mean the Board of Governors of the Federal Reserve System.

"Borrower Agent" has the meaning given such term in Section 2.21.

"Borrowing" shall mean a borrowing consisting of Loans of the same Type made, converted or continued on the same date.

"Borrowing Base Trigger Event" shall mean the FIFO Inventory Amount at any time is less than $275,000,000.

"Business Day" shall mean any day other than (i) a Saturday, Sunday or other day on which commercial banks in the States of Alabama, Georgia or Tennessee are authorized or required by law to close and (ii) if such day relates to a Borrowing of, a payment or prepayment of principal or interest on, a conversion of or into, or an Interest Period for, a LIBOR Loan or a notice with respect to any of the foregoing, any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

"Capital Lease Obligations" of any Person shall mean all obligations of such Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) of real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

"Capital Stock" shall mean all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a 11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Exchange Act).

"Cardinal" shall mean, collectively, and Cardinal Health 110, LLC, a Delaware limited liability company, and Cardinal Health 411, INC., an Ohio corporation.

"Cardinal Intercreditor Agreement" shall mean that certain Lien Subordination Agreement dated on or about the Closing Date between Administrative Agent and Cardinal and acknowledged by Loan Parties.

"Cardinal Inventory" shall have the meaning given such term in the Cardinal Intercreditor Agreement.

"Cash Collateral" shall mean any cash and any interest or other income earned thereon which is from time to time delivered to Administrative Agent to Cash Collateralize any Obligations.

"Cash Collateralize" shall mean the delivery of cash to Administrative Agent as security for the payment of Obligations in an amount equal to (a) with respect to LC Obligations, 105% of the aggregate LC Obligations and (b) with respect to any inchoate, contingent or other Obligations (including Secured Bank Product Obligations), Administrative Agent's good faith estimate of the amount due or to become due, including all fees and other amounts relating to such Obligations. "Cash Collateralization" has a correlative meaning.

"Cash Investments" shall mean (a) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one (1) year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's, (c) commercial paper maturing no more than two hundred seventy (270) days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-l from S&P or at least P-l from Moody's, (d) certificates of deposit or bankers' acceptances maturing within one (1) year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state hereof having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) demand deposit accounts maintained with any bank organized under the laws of the United States or any state thereof so long as such bank is insured by the Federal Deposit Insurance Corporation, and (f) investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (e) above.

"Change in Control" shall mean the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in a single transaction or a series of related transactions) of all or substantially all of the assets of Parent to any Person or "group" (within the meaning of the Exchange Act in effect, (ii) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or "group" (within the meaning of the Exchange Act as in effect of 30% or more of the outstanding shares of the voting equity interests of Parent, or (iii) occupation of a majority of the seats of the board of directors (other than vacant seats) by Persons who were neither (a) nominated by the current board of directors or (b) appointed by directors so nominated.

"Change in Law" shall mean (i) the adoption of any Applicable Law or applicable rule or regulation after the date of this Agreement, (ii) any change in any Applicable Law or applicable rule or regulation, or any change in the interpretation, implementation or application thereof, by any Governmental Authority after the date of this Agreement, or (iii) compliance by any Lender (or its Applicable Lending Office) (or, for purposes of Section 2.16(b), by the Parent Company of such Lender, if applicable) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, and (iii) all requests, rules, guidelines or directives issued by a Governmental Authority in connection with a Lenders submission or re-submission of a capital plan under 12 C.F.R. § 225.8 or a Governmental Authority's assessment thereof shall in each case be deemed to be a "Change in Law," regardless of the date enacted, adopted or issued.

"Claims" shall mean, without duplication, all liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs, disbursements, and expenses of any kind (including fees, costs, and expenses of attorneys and paralegals, experts, agents, consultants, and advisors, and Extraordinary Expenses) at any time (including before or after the Closing Date, after Payment in Full of the Obligations, or resignation or replacement of Administrative Agent) incurred by or asserted against or imposed on any Indemnitee as a result of, or arising from or in connection with, (a) any Loans, Letters of Credit, Loan Documents, or the use thereof or transactions relating thereto; (b) any action taken or omitted to be taken by any Indemnitee in connection with any Loan Documents; (c) the existence or perfection of any Liens, or realization upon any Collateral; (d) exercise of any rights or remedies under any Loan Documents or Applicable Law; or (e) failure by any Loan Party to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration, or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.

"Closing Date" shall have the meaning given such term in Section 3.1.

"Code" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

"Collateral" shall have the meaning given such term in the Security Agreement.

"Commitment" shall mean a Revolving Commitment or the Swingline Commitment, as the context shall require. "Commitments" shall mean the aggregate amount of all Revolving Commitments.

"Commodity Exchange Act" shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

"Compliance Certificate" shall mean a certificate from a Responsible Officer of Borrower Agent in the form of, and containing the certifications set forth in, the certificate attached hereto as Exhibit D.

"Connection Income Taxes" shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

"Control" shall mean, with respect to any asset, right, or Property with respect to which a security interest therein is perfected by a secured party's having "control" thereof (whether pursuant to the terms of an agreement or through the existence of certain facts and circumstances), that the intended Secured Party has "control" of such asset, right, or Property as contemplated in the UCC and otherwise on terms acceptable to such intended secured party.

"Controlled Account" shall mean a Deposit Account established or maintained by a Borrower at Regions Bank, which Deposit Account shall be utilized for, among other purposes, the purpose of receiving or collecting payments made by such Borrower's Account Debtors and other Proceeds of Collateral and over which Administrative Agent shall have Control.

"Default" shall mean any condition or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"Default Interest" shall have the meaning set forth in Section 2.11(c).

"Defaulting Lender" shall mean, subject to Section 2.23, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies Administrative Agent and Borrower Agent in writing that such failure is the result of such Lender's reasonable determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Administrative Agent, LC Issuer, Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified Borrower Agent, Administrative Agent, LC Issuer or Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender's obligation to fund a Loan hereunder and states that such position is based on such Lender's reasonable determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by Administrative Agent or Borrower Agent, to confirm in writing to Administrative Agent and Borrower Agent that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and Borrower Agent), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of any Insolvency Proceeding or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.23) upon delivery of written notice of such determination to Borrower, LC Issuer, Swingline Lender and each Lender.

"Deposit Account Control Agreement" shall have the meaning given such term in the Security Agreement.

"Dollar(s)" and the sign "$" shall mean lawful money of the United States.

"Enforcement Action" shall mean any action to collect any Obligations or enforce any Loan Document or to realize upon any Collateral (whether by judicial action, self-help, notification of Account Debtors, exercise of setoff or recoupment, or otherwise).

"EnTrust" shall mean Reeves-Sain Drug Store, Inc., a Tennessee corporation.

"Entrust Acquisition" shall mean the Acquisition of EnTrust by FSOT.

"EnTrust Earnout Debt" shall mean the Indebtedness of FSOT, guaranteed by Parent, evidenced by the EnTrust Earnout Notes.

"EnTrust Earnout Notes" shall mean, collectively, the Non-Negotiable Subordinated Adjusted Promissory Notes, each in the original face amount of $6,500,000, issued by FSOT to each of Richard H. Sain and Bradley Woolridge, each an individual resident of the State of Tennessee.

"Environmental Laws" shall mean all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

"Environmental Liability" shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation and remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), of any Borrower or any of its Subsidiaries directly or indirectly resulting from or based upon (i) any actual or alleged violation of any Environmental Law, (ii) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (iii) any actual or alleged exposure to any Hazardous Materials, (iv) the Release or threatened Release of any Hazardous Materials or (v) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and the regulations promulgated and rulings issued thereunder.

"ERISA Affiliate" shall mean any person that for purposes of Title I or Title IV of ERISA or Section 412 of the Code would be deemed at any relevant time to be a "single employer" or otherwise aggregated with any Borrower or any of its Subsidiaries under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

"ERISA Event" shall mean (i) any "reportable event" as defined in Section 4043 of ERISA with respect to a Plan (other than an event as to which the PBGC has waived under subsection .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043 the requirement of Section 4043(a) of ERISA that it be notified of such event); (ii) any failure to make a required contribution to any Plan that would result in the imposition of a lien or other encumbrance or the provision of security under Section 430 of the Code or Section 303 or 4068 of ERISA, or the arising of such a lien or encumbrance, there being or arising any "unpaid minimum required contribution" or "accumulated funding deficiency" (as defined or otherwise set forth in Section 4971 of the Code or Part 3 of Subtitle B of Title 1 of ERISA), whether or not waived, or any filing of any request for or receipt of a minimum funding waiver under Section 412 of the Code or Section 303 of ERISA with respect to any Plan or Multiemployer Plan, or that such filing may be made, or any determination that any Plan is, or is expected to be, in at-risk status under Title IV of ERISA; (iii) any incurrence by any Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of any material liability under Title IV of ERISA with respect to any Plan or Multiemployer Plan (other than for premiums due and not delinquent under Section 4007 of ERISA); (iv) any institution of proceedings, or the occurrence of an event or condition which would reasonably be expected to constitute grounds for the institution of proceedings by the PBGC, under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (v) any incurrence by any Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of any material liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan, or the receipt by any Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of any notice that a Multiemployer Plan is in endangered or critical status under Section 305 of ERISA; (vi) any receipt by any Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of any notice, or any receipt by any Multiemployer Plan from any Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (vii) engaging in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA; or (viii) any filing of a notice of intent to terminate any Plan if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, any filing under Section 4041(c) of ERISA of a notice of intent to terminate any Plan, or the termination of any Plan under Section 4041(c) of ERISA.

"Event of Default" shall have the meaning set forth in Section 8.1.

"Excess Availability" shall mean, at any time of determination prior to the occurrence of the Borrowing Base Trigger Event, the amount, if any, by which the Aggregate Revolving Commitments exceed the Aggregate Revolving Obligations.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and in effect from time to time.

"Excluded Subsidiary" shall mean each of (a) National Equipment Management and Leasing, Inc., a Tennessee corporation, (b) Dublin Aviation, Inc., a Tennessee corporation, (c) National Pharmaceutical Network, Inc., a Tennessee corporation, (d) TT Transport, LLC, a Delaware limited liability company, (e) ARI - Alabama Four, LLC, a Georgia limited liability company, (f) ARI – Glennville, LLC, a Georgia limited liability company, and (g) each other Subsidiary listed on Schedule 4.14 that is not a Loan Party as of the Closing Date, in each case, so long as such Person does not own any Property that would constitute Credit Card Receivables (as defined in the Security Agreement), Inventory (as defined in the Security Agreement), Pharmacy Receivables (as defined in the Security Agreement) or Pharmacy Scripts (as defined in the Security Agreement).

"Excluded Swap Obligation" shall mean, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of any guaranty of such Loan Party of, or the grant under a Loan Document by such Loan Party of a Lien to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act (or the application or official interpretation thereof) by virtue of such Loan Party's failure for any reason to constitute an "eligible contract participant" as defined in the Commodity Exchange Act (determined after giving effect to Article XI hereof and any and all guaranties of such Loan Party's Swap Obligations by other Loan Parties) at the time the guaranty of such Loan Party, or grant by such Loan Party of a Lien, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one Hedging Agreement, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Hedging Agreements for which such guaranty or Lien becomes illegal.

"Excluded Taxes" shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by Borrowers under Section 2.18 or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.18, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient's failure to comply with Section 2.18(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

"Existing Letters of Credit" shall mean the Letters of Credit listed on Schedule 2.

"Extraordinary Expenses" shall have the meaning given such term in Section 10.3(b).

"FATCA" shall mean Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

"Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or, if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

"Fee Letter" shall mean the fee letter agreement between Administrative Agent and Borrowers dated March 9, 2015, as the same may be amended, restated, supplemented or otherwise modified from time to time.

"FIFO Inventory Amount" shall mean, on any date of determination, the value of Borrowers' Inventory, determined on the basis of the lower of cost (as determined in accordance with GAAP) or market, calculated on a first-in, first-out basis, and excluding any portion of cost attributable to intercompany profit among Parent and its Affiliates, as determined pursuant to the most recent Inventory reporting delivered pursuant to Section 5.1(d). The calculation of the FIFO Inventory Amount as of January 31, 2015 is set forth on Exhibit H attached hereto.

"Fiscal Quarter" shall mean any fiscal quarter of Loan Parties.

"Fiscal Year" shall mean any fiscal year of Loan Parties.

"Foreign Lender" shall mean any Lender that is organized under the laws of a jurisdiction other than the laws of the United States or any state or district thereof.

"Foreign Plan" shall mean any employee benefit plan or arrangement (a) maintained or contributed to by any Loan Party or Subsidiary that is not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of any Loan Party or Subsidiary.

"Fronting Exposure" shall mean, at any time there is a Defaulting Lender, (a) with respect to LC Issuer, such Defaulting Lender's Pro Rata Share of outstanding LC Obligations with respect to Letters of Credit issued by such LC Issuer other than Letter of Credit Obligations as to which such Defaulting Lender's participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender's Pro Rata Share of outstanding Swingline Loans made by such Swingline Lender other than Swingline Loans as to which such Defaulting Lender's participation obligation has been reallocated to other Lenders.

"FSOT" shall mean Fred's Stores of Tennessee, Inc., a Tennessee corporation, a Borrower.

"GAAP" shall mean generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of Section 1.2.

"Governmental Approvals" shall mean all authorizations, consents, approvals, licenses, and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

"Governmental Authority" shall mean the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

"Guarantor" shall have the meaning given such term in the recitals hereto.

"Guarantor Payment" has the meaning given such term in Section 11.3(b).

"Hazardous Materials" shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

"Hedging Agreement" has the meaning for swap agreement as defined in 11 U.S.C. § 101, as in effect from time to time, or any successor statute, and in addition thereto, shall extend to and include: (a) any rate swap agreement, basis swap, credit derivative transaction, forward rate agreement, commodity swap, commodity option, forward commodity contract, equity or equity index swap or option, bond or bond price or bond index swap or option or forward bond or forward bond price or forward bond index transaction, interest rate option, forward foreign exchange agreement, spot foreign exchange agreement, rate cap agreement, rate floor agreement, rate collar agreement, currency swap agreement, cross-currency rate swap agreement, currency option and any other similar agreement, or any other similar transactions or any combination of any of the foregoing (including any options or warrants to enter into any of the foregoing), whether or not any such transaction is governed by, or otherwise subject to, any master agreement or any netting agreement, in each case, as the same may be amended, restated, supplemented, or otherwise modified from time to time, and (b) any and all transactions or arrangements of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement (or similar documentation) published from time to time by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such agreement or documentation, together with any related schedules), including any such obligations or liabilities under any such master agreement.

"Indebtedness" shall mean, with respect to any Person and without duplication as to such Person, any liability, whether or not contingent, (a) which (i) arises in respect of borrowed money, (ii) is evidenced by bonds, notes, debentures, or similar instruments, or (iii) accrues interest or is a type upon which interest or finance charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business), (b) representing the balance deferred and unpaid of the purchase price of any Property or services (other than an account payable to a trade creditor incurred in the Ordinary Course of Business of such Person and payable in accordance with customary trade practices), (c) all Capital Lease Obligations, (d) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any debt described in this definition of another Person, including any such debt, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such debt, or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition, (e) all obligations with respect to redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person, except to the extent such obligations can be satisfied with Capital Stock of such Person, (f) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance, or otherwise), letters of credit, bankers' acceptances, drafts or similar documents or instruments issued for such Person's account, (g) all debt of another Person otherwise described in this definition which is secured by any Lien on any Property of such Person, whether or not such debt is assumed by or is a personal liability of such Person, (h) all net obligations, liabilities, and debt of such Person (marked-to-market) arising under Hedging Agreements, (i) debt of any partnership or joint venture in which such Person is a general partner or a joint venturer to the extent such person is liable therefor as a result of such Person's ownership interest in such entity, except to the extent that the terms of such debt expressly provide that such Person is not liable therefor or such Person has no liability therefor under Applicable Law, (j) the principal and interest portions of all rental obligations of such Person under any synthetic lease or similar off-balance sheet financing where such transaction is considered to be borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP, (k) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, and (l) all obligations of such Person under take or pay or similar arrangements.

"Indemnified Taxes" shall mean Taxes other than Excluded Taxes.

"Insolvency Proceeding" shall mean any case or proceeding commenced by or against a Person under any state, federal, or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator, or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.

"Intellectual Property" shall mean all intellectual and similar Property of a Person including (a) inventions, designs, patents, patent applications, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists (including, without limitation, Pharmacy Scripts (as defined in the Security Agreement)), know-how, software, and databases; (b) all embodiments or fixations thereof and all related documentation, applications, registrations, and franchises; (c) all licenses or other rights to use any of the foregoing; and (d) all books and records relating to the foregoing.

"Interest Period" shall mean, in connection with the making, conversion, or continuation of any LIBOR Loan, an interest period of one, two, three or six months (or such other period that is twelve months or less so long as Administrative Agent and all Lenders consent in writing on a case by case basis); provided, however, that:

(a)          each Interest Period shall commence on the date the Loan is made or continued as, or converted into, a LIBOR Loan, and shall expire on the numerically corresponding day in the final calendar month;

(b)          if any Interest Period commences on a day for which there is no corresponding day in the final calendar month or if such corresponding day falls after the last Business Day of such month, then the Interest Period shall expire on the last Business Day of such month and, if any Interest Period would expire on a day that is not a Business Day, the Interest Period shall expire on the next Business Day; and

(c)          no Interest Period shall extend beyond the date set forth in clause (a) of the definition of Revolving Commitment Termination Date.

"Investments" shall mean, with respect to any Person, any loan, advance, or extension of credit by such Person to, or any guaranty with respect to the Capital Stock, Funded Indebtedness, or other obligations of, or any contributions to the capital of, any other Person, or any ownership, purchase, or other acquisition by such Person of any Capital Stock of any other Person, other than any Acquisition. In determining the aggregate amount of Investments outstanding at any particular time, (a) the amount of any Investment represented by a guaranty shall be the higher of (i) the stated or determinable amount of the obligation guaranteed and (ii) the maximum amount for which the guarantor may be liable pursuant to the terms of the instrument embodying such guaranty (and, if such amounts are not determinable, the maximum reasonably anticipated liability in respect thereof, as determined by the Person providing such guaranty in good faith); (b) there shall be deducted in respect of each such Investment any amount received as a return of principal or capital (including by repurchase, redemption, retirement, repayment, liquidating, or other dividend or distribution); (c) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest, or otherwise; (d) there shall not be deducted from or added to the aggregate amount of Investments any decrease or increases, as the case may be, in the market value thereof; and (e) the amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, forgiveness or conversion to equity of Indebtedness, or write-ups, write-downs, or write-offs with respect to such Investment.

"IRS" shall mean the United States Internal Revenue Service.

"Joinder Agreement" shall mean a joinder agreement in the form of Exhibit E or such other form as may be acceptable to Administrative Agent from time to time pursuant to which either: (i) a Subsidiary shall become a Borrower pursuant to Section 5.11 or (ii) if consented to by Administrative Agent in its sole and absolute discretion, a Subsidiary shall become a Guarantor and a Loan Party.

"LC Application" shall mean an application by Borrower Agent to LC Issuer for issuance of a Letter of Credit, in form and substance satisfactory to LC Issuer and Administrative Agent.

"LC Conditions" shall mean each of the following conditions precedent with respect to the issuance of a Letter of Credit: (a) each of the conditions precedent to the issuance of such Letter of Credit set forth in Article III shall have been satisfied; (b) LC Issuer shall have received an LC Request, an LC Application, and such other instruments, documents, or agreements as LC Issuer customarily requires for the issuance of letters of credit of similar purpose and amount, in each case, at least eight (8) Business Days before the requested date of issuance of such Letter of Credit (or such shorter period as LC Issuer may permit in writing in its discretion); (c) after giving effect to the issuance of such Letter of Credit, the LC Obligations shall not exceed the LC Sublimit; (d) the expiration date of such Letter of Credit shall be (i) in the case of a standby Letter of Credit, no more than three hundred sixty-five (365) days from issuance; (ii) in the case of a documentary Letter of Credit, no more than one hundred twenty (120) days from issuance; and (iii) at least thirty (30) days before the date set forth in clause (a) of the definition of Revolving Commitment Termination Date; (e) the date on which such Letter of Credit is to be issued shall be at least thirty (30) days before the date set forth in clause (a) of the definition of Revolving Commitment Termination Date; (f) such Letter of Credit and payments thereunder shall be denominated in Dollars; (g) the purpose and form of such Letter of Credit shall be reasonably acceptable to each of Administrative Agent and LC Issuer and (h) in the event that any Lender is at such time a Defaulting Lender, the applicable LC Issuer has entered into arrangements satisfactory to such LC Issuer (in its sole discretion) with Borrowers or such Defaulting Lender to eliminate such LC Issuer's Fronting Exposure with respect to such Lender (after giving effect to Section 2.23(a)(iv) and any Cash Collateral provided by the Defaulting Lender), including by Cash Collateralizing such Defaulting Lender's Pro Rata Share of the outstanding amount of LC Obligations in a manner reasonably satisfactory to Administrative Agents.

"LC Documents" shall mean all documents, instruments, certificates and agreements (including LC Requests and LC Applications) delivered by any Borrower, Borrower Agent or any other Person to LC Issuer or Administrative Agent in connection the issuance, amendment, extension or renewal of, or payment under, any Letter of Credit.

"LC Issuer" shall mean Regions Bank or an Affiliate of Regions Bank, together with its successors and assigns.

"LC Obligations" shall mean, at any time of determination, the sum (without duplication) of (a) all amounts owing by Borrowers for any drawings under Letters of Credit and (b) the aggregate undrawn amount of all outstanding Letters of Credit.

"LC Request" shall mean each request for issuance of a Letter of Credit provided by Borrower Agent to Administrative Agent and LC Issuer, in form and substance satisfactory to Administrative Agent and LC Issuer.

"LC Sublimit" shall mean $25,000,000.

"Lenders" has the meaning given such term in the preamble to this Agreement and, in any event, includes Swingline Lender in its capacity as a provider of Swingline Loans and any other Person who hereafter becomes a "Lender" pursuant to an Assignment and Acceptance.

"Letter of Credit" shall mean any standby or documentary letter of credit issued by LC Issuer for the account of a Borrower and including, without limitation, each of the Existing Letters of Credit.

"LIBOR" shall mean, for any Interest Period: (x) a per annum rate of interest (rounded upward, if necessary, to the nearest 1/16th of 1%), determined by Administrative Agent at approximately 11:00 a.m. (London time) two (2) Business Days before commencement of such Interest Period, for a term comparable to such Interest Period, equal to (i) the ICE Benchmark Administration LIBOR Rate ("ICE LIBOR"), as published by Reuters (or other commercially available source designated by Administrative Agent) or (ii) or in the event the rate referenced in the preceding subclause (i) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum (rounded upward to the next whole multiple of one sixteenth of one percent (1/16 of 1%)) equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service which displays an average settlement rate for deposits with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time) two (2) Business Days before the commencement of such Interest Period, or (iii) in the event the rates referenced in the preceding subclauses (a) and (b) are not available, the rate per annum (rounded upward to the next whole multiple of one sixteenth of one percent (1/16 of 1%)) equal to quotation rate (or the arithmetic mean of rates) offered to first class banks in the London interbank market for deposits in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan of Regions Bank or any other Lender selected by Administrative Agent, for which the Index Rate is then being determined with maturities comparable to such Interest Period as of approximately 11:00 a.m. (London, England time) two (2) Business Days before the commencement of such Interest Period; divided by (y) the sum of 1 minus the Applicable Reserve Requirement. Notwithstanding anything contained herein to the contrary, LIBOR shall not be less than zero.

"LIBOR Index Rate" shall mean, for any LIR Loan, shall mean a per annum rate equal to LIBOR determined with respect to an Interest Period of one month, determined monthly on the first Business Day of each month and shall be increased or decreased, as applicable, automatically and without notice to any Person on the date of each such determination. Upon Borrower Agent's request from time to time, Administrative Agent will quote the current LIBOR Index Rate to Borrower Agent.

"LIBOR Loan" shall mean each set of LIBOR Revolving Loans having a common length and commencement of Interest Period.

"LIBOR Revolving Loan" shall mean a Revolving Loan (other than a LIR Loan) which bears interest at a rate based on LIBOR.

"License" shall mean any license or agreement under which a Loan Party is authorized to use Intellectual Property in connection with (a) any manufacture, marketing, distribution, or disposition of Collateral, (b) the provision of any service or (c) any other use of Property or conduct of its business.

"Licensor" shall mean any Person from whom a Loan Party obtains the right to use any Intellectual Property.

"Lien" shall mean any mortgage, pledge, security interest, lien (statutory or otherwise), charge, encumbrance, hypothecation, assignment, deposit arrangement, or other arrangement having the practical effect of any of the foregoing or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having the same economic effect as any of the foregoing).

"LIR Loan" shall mean Loans bearing interest at the LIBOR Index Rate.

"LIR Revolving Loan" shall mean a Revolving Loan which bears interest at a rate based on the LIBOR Index Rate.

"License" shall mean any license or agreement under which a Loan Party is authorized to use Intellectual Property in connection with (a) any manufacture, marketing, distribution, or disposition of Collateral, (b) the provision of any service or (c) any other use of Property or conduct of its business.

"Licensor" shall mean any Person from whom a Loan Party obtains the right to use any Intellectual Property.

"Loan Documents" shall mean, collectively, this Agreement, the Addendum, the Security Agreement, the Notes, the Fee Letter, the Cardinal Intercreditor Agreement, each LC Document, each Deposit Account Control Agreement, and any and all other instruments, agreements, documents and writings executed in connection with any of the foregoing.

"Loan Parties" shall mean (i) each Borrower, (ii) each Guarantor, and (iii) each other Person that is party to this Agreement on the Closing Date other than a Secured Party or, by execution of a Joinder Agreement, agrees to become a Borrower or a Guarantor hereunder on or after the Closing Date.

"Loan Year" shall mean each twelve-month period commencing on the Closing Date and ending on each anniversary of the Closing Date.

"Loans" shall mean all Revolving Loans and Swingline Loans in the aggregate.

"Margin Stock" has the meaning given such term in Regulation U of the Board of Governors.

"Material Adverse Effect" shall mean, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singularly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, resulting in a material adverse change in, or a material adverse effect on, (i) the business, results of operations, financial condition, assets, liabilities or prospects of Parent and its Subsidiaries taken as a whole, (ii) the ability of Loan Parties to perform any of their material obligations under the Loan Documents, (iii) the material rights and remedies of Administrative Agent, or Lenders under any of the material Loan Documents or (iv) the legality, validity or enforceability of any of the material Loan Documents.

"Material Contract" shall mean any agreement or arrangement to which a Loan Party is party (other than the Loan Documents) (a) for which the breach, termination, non-performance or failure to renew could reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries taken as a whole; or (b) which relates to any Material Indebtedness.

"Material Indebtedness" shall mean any Indebtedness (other than the Loans) of Parent or any of its Subsidiaries individually or in an aggregate committed or outstanding principal amount exceeding $10,000,000 or any Subordinated Debt of any amount in an aggregate committed or outstanding principal amount exceeding $10,000,000.

"Moody's" shall mean Moody's Investors Service, Inc. and its successors.

"Multiemployer Plan" shall mean any "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, which is contributed to by (or to which there is or may be an obligation to contribute of) a Borrower, any of its Subsidiaries or an ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which a Borrower, any of its Subsidiaries or an ERISA Affiliate contributed to or had an obligation to contribute to such plan.

"Notes" shall mean each Revolving Note, the Swingline Note and any other promissory note executed by Borrowers, or any of them, to evidence any Obligations, as amended, restated, supplemented, or otherwise modified from time to time.

"Notice of Borrowing" shall mean a Notice of Borrowing in the form of Exhibit F or such other form acceptable to Administrative Agent from time to time.

"Notice of Conversion/Continuation" shall mean a notice substantially in the form of Exhibit G or in such other form acceptable to Administrative Agent from time to time.

"Obligations" shall mean all (a) principal of and premium, if any, on the Loans; (b) LC Obligations and other obligations of the Loan Parties with respect to Letters of Credit; (c) interest, expenses, fees, and other sums payable by the Loan Parties under this Agreement or the other Loan Documents (including any interest on pre-petition Obligations accruing after the commencement of any Insolvency Proceeding by or against any Loan Party, whether or not allowable in such Insolvency Proceeding); (d) obligations of the Loan Parties under any indemnity for Claims; (e) Extraordinary Expenses; (f) Secured Bank Product Obligations; and (g) other Debts, obligations, and liabilities of any kind owing by the Loan Parties pursuant to the terms of the Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification, or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, joint or several; provided, however, that the "Obligations" of a Loan Party shall exclude any Excluded Swap Obligations with respect to such Loan Party.

"OFAC" shall mean the U.S. Department of the Treasury's Office of Foreign Assets Control.

"Ordinary Course of Business" shall mean the ordinary course of business of any Loan Party or Subsidiary, consistent with past practices and undertaken in good faith.

"Organizational Documents" shall mean, with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

"OSHA" shall mean the Occupational Safety and Health Act of 1970, as amended from time to time, and any successor statute.

"Other Taxes" shall mean any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made hereunder or under any other Loan Document or from the execution, delivery, performance or enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 10.4).

"Overadvance" shall have the meaning given such term in the Addendum.

"Parent Company" shall mean, with respect to a Lender, the "bank holding company" as defined in Regulation Y, if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

"Participant" shall have the meaning set forth in Section 10.4(d).

"PATRIOT Act" shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001), as amended and in effect from time to time.

"Payment Item" shall mean each check, draft, or other item of payment payable to a Borrower, including those constituting Proceeds of any Collateral.

"Payment in Full" shall mean, with respect to any Obligations, (a) the full and indefeasible cash payment thereof, including any interest, fees, and other charges and charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding); (b) if such Obligations are LC Obligations or inchoate or contingent in nature, Cash Collateralization thereof (or delivery of a standby letter of credit reasonably acceptable to Administrative Agent, in the amount of required Cash Collateral); (c) termination of the Commitments; and (d) a release of any Claims of all Loan Parties against Administrative Agent, LC Issuer, and Lenders arising on or before the payment date.

"Payment Office" shall mean the office of Administrative Agent located in Atlanta, Georgia or such other location as to which Administrative Agent shall have given written notice to Borrower Agent and the other Lenders.

"PBGC" shall mean the U.S. Pension Benefit Guaranty Corporation referred to and defined in ERISA, and any successor entity performing similar functions.

"Permitted Encumbrances" shall mean:

(a)          Liens imposed by law for taxes not yet due or that are being Property Contested;

(b)          statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other Liens imposed by law in the Ordinary Course of Business for amounts not yet due or that are being Property Contested;

(c)          pledges and deposits made in the Ordinary Course of Business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

(d)          deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the Ordinary Course of Business;

(e)          judgment and attachment liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are being Property Contested;

(f)          customary rights of set-off, revocation, refund or chargeback under deposit agreements or under the UCC or common law of banks or other financial institutions where a Borrower or any of its Subsidiaries maintains deposits (other than deposits intended as cash collateral) in the Ordinary Course of Business; and

(g)          easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the Ordinary Course of Business that do not secure any monetary obligations and do not materially detract from the value of the affected Property or materially interfere with the Ordinary Conduct of Business of Parent and its Subsidiaries taken as a whole;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

"Person" shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any Governmental Authority.

"Plan" shall mean any "employee benefit plan" as defined in Section 3 of ERISA (other than a Multiemployer Plan) maintained or contributed to by a Borrower or any ERISA Affiliate or to which a Borrower or any ERISA Affiliate has or may have an obligation to contribute, and each such plan that is subject to Title IV of ERISA for the five-year period immediately following the latest date on which a Borrower or any ERISA Affiliate maintained, contributed to or had an obligation to contribute to (or is deemed under Section 4069 of ERISA to have maintained or contributed to or to have had an obligation to contribute to, or otherwise to have liability with respect to) such plan.

"Prime Rate" shall mean that rate announced by Regions Bank from time to time as its "prime rate" of interest. Regions Bank's prime rate is merely a reference rate and is not necessarily the lowest or best rate which Regions Bank makes loans or otherwise extends credit.

"Pro Rata Share" shall mean (i) with respect to any Commitment or Loan of any Lender at any time, a percentage, the numerator of which shall be such Lender's Commitment (or if such Commitment has been terminated or expired or the Loans have been declared to be due and payable, such Lender's Revolving Credit Exposure), and the denominator of which shall be the sum of all Commitments of all Lenders (or if such Commitments have been terminated or expired or the Loans have been declared to be due and payable, all Revolving Credit Exposure of all Lenders) and (ii) with respect to Commitments and Loans of any Lender at any time, the numerator of which shall be the sum of such Lender's Revolving Commitment (or if such Revolving Commitment has been terminated or expired or the Loans have been declared to be due and payable, such Lender's Revolving Credit Exposure) and the denominator of which shall be the sum of all Lenders' Revolving Commitments (or if such Revolving Commitments have been terminated or expired or the Loans have been declared to be due and payable, all Revolving Credit Exposure of all Lenders funded under such Commitments). Notwithstanding any provision herein to the contrary, the failure of a Lender to advance its Pro Rata Share of a Loan, shall not relieve any other Lender from the obligation to advance Loans for the full amount of its Commitments.

"Projections" shall mean, for any fiscal period, projections of Borrowers' and the Subsidiaries' consolidated balance sheets, results of operations, cash flow, and Excess Availability for such period, all of which shall be in form and substance satisfactory to Administrative Agent.

"Properly Contested" shall mean, with respect to any obligation of any Person, (a) the obligation is subject to a bona fide dispute regarding amount or such Person's liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment of such obligation could not have a Material Adverse Effect, nor result in forfeiture or sale of any assets of such Person; (e) no Lien is imposed on assets of such Person, unless bonded and stayed to the satisfaction of Administrative Agent and junior to Administrative Agent's Liens on any or all of such assets; and (f) if such obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

"Property" shall mean any interest in any kind of property or asset, whether real, personal, or mixed or tangible or intangible.

"Protective Advances" shall have the meaning given such term in the Security Agreement.

"Qualified ECP Guarantor" shall mean, in respect of any Swap Obligation, each Loan Party that, at the time its guaranty (or grant of Lien, as applicable) becomes or would become effective with respect to such Swap Obligation, has total assets exceeding $10,000,000 or such other Loan Party as constitutes an "eligible contract participant" under the Commodity Exchange Act and which may cause another Person to qualify as an "eligible contract participant" with respect to such Swap Obligation at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

"Real Estate" shall mean all right, title, and interest (whether as owner, lessor, or lessee) in any Property which constitutes real property and all improvements thereon or thereto.

"Recipient" shall mean, as applicable, (a) Administrative Agent, (b) any Lender and (c) LC Issuer.

"Regions Bank" shall mean Regions Bank, an Alabama bank and its successors and assigns.

"Register" has the meaning given such term in Section 2.9.

"Regulation D" shall mean Regulation D of the Board of Governors, as the same may be in effect from time to time, and any successor regulations.

"Regulation T" shall mean Regulation T of the Board of Governors, as the same may be in effect from time to time, and any successor regulations.

"Regulation U" shall mean Regulation U of the Board of Governors, as the same may be in effect from time to time, and any successor regulations.

"Regulation X" shall mean Regulation X of the Board of Governors, as the same may be in effect from time to time, and any successor regulations.

"Regulation Y" shall mean Regulation Y of the Board of Governors, as the same may be in effect from time to time, and any successor regulations.

"Reimbursement Date" has the meaning given such term in Section 2.22(b)(i).

"Related Parties" shall mean, with respect to any specified Person, such Person's Affiliates and the respective directors and officers of such Person and such Person's Affiliates.

"Release" shall mean any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

"Required Lenders" shall mean, subject to Section 2.23, Lenders having (a) Revolving Commitments in excess of fifty percent (50%) of the aggregate Revolving Commitments and (b) if the Revolving Commitments have terminated, Revolving Credit Exposure in excess of fifty percent (50%) of the aggregate Revolving Credit Exposure; provided, that (i) at any time there are two Lenders, Required Lenders shall mean both Lenders, and (ii) at any time when there are three or more Lenders, Required Lenders shall mean at least two Lenders which are not affiliated with each other, provided, further, that the Revolving Commitments and Revolving Credit Exposure of any Defaulting Lender shall be excluded from such calculation.

"Responsible Officer" shall mean any of the president, the chief executive officer, the chief financial officer, the chief accounting officer, the treasurer or the secretary of a Borrower or such other representative of such Borrower as may be designated in writing by any one of the foregoing with the consent of Administrative Agent.

"Restricted Payment" shall mean, for any Person, any dividend or distribution on any class of its Capital Stock.

"Revolving Note" shall mean a promissory note executed by Borrowers in favor of a Lender in the form of Exhibit A, which note shall be in the amount of such Lender's Revolving Commitment and shall evidence the Revolving Loans made by such Lender.

"Revolving Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans to Borrowers as set forth in Section 2.2 and the commitment of such Lender to refinance Swingline Loans as set forth in Section 2.4, in an aggregate principal amount not exceeding the amount set forth with respect to such Lender on Schedule 1, or, in the case of a Person becoming a Lender after the Closing Date, the amount of the assigned "Revolving Commitment" as provided in the Assignment and Acceptance executed by such Person as an assignee, or the joinder executed by such Person, in each case as such commitment may subsequently be increased or decreased pursuant to the terms hereof.

"Revolving Commitment Termination Date" shall mean the earliest of (i) April 9, 2020, (ii) the date on which the Revolving Commitments are terminated pursuant to Section 2.6 and (iii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable by acceleration.

"Revolving Credit Exposure" shall mean on any date, for each Lender, the aggregate amount (without duplication) of such Lender's outstanding Revolving Loans and its participation in Swingline Loans (or, in the case of Swingline Lender, its Swingline Loans (net of any participations therein by other Lenders)) and LC Obligations on such date.

"Revolving Loan" shall mean a loan made by a Lender (other than a Swingline Lender) to Borrowers under its Revolving Commitment, which shall be either a LIR Loan, a LIBOR Loan or a Base Rate Loan.

"S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

"Sanctioned Entity" shall mean (a) a country or government of a country; (b) an agency of the government of a country; (c) an organization directly or indirectly controlled by a country or its government; (d) a Person resident in or determined to be a resident in a country, in each case, that is subject to a country sanctions program administered and enforced by OFAC.

"Sanctioned Person" shall mean a person named on the list of Specially Designated Nationals maintained by OFAC.

"Secured Bank Product Provider" shall mean any Lender or Affiliate of a Lender that is providing a Bank Product.

"Secured Bank Product Obligations" shall mean Indebtedness and other obligations of any Loan Party or any of its Subsidiaries to any Secured Bank Product Provider arising from Bank Products.

"Secured Parties" shall mean Administrative Agent, LC Issuer, Lenders and Secured Bank Product Providers; and "Secured Party" shall mean any of such Persons.

"Security Agreement" shall mean that certain Security Agreement dated on or about the date hereof by Loan Parties in favor of Administrative Agent, on behalf of Secured Parties.

"Settlement Report" shall mean a report delivered by Administrative Agent to Lenders summarizing the Revolving Loans and participations in LC Obligations outstanding as of a given settlement date, allocated among Lenders based on their Pro Rata Shares.

"Solvent" shall mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including subordinated and contingent liabilities, of such Person; (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and liabilities, including subordinated and contingent liabilities as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that would reasonably be expected to become an actual or matured liability.

"Specified Loan Party" shall mean any Loan Party that is, at the time on which the guaranty (or grant of Lien, as applicable) becomes effective with respect to a Swap Obligation, a corporation, partnership, proprietorship, organization, trust or other entity that would not be an "eligible contract participant" under the Commodity Exchange Act at such time but for the effect of Article XI.

"Subordinated Debt" shall mean Indebtedness incurred by a Borrower that is expressly subordinate and junior in right of payment to Payment in Full of all Obligations on terms (including maturity, interest, fees, repayment, covenants, and subordination) satisfactory to Administrative Agent, including, without limitation, the EnTrust Earnout Debt.

"Subsidiary" shall mean, with respect to any Person (the "parent") at any date, any corporation, partnership, joint venture, limited liability company, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, partnership, joint venture, limited liability company, association or other entity (i) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise indicated, all references to "Subsidiary" hereunder shall mean a Subsidiary of a Borrower.

"Swap Obligation" shall mean with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a "swap" within the meaning of Section 1a(47) of the Commodity Exchange Act.

"Sweep Arrangement" shall mean the arrangements addressing deemed request for a Loan as set forth in Section 2.3(b).

"Swingline Commitment" shall mean the commitment of Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding not to exceed $20,000,000.

"Swingline Lender" shall mean Regions Bank.

"Swingline Loan" shall mean a Loan made to Borrowers by Swingline Lender under the Swingline Commitment.

"Swingline Note" shall mean a promissory note executed by Borrowers in favor of the Swingline Lender in the form of Exhibit B, which note shall be in the maximum amount of Swingline Loans which the Swingline Lender has agreed to make to Borrowers pursuant to Section 2.4(a) and shall evidence the Swingline Loans made by the Swingline Lender.

"Taxes" shall mean any and all present or future taxes, levies, imposts, duties, deductions, assessments, fees, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

"Treasury Services" has the meaning given such term in the definition of "Bank Products."

"Type", when used in reference to a Loan or a Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to LIBOR, the LIBOR Index Rate or the Base Rate.

"UCC" shall mean the Uniform Commercial Code as in effect in the State of Georgia or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.

"Unfunded Pension Liability" of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan, determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

"United States" or "U.S." shall mean the United States of America.

"U.S. Person" shall mean any Person that is a "United States person" as defined in Section 7701(a)(30) of the Code.

"U.S. Tax Compliance Certificate" shall have the meaning set forth in Section 2.18(e)(ii).

"Voting Capital Stock" shall mean, with respect to any Person, those classes of Capital Stock issued by such Person (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors, managers (or persons performing similar functions) of such Person, whether or not the right so to vote exists by reason of the happening of a contingency.

"Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.2.          Accounting Terms and Determination. Unless otherwise defined or specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statement of Parent delivered pursuant to Section 5.1(a). Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standards Codification Section 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Loan Party or any Subsidiary of any Loan Party at "fair value" as defined therein.

Section 1.3.          Uniform Commercial Code. Any term used in this Agreement or in any other Loan Document or in any financing statement filed in connection herewith which is defined in the UCC and not otherwise defined in this Agreement or in any other Loan Document shall have the meaning given such term in the UCC, including "Account," "Account Debtor," "Chattel Paper," "Commercial Tort Claim," Commodities Account, ""Consignment," "Deposit Account," "Document," "Electronic Chattel Paper," "Equipment," "General Intangibles," "Goods," "Instrument," "Investment Property," "Letter-of-Credit Right," "Proceeds," "Securities Account" and "Supporting Obligation."

Section 1.4.          Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall," In the computation of periods of time from a specified date to a later specified date, the word "from" shall mean "from and including" and the word "to" shall mean "to but excluding." Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as it was originally executed or as it may from time to time be amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person's successors and permitted assigns, (iii) the words "hereof," "herein" and "hereunder" and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision hereof, (iv) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles, Sections, Exhibits and Schedules to this Agreement and (v) all references to a time shall be construed to refer to Eastern Standard Time or Eastern Daylight Savings Time, as applicable, unless otherwise indicated.

Article 2

AMOUNT AND TERMS OF THE COMMITMENTS

Section 2.1.          General Description of Facility. Subject to and upon the terms and conditions herein set forth, (a) Lenders hereby establish in favor of Borrowers a revolving credit facility pursuant to which each Lender severally agrees (to the extent of such Lender's Revolving Commitment) to make Revolving Loans to Borrowers in accordance with Section 2.2; (b) Swingline Lender agrees to make Swingline Loans in accordance with Section 2.4; and (c) LC Issuer agrees to issue Letters of Credit in accordance with Section 2.22.

Section 2.2.          Revolving Loans.

(a)          Revolving Loans. Subject to the terms and conditions of this Agreement, each Lender agrees, severally (and not jointly) based on its Pro Rata Share up to its Revolving Commitment, to make Revolving Loans to Borrowers from time to time on any Business Day through the Revolving Commitment Termination Date. Subject to the terms and conditions of this Agreement, the Revolving Loans may be repaid and reborrowed. No Lender shall have any obligation to honor any request for a Revolving Loan if doing so would cause (i) such Lender's Pro Rata Share of the Aggregate Revolving Obligations to exceed such Lender's Revolving Commitment or (ii) the Aggregate Revolving Obligations would exceed the Revolving Commitments. Borrowers shall execute and deliver a Revolving Note to each Lender requesting a Revolving Note.

(b)          Overline. Any amount by which the Aggregate Revolving Obligations exceed the Revolving Commitments shall (A) be immediately due and payable on demand and, once paid to Administrative Agent, shall be applied, first, to the payment of any Swingline Loans; second, to all other Revolving Loans which are Base Rate Loans or LIR Loans; third to Revolving Loans which are LIBOR Loans; and, fourth, to Cash Collateralize the LC Obligations; (B) constitute Obligations secured by the Collateral; and (C) be entitled to all benefits of the Loan Documents. In no event shall Administrative Agent be required to honor any request for a Revolving Loan when an Overadvance exists or would result therefrom.

Section 2.3.          Procedure for Revolving Borrowings.

(a)          Notice of Borrowing. Borrower Agent shall give Administrative Agent a Notice of Borrowing (or telephonic notice promptly confirmed in writing by a Notice of Borrowing) of each borrowing of Revolving Loans, which notice may be transmitted by electronic mail subject to the limitations set forth in Section 10.1, (x) prior to 11:00 on the same Business Day as the requested LIR Loan or Base Rate Loan and (y) prior to 11:00 a.m. three (3) Business Days in advance for each LIBOR Loan. Each Notice of Borrowing shall be irrevocable and shall specify (i) the aggregate principal amount of such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), and (iii) the duration of the initial Interest Period applicable thereto for a LIBOR Loan (subject to the provisions of the definition of Interest Period). Any request for a borrowing of Revolving Loans received after 11:00 a.m. shall be deemed delivered on the next Business Day. Each borrowing of Revolving Loans shall consist entirely of LIR Loans, LIBOR Loans or Base Rate Loans as elected by Borrower Agent. If Borrowers do not specify an Interest Period with respect to any LIBOR Loan, then the Interest Period for such Loan shall be one month. Each Notice of Borrowing and request for a Revolving Loan received by Administrative Agent shall be irrevocable. The aggregate principal amount of each Revolving Loan shall not be less than $2,000,000 or a larger multiple of $1,000,000. At no time shall the total number of LIBOR Loans outstanding at any time exceed six (6). Promptly following the receipt of a Notice of Borrowing in accordance herewith, Administrative Agent shall advise each Lender of the details thereof and the amount of such Lender's Revolving Loan to be made as part of the requested borrowing of Revolving Loans.

(b)          Sweep Arrangement.

(i)          The becoming due of any Obligations shall be deemed to be a request for (x) subject to Section 2.4, a Swingline Loan or (y) if a Swingline Loan is not made and subject to Section 2.6(e), an LIR Revolving Loan, on the due date therefor in the amount of such Obligations, and, upon the making of such Loan, Administrative Agent shall apply the proceeds thereof in direct payment of such Obligations. In addition, Administrative Agent may, at its option, debit any of Borrowers' Deposit Accounts maintained at Administrative Agent (or any of its Affiliates) by the amount of any Obligations which are then due and apply the proceeds thereof to the payment of such Obligations.

(ii)         If Borrowers have established a controlled disbursement Deposit Account with Administrative Agent (or any of its Affiliates), then the presentation for payment of any check or other item of payment drawn on such Deposit Account at a time when there are insufficient funds on deposit therein to pay the same shall be deemed to be a request for (x) subject to Section 2.4, a Swingline Loan or (y) if a Swingline Loan is not and subject to Section 2.6(e), an LIR Revolving Loan, on the date of such presentation in the amount of the checks and such other Payment Items presented for payment. The proceeds of such Loan may be disbursed directly to the controlled disbursement Deposit Account or other appropriate Deposit Account.

(iii)        If Borrowers have established a controlled disbursement Deposit Account with Administrative Agent (or any of its Affiliates), then, at the end of each Business Day, if the aggregate amount of presentations for payment of all checks and other items of payment drawn on such Deposit Account during such Business Day is less than funds on deposit therein, then such excess funds shall be applied, first, to the payment of any Swingline Loans; and second, retained in such Deposit Account as a credit balance in favor of Borrowers.

(iv)        Swingline Lender, at any time and from time to time in its sole discretion, may, on behalf of Borrowers (which hereby irrevocably authorize and direct Swingline Lender to act on their behalf), give a Notice of Borrowing to Administrative Agent requesting that Lenders make a Revolving Loan in an amount equal to their Pro Rata Share of the unpaid principal amount of any outstanding Swingline Loan as, subject to Section 2.6(e), an LIR Revolving Loan, which shall thereafter be deemed a Revolving Loan. If such notice is received by 11:00 a.m. by a Lender, such Lender will make the proceeds of its Revolving Loan available by 2:00 p.m. to Administrative Agent for the account of Swingline Lender.

Section 2.4.          Swingline Commitment.

(a)          Swingline Loans. In addition to the Sweep Arrangement pursuant to Section 2.3(b), Swingline Lender agrees to advance Swingline Loans to Borrowers, up to an aggregate outstanding amount of $20,000,000 from time to time and in such amount as Borrowers may request. Swingline Lender shall not be required to advance a Swingline Loan to Borrowers (including, without limitation, with respect to the Sweep Arrangement pursuant to Section 2.3(b)) if (i) such Swingline Loan would cause the total amount of Swingline Loans to exceed $20,000,000 or the Revolving Credit Exposure of Regions Bank to exceed the Revolving Commitment of Regions Bank, (ii) any condition precedent set forth in Section 3.2 is not satisfied at the time of the requested advance of such Swing Loan, (iii) such Swingline Loan would cause an Overadvance (as defined in the Addendum), or (iv) such Swingline Loan would cause the Aggregate Revolving Obligations to exceed the Aggregate Revolving Commitments. Swingline Loans shall constitute Revolving Loans, except that payments thereon shall be made to Swingline Lender for its own account until Lenders have funded their participations therein as provided below. Promptly upon Swingline Lender's request, Borrowers shall execute and deliver to Swingline Lender the Swingline Note to evidence the Swingline Loans. For the avoidance of doubt, Swingline Loans may be made in any amount and without respect to the minimum amounts and increments set forth in Section 2.3(a).

(b)          Settlement. Settlement of Loans, including Swingline Loans, among Swingline Lender, Lenders and Administrative Agent shall take place on a date determined from time to time by Swingline Lender (but at least weekly) with same day notice from Swingline Lender to Lenders by 11:00 a.m., based on their Pro Rata Shares in accordance with the Settlement Report delivered by Administrative Agent to Lenders. Loans of a given Type, including Swingline Loans, shall be settled among Lenders as Loans of such Type. Between settlement dates, Administrative Agent may in its discretion apply payments on Revolving Loans to Swingline Loans, regardless of any designation by Borrowers or any provision herein to the contrary. Each Lender hereby purchases, without recourse or warranty, an undivided participation based on its Pro Rata Share in all Swingline Loans outstanding from time to time until settled. If a Swingline Loan cannot be settled among Lenders, whether due to a Loan Party's Insolvency Proceeding or for any other reason, each Lender shall pay the amount of its participation in the Loan to Administrative Agent, for the account of the Swingline Lender, in immediately available funds, within one Business Day after Administrative Agent's or Swingline Lender's request therefor. Lenders' obligations to make settlements and to fund participations are absolute, irrevocable and unconditional, without offset, counterclaim or other defense, and whether or not the Commitments have terminated or the conditions in Article III are satisfied. The provisions of this Section 2.4 are solely for the benefit of Swingline Lender, Administrative Agent and the other Lenders, and none of the Loan Parties may rely on this Section 2.4 or have any standing to enforce its terms.

Section 2.5.          Funding of Borrowings.

(a)          Each Lender will make available each Loan to be made by it hereunder on the proposed date thereof by wire transfer in immediately available funds by 2:00 p.m. for same-day Borrowings or 11:00 a.m. for other Borrowings, to Administrative Agent at the Payment Office; provided that Swingline Loans will be made as set forth in Section 2.4. Administrative Agent will make such Loans available to Borrowers by promptly crediting the amounts that it receives, in like funds by the close of business on such proposed date, to an account maintained by Borrower Agent, on behalf of Borrowers, with Administrative Agent or, at Borrower Agent's option, by effecting a wire transfer of such amounts to an account designated in writing by Borrower Agent to Administrative Agent.

(b)          Unless Administrative Agent shall have been notified by any Lender prior to 5:00 p.m. one (1) Business Day prior to the date of a Borrowing in which such Lender is to participate that such Lender will not make available to Administrative Agent such Lender's share of such Borrowing, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such date, and Administrative Agent, in reliance on such assumption, may make available to Borrowers on such date a corresponding amount. If such corresponding amount is not in fact made available to Administrative Agent by such Lender on the date of such Borrowing, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest (x) at the Federal Funds Rate until the second Business Day after such demand and (y) at the Base Rate at all times thereafter. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Borrower Agent, and Borrowers shall immediately pay such corresponding amount to Administrative Agent together with interest at the rate specified for such Borrowing. Nothing in this Section 2.5(b) shall be deemed to relieve any Lender from its obligation to fund its Pro Rata Share of any Borrowing hereunder or to prejudice any rights which Borrowers may have against any Lender as a result of any default by such Lender hereunder.

(c)          All fundings of borrowings of Revolving Loans shall be made by Lenders on the basis of their respective Pro Rata Shares. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make its Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

Section 2.6.          Interest Elections.

(a)          Each Borrowing initially shall be specified in the applicable Notice of Borrowing (except as otherwise described herein with respect to the Sweep Arrangement). Thereafter, Borrowers may elect to convert a Borrowing or to continue such Borrowing, all as provided in this Section 2.6. Borrowers may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among Lenders holding Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding any provision in this Section 2.6 to the contrary, no conversion or continuation shall be required with respect to Loans that do not have an Interest Period.

(b)          To make an election pursuant to this Section 2.6, Borrower Agent shall give Administrative Agent a Notice of Conversion/Continuation (or telephonic notice promptly confirmed in writing by a Notice of Conversion/Continuation) of each Borrowing that is to be converted or continued, by 11:00 a.m. three (3) Business Days prior to a continuation of or conversion of a LIBOR Loan. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify (i) the Borrowing to which such Notice of Conversion/Continuation applies and, if different options are being elected with respect to different portions thereof, the portions thereof that are to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (ii) and (iii) shall be specified for each resulting Borrowing), (ii) the effective date of the election made pursuant to such Notice of Conversion/Continuation, which shall be a Business Day, and (iii) if the resulting Borrowing is to be a Revolving Borrowing at LIBOR, the Interest Period applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of "Interest Period." If any such Notice of Conversion/Continuation does not specify an Interest Period, Borrowers shall be deemed to have selected an Interest Period of one (1) month. The principal amount of any resulting Borrowing shall satisfy the minimum borrowing amount for Revolving Borrowings set forth in Section 2.3.

(c)          If, on the expiration of any Interest Period in respect of any LIBOR Loan, Borrower Agent shall have failed to deliver a Notice of Conversion/Continuation, then, unless such Borrowing is repaid as provided herein, Borrowers shall be deemed to have elected to convert such Borrowing to a LIBOR Loan with a one month Interest Period. No conversion of any LIBOR Loan shall be permitted except on the last day of the Interest Period with respect thereto.

(d)          Upon receipt of any Notice of Conversion/Continuation, Administrative Agent shall promptly notify each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

(e)          Subject to Sections 2.14 and 2.15, (i) all Swingline Loans shall constitute LIR Revolving Loans and (ii) so long as Regions Bank is also the only Lender hereunder, all Loans shall, as applicable, be made or continued as, or converted into, LIBOR Loans or LIR Loans. Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document, LIR Loans (other than Swingline Loans) shall only be available to Borrowers for so long as either (i) Regions Bank is the only Lender under this Agreement, or (ii) each Lender other than Regions Bank that holds a Revolving Commitment at any time agrees in its sole discretion to provide LIR Loans at the time such Lender acquires or provides its Revolving Commitment. If either of the foregoing conditions is not satisfied at any time, all LIR Loans then outstanding (other than Swingline Loans) shall convert, automatically and without notice to any Person, into, and Borrowers shall be deemed to have elected, a LIBOR Loan with a one month Interest Period in an amount equal to the aggregate principal amount of all such LIR Loans, rounded upwards to the nearest $1,000,000, and no Revolving Loans (other than Swingline Loans) shall thereafter be available to Borrowers as LIR Loans.

(f)          All Loans made on the Closing Date (other than Swingline Loans) shall be made as Base Rate Loans or LIR Loans, subject to Sections 2.6(e), 2.14 and 2.15.

Section 2.7.          Optional Reduction and Termination of Commitments.

(a)          Unless previously terminated, all Revolving Commitments and Swingline Commitments, shall terminate on the Revolving Commitment Termination Date.

(b)          Upon at least three (3) Business Days' prior written notice (or telephonic notice promptly confirmed in writing) to Administrative Agent (which notice shall be irrevocable), Borrowers may reduce the Aggregate Revolving Commitments in part or terminate the Aggregate Revolving Commitments in whole; provided that (i) any partial reduction shall apply to reduce proportionately and permanently the Revolving Commitment of each Lender, (ii) any partial reduction pursuant to this Section 2.7 shall be in an amount of at least $2,000,000 and any larger multiple of $1,000,000, and (iii) no such reduction shall be permitted which would reduce the Aggregate Revolving Commitment Amount to an amount less than the aggregate outstanding Revolving Credit Exposure of all Lenders. Any such reduction in the Aggregate Revolving Commitment below the principal amount of the Swingline Commitment shall result in a dollar-for-dollar reduction in the Swingline Commitment.

(c)          With the written approval of Administrative Agent, Borrowers may terminate (on a non-ratable basis) the unused amount of the Revolving Commitment of a Defaulting Lender, provided that such termination will not be deemed to be a waiver or release of any claim that any Borrower, Administrative Agent, or any other Lender may have against such Defaulting Lender.

Section 2.8.          Repayment of Loans. The outstanding principal amount of all Revolving Loans and Swingline Loans shall be due and payable (together with accrued and unpaid interest and fees thereon) on the Revolving Commitment Termination Date.

Section 2.9.          Evidence of Indebtedness. Administrative Agent, acting solely for this purpose as an agent of Borrowers, shall maintain a register (the "Register") of (a) with respect to Lenders, the names and addresses of Lenders, their Commitments and the principal amount of their Loans and (b) with respect to Borrowers, each Loan, issuance of a Letter of Credit or other financial accommodation from time to time made to Borrowers. Entries made in the Register shall (i) constitute presumptive evidence of the information contained therein and (ii) be conclusive and binding for all purposes, absent manifest error. Any failure of Administrative Agent to make entries in the Register, or any error in doing so, shall not limit or otherwise affect the obligations of Borrowers to pay any amount owing hereunder. Administrative Agent also shall maintain a copy of each Assignment and Acceptance delivered to and accepted by it and shall modify the Register to give effect to each Assignment and Acceptance. Borrowers, Administrative Agent, LC Issuer and Lenders may treat each Person (other than Borrowers) whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. Administrative Agent may choose only to list Borrower Agent in the Register, and each Borrower confirms that such arrangement shall have no effect on the joint and several character of its liability for the Obligations. The Register shall be available for inspection by Borrowers and any Lender at any reasonable time and from time to time upon reasonable prior notice and, if any information contained in the Register is provided to or inspected by any such Person, then such information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies Administrative Agent in writing within thirty (30) days after receipt or inspection that specific information is subject to dispute.

Section 2.10.         Optional Prepayments. Borrowers shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, without premium or penalty, by giving written notice (or telephonic notice promptly confirmed in writing) to Administrative Agent no later than (i) in the case of any prepayment of any LIBOR Loan, 11:00 a.m. not less than three (3) Business Days prior to the date of such prepayment; and (ii) in the case of any other Borrowing, prior to 11:00 a.m. on the date of such prepayment. Each such notice shall be irrevocable and shall specify the proposed date of such prepayment and the principal amount of each Borrowing or portion thereof to be prepaid. Upon receipt of any such notice, Administrative Agent shall promptly notify each affected Lender of the contents thereof and of such Lender's Pro Rata Share of any such prepayment. If such notice is given, the aggregate amount specified in such notice shall be due and payable on the date designated in such notice, together with accrued interest to such date on the amount so prepaid in accordance with Section 2.11(e); provided that if a LIBOR Loan is prepaid on a date other than the last day of an Interest Period applicable thereto, Borrowers shall also pay all amounts required pursuant to Section 2.17. Each partial prepayment of any Loan shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type pursuant to Section 2.2 or in the case of a Swingline Loan, pursuant to Section 2.4. Each prepayment of a Borrowing shall be applied ratably to the Loans.

Section 2.11.         Interest on Loans.

(a)          Borrowers shall pay interest on each LIBOR Loan at LIBOR for the applicable Interest Period in effect for such Loan plus the Applicable Margin in effect from time to time. Borrowers shall pay interest on each LIR Loan at the LIBOR Index Rate, as reset from time to time, plus the Applicable Margin in effect from time to time. Borrowers shall pay interest on each Base Rate Loan at the Base Rate in effect from time to time plus the Applicable Margin in effect from time to time.

(b)          Borrowers shall pay interest on each Swingline Loan at the LIBOR Index Rate, as reset from time to time, plus the Applicable Margin in effect from time to time.

(c)          Notwithstanding Section 2.11(a), at the option of the Required Lenders, if an Event of Default has occurred and is continuing, and automatically after acceleration or with respect to any past due amount hereunder, Borrowers shall pay interest ("Default Interest") with respect to all Loans at the rate per annum equal to the Base Rate plus the highest Applicable Margin with respect thereto plus 200 basis points.

(d)          Interest on all Loans shall accrue from and including the date such Loans are made to but excluding the date of any repayment thereof. Interest on all outstanding LIBOR Loans shall be payable on the last day of each Interest Period applicable thereto, on all LIR Loans and Base Rate Loans on the first day of each calendar month. All Loans shall be payable in full on the Revolving Commitment Termination Date. Interest on any Loan which is converted into a Loan of another Type or which is repaid or prepaid shall be payable on the date of such conversion or on the date of any such repayment or prepayment (on the amount repaid or prepaid) thereof. All Default Interest shall be payable on demand.

(e)          Administrative Agent shall determine each interest rate applicable to the Loans and, upon request by Borrower Agent or a Lender, shall promptly notify hereunder Borrower Agent or such Lender of such rate in writing (or by telephone, promptly confirmed in writing). Any such determination shall be conclusive and binding for all purposes, absent manifest error.

(f)          LIBOR on the date hereof is 0.1875% per annum and, therefore, the rate of interest in effect on the date hereof, expressed in simple interest terms, is 1.4375% per annum for LIBOR Loans. The LIBOR Index Rate on the date hereof is 0.1875% per annum and, therefore, the rate of interest in effect on the date hereof, expressed in simple interest terms, is 1.4375% per annum for LIR Revolving Loans. The Base Rate on the date hereof is 3.25% per annum and, therefore, the rate of interest in effect on the date hereof, expressed in simple interest terms, is 3.50% per annum for Base Rate Revolving Loans.

Section 2.12.         Fees.

(a)          Borrowers shall pay to Administrative Agent, for its own account, the fees payable to Administrative Agent which are described in the Fee Letter, all of which shall be due and payable in the amounts and at the times set forth therein.

(b)          Prior to the Borrowing Base Trigger Event, Borrowers agree to pay to Administrative Agent for the account of each Lender on the first day of each calendar month ending after the Closing Date and on the Revolving Commitment Termination Date, in arrears, a commitment fee in an amount equal to 0.20% per annum times the average amount by which the Revolving Commitments exceeded the Aggregate Revolving Obligations (other than Swingline Loans) on each day during the immediately preceding calendar month. On and after the occurrence of the Borrowing Base Trigger Event, Borrowers shall pay Administrative Agent for the account of each Lender a commitment fee as more fully set forth in the Addendum.

(c)          On the first day of each Fiscal Quarter ending after the Closing Date, Borrowers shall pay to Administrative Agent, in arrears and for the account of Lenders, a letter of credit fee for each outstanding Letter of Credit in an amount equal to (A) the Applicable Margin in effect for LIBOR Revolving Loans plus, at all times when the Default Interest is being charged with respect to Loans is in effect, 2.00% times (B) the average amount available to be drawn on such outstanding Letters of Credit each day during the immediately preceding Fiscal Quarter. At the time any Letter of Credit is issued, Borrowers shall pay to LC Issuer, quarterly in arrears and for its own account, a fronting fee in an amount equal to (A) the amount set forth in the Fee Letter, times (B) the initial face amount of such Letter of Credit, times (C) the initial stated duration of such Letter of Credit (which fee shall be fully earned upon issuance of the Letter of Credit, and none of such fee shall be refundable, in whole or in part, regardless of any cancellation, termination, or draw upon the Letter of Credit). Additionally, Borrowers shall pay to LC Issuer, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer, and administration of Letters of Credit, which charges shall be paid as and when incurred.

Section 2.13.         Computation of Interest and Fees. All interest and all fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Each determination by Administrative Agent of an interest rate or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes. All fees payable under Section 2.12 are compensation for services and, to the extent of Applicable Law, are not, and shall not be deemed to be, interest or any other charge for the use, forbearance, or detention of money. A certificate as to amounts payable by Borrowers under Sections 2.16 and 2.17, timely submitted to Borrower Agent by Administrative Agent or the affected Lender, as applicable, shall be final, conclusive, and binding for all purposes, absent manifest error, and Borrowers shall pay such amounts to the applicable Person within ten (10) Business Days following receipt of such certificate. All fees shall be fully earned when due and shall not, absent manifest error, be subject to rebate, refund, or proration, in whole or in part. All fees paid to Administrative Agent for the account of Lenders, LC Issuer, or any other Person shall be paid by Administrative Agent to such Persons promptly upon its receipt thereof and, with respect to fees payable for the account of Lenders, in accordance with each such Lender's Pro Rata Share thereof.

Section 2.14.         Inability to Determine Interest Rates. If, prior to the commencement of any Interest Period for any LIBOR Loan:

(a)          Administrative Agent shall have determined (which determination shall be conclusive and binding upon Borrowers) that, by reason of circumstances affecting the relevant interbank market, adequate means do not exist for ascertaining LIBOR for such Interest Period, or

(b)          Administrative Agent shall have received notice from the Required Lenders that LIBOR does not adequately and fairly reflect the cost to such Lenders of making, funding or maintaining their LIBOR Loans for such Interest Period,

Administrative Agent shall give written notice (or telephonic notice, promptly confirmed in writing) to Borrower Agent and to each Lender as soon as practicable thereafter. Until Administrative Agent shall notify Borrower Agent and each Lender that the circumstances giving rise to such notice no longer exist, (i) the obligations of Lenders to make LIBOR Loans or to continue or convert outstanding Loans as or into LIBOR Loans shall be suspended and (ii) all such affected Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto unless Borrowers prepay such Loans in accordance with this Agreement. Unless Borrower Agent notifies Administrative Agent at least one (1) Business Day before the date of any LIBOR Loan for which a Notice of Borrowing has previously been given that Borrowers elect not to borrow, continue or convert to a LIBOR Loan on such date, then such Borrowing shall be made as, continued as or converted into a Base Rate Loan.

Section 2.15.         Illegality. If any Change in Law shall make it unlawful or impossible for any Lender to make, maintain or fund any LIBOR Loan and such Lender shall so notify Administrative Agent, Administrative Agent shall promptly give notice thereof to Borrower Agent and each other Lender, whereupon until such Lender notifies Administrative Agent and Borrower Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make LIBOR Loans, or to continue or convert outstanding Loans as or into LIBOR Loans, shall be suspended. In the case of the making of a LIBOR Loan, such Lender's Revolving Loan shall be made as a Base Rate Loan as part of the same Borrowing for the same Interest Period and, if the affected LIBOR Loan is then outstanding, such Loan shall be converted to a Base Rate Loan either (i) on the last day of the then current Interest Period applicable to such LIBOR Loan if such Lender may lawfully continue to maintain such Loan to such date or (ii) immediately if such Lender shall determine that it may not lawfully continue to maintain such LIBOR Loan to such date. Notwithstanding the foregoing, the affected Lender shall, prior to giving such notice to Administrative Agent, designate a different Applicable Lending Office if such designation would avoid the need for giving such notice and if such designation would not otherwise be disadvantageous to such Lender in the good faith exercise of its discretion.

Section 2.16.         Increased Costs.

(a)          If any Change in Law shall:

(i)          impose, modify or deem applicable any reserve, special deposit or similar requirement that is not otherwise included in the determination of LIBOR hereunder against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in LIBOR); or

(ii)         impose on any Lender, or the eurodollar interbank market any other condition affecting this Agreement or any LIBOR Loans made by such Lender;

and the result of any of the foregoing is to increase the cost to such Lender of making, converting into, continuing or maintaining a LIBOR Loan or to reduce the amount received or receivable by such Lender hereunder (whether of principal, interest or any other amount), then, from time to time, such Lender may provide Borrower Agent (with a copy thereof to Administrative Agent) with written notice and demand with respect to such increased costs or reduced amounts, and within five (5) Business Days after receipt of such notice and demand Borrowers shall pay to such Lender such additional amounts as will compensate such Lender for any such increased costs incurred or reduction suffered.

(b)          If any Lender shall have determined that on or after the date of this Agreement any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender's capital (or on the capital of the Parent Company of such Lender) as a consequence of its obligations hereunder to a level below that which such Lender, or such Parent Company could have achieved but for such Change in Law (taking into consideration such Lender's policies or the policies of such Parent Company with respect to capital adequacy), then, from time to time, such Lender may provide Borrower Agent (with a copy thereof to Administrative Agent) with written notice and demand with respect to such reduced amounts, and within five (5) Business Days after receipt of such notice and demand Borrowers shall pay to such Lender such additional amounts as will compensate such Lender or such Parent Company for any such reduction suffered.

(c)          A certificate of such Lender setting forth the amount or amounts necessary to compensate such Lender or the Parent Company of such Lender specified in Section 2.16(a) or (b) shall be delivered to Borrower Agent (with a copy to Administrative Agent), and shall be conclusive, absent manifest error.

(d)          Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.16 shall not constitute a waiver of such Lender's right to demand such compensation; provided that Borrowers shall not be required to compensate a Lender under this Section 2.16 for any increased costs or reductions incurred more than six (6) months prior to the date that such Lender notifies Borrower Agent of such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then such six-month period shall be extended to include the period of such retroactive effect.

Section 2.17.         Funding Indemnity. In the event of (a) the payment of any principal of a LIBOR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion or continuation of a LIBOR Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure by Borrowers to borrow, prepay, convert or continue any LIBOR Loan on the date specified in any applicable notice (regardless of whether such notice is withdrawn or revoked), then, in any such event, Borrowers shall compensate each Lender, within five (5) Business Days after written demand from such Lender, for any loss, cost or expense attributable to such event. In the case of a LIBOR Loan, such loss, cost or expense shall be deemed to include an amount determined by such Lender to be the excess, if any, of (A) the amount of interest that would have accrued on the principal amount of such LIBOR Loan if such event had not occurred at LIBOR applicable to such LIBOR Loan for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such LIBOR Loan) over (B) the amount of interest that would accrue on the principal amount of such LIBOR Loan for the same period if LIBOR were set on the date such LIBOR Loan was prepaid or converted or the date on which Borrowers failed to borrow, convert or continue such LIBOR Loan. A certificate as to any additional amount payable under this Section 2.17 submitted to Borrower Agent by any Lender (with a copy to Administrative Agent) shall be conclusive, absent manifest error.

Section 2.18.         Taxes.

(a)          LC Issuer. For purposes of this Section 2.18, the term "Lender" shall include LC Issuer and the term "Applicable Law" shall include FATCA.

(b)          Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.18) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)          Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)          Tax Indemnification. (i) The Loan Parties shall jointly and severally indemnify each Recipient and shall make payment in respect thereof within ten (10) Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.18) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability delivered to Borrower Agent by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)          Each Lender shall severally indemnify Administrative Agent within ten (10) Business Days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender's failure to comply with the provisions of Section 10.4 relating to the maintenance of a participant register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Administrative Agent to Lender from any other source against any amount due to Administrative Agent under this clause (e).

(f)          Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.18, such Loan Party shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of a return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.

(g)          Status of Lenders; Tax Documentation. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to Borrower Agent and Administrative Agent, at the time or times reasonably requested by Borrower Agent or Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower Agent or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower Agent or Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrower Agent or Administrative Agent as will enable Borrower Agent or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clauses (ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person:

(i)          any Lender that is a U.S. Person shall deliver to Borrower Agent and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower Agent or Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(ii)         any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower Agent and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower Agent or Administrative Agent), whichever of the following is applicable:

(A)         in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "interest" article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty;

(B)         executed originals of IRS Form W-8ECI;

(C)         in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in form and content satisfactory to Administrative Agent to the effect that such Foreign Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a "10 percent shareholder" of Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Internal Revenue Code (a "U.S. Tax Compliance Certificate") and (y) executed originals of IRS Form W-8BEN; or

(D)         to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(iii)        any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower Agent and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower Agent or Administrative Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrower Agent or Administrative Agent to determine the withholding or deduction required to be made; and

(iv)        if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to Borrower Agent and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower Agent or Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for Borrower Agent and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), "FATCA" shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower Agent and Administrative Agent in writing of its legal inability to do so.

(h)          Treatment of Certain Refunds. Unless required by Applicable Law, at no time shall Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any indemnified party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.18 (including by the payment of additional amounts pursuant to this Section 2.18), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.18 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of the indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)          Survival. Each party's obligations under this Section 2.18 shall survive the resignation or replacement of Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.19.         Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)          Borrowers shall make each payment required to be made by it hereunder (whether of principal, interest, fees or of amounts payable under Section 2.16, 2.17 or 2.18, or otherwise) prior to 12:00 noon on the date when due, in immediately available funds, free and clear of any defenses, rights of set-off, counterclaim, or withholding or deduction of taxes. Any amounts received after such time on any date may, in the discretion of Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to Administrative Agent at the Payment Office, except that payments pursuant to Sections 2.16, 2.17, 2.18 and 10.3 shall be made directly to the Persons entitled thereto. Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be made payable for the period of such extension. All payments hereunder shall be made in Dollars.

(b)          Notwithstanding anything herein to the contrary, during an Event of Default, if so directed by the Required Lenders or at Administrative Agent's discretion, monies to be applied to the Obligations, whether arising from payments by Loan Parties, realization on Collateral, setoff, or otherwise, shall be allocated as set forth in the Security Agreement.

(c)          If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or Swingline Loans that would result in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Credit Exposure and accrued interest and fees thereon than the proportion received by any other Lender with respect to its Revolving Credit Exposure, then Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Credit Exposure of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Credit Exposure; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 2.19(c) shall not be construed to apply to any payment made by Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Credit Exposure to any assignee or participant, other than to Borrowers (as to which the provisions of this Section 2.19(c) shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may, at any time an Event of Default exists, exercise against Borrowers rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of Borrowers in the amount of such participation.

(d)          Unless Administrative Agent shall have received notice from Borrower Agent prior to the date on which any payment is due to Administrative Agent for the account of Lenders hereunder that Borrowers will not make such payment, Administrative Agent may assume that Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to Lenders the amount or amounts due. In such event, if Borrowers have not in fact made such payment, then each Lender severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 2.20.         Mitigation of Obligations. If any Lender requests compensation under Section 2.16, or if Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable under Section 2.16 or Section 2.18, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with such designation or assignment.

Section 2.21.         Borrower Agent. Each Loan Party hereby designates Parent ("Borrower Agent") as its representative and agent for all purposes under the Loan Documents, including requests for Loans and Letters of Credit, designation of interest rates and Interest Periods, delivery or receipt of communications (including any Notice of Borrowing, Notice of Conversion/Continuation, any electronic mail notice or request for a Borrowing or the conversion, or continuation of any Loan, or any request for the issuance of any Letter of Credit), financial reports and Compliance Certificates, receipt and payment of Obligations, requests for waivers, amendments, or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Administrative Agent, LC Issuer, or any Lender. Borrower Agent hereby accepts such appointment. Administrative Agent, LC Issuer, and Lenders may give any notice to, or communication with, a Loan Party hereunder or under any other Loan Document to or with Borrower Agent on behalf of such Loan Party. Each Loan Party agrees that any notice, election, communication, representation, agreement, or undertaking made on its behalf by Borrower Agent shall be binding upon and enforceable against it. Administrative Agent, LC Issuer, and Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, the terms of this Section 2.21.

Section 2.22.         Letter of Credit Facility.

(a)          Issuance of Letters of Credit. LC Issuer agrees to issue Letters of Credit from time to time for Borrowers' account on the terms set forth in this Agreement, including the following:

(i)          LC Issuer shall have no obligation to issue any Letter of Credit unless each of the LC Conditions has been satisfied (as determined by LC Issuer and Administrative Agent).

(ii)         If LC Issuer receives written notice from Administrative Agent or a Lender at least five (5) Business Days before issuance of a Letter of Credit that any LC Condition has not been satisfied, LC Issuer shall have no obligation to issue the requested Letter of Credit (or any other Letter of Credit) until such notice is withdrawn in writing by Administrative Agent or such Lender or until the Required Lenders have waived the applicable LC Condition in accordance with this Agreement. Before receipt of any such notice, LC Issuer shall not be deemed to have knowledge of any failure to satisfy any LC Condition.

(iii)        Borrowers may request and employ Letters of Credit only (A) to support obligations of any Borrower incurred in the Ordinary Course of Business or (B) for such other purposes as Administrative Agent may approve from time to time in writing. The renewal or extension of any Letter of Credit shall be treated as the issuance of a new Letter of Credit, except that the applicable Borrower or Borrowers need not deliver a new LC Application unless requested to do so by LC Issuer.

(iv)        In connection with its administration of and enforcement of rights or remedies under any Letters of Credit or LC Documents, LC Issuer shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation, or communication in whatever form believed by LC Issuer, in good faith, to be genuine and correct and to have been signed, sent, or made by a proper Person. LC Issuer may consult with and employ legal counsel, accountants, and other experts to advise it concerning its obligations, rights, and remedies with respect to the issuance and administration of Letters of Credit and LC Documents and shall be entitled to act (or refuse to act) upon, and shall be fully protected in any action taken (or refused to be taken) in good faith reliance upon, any advice given by such Persons. LC Issuer may employ agents and attorneys-in-fact in connection with any matter relating to Letters of Credit or LC Documents and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.

(b)          Reimbursement; Participations.

(i)          On the date LC Issuer honors any draw under a Letter of Credit (each such date, a "Reimbursement Date"), Borrowers shall reimburse LC Issuer the amount paid by LC Issuer on account of such draw, together with interest from the Reimbursement Date until paid by Borrowers (at the interest rate for Base Rate Revolving Loans. The obligation of Borrowers to reimburse LC Issuer for any draw made under a Letter of Credit is absolute, unconditional, and irrevocable, and Borrowers shall make such reimbursement without regard to any lack of validity or enforceability of such Letter of Credit or the existence of any claim, setoff, defense, or other right Borrowers may have at any time against the beneficiary of such Letter of Credit. On each Reimbursement Date, Borrowers shall be deemed to have requested a Borrowing of Base Rate Revolving Loans in an amount necessary to pay the amounts due to LC Issuer on such date (regardless of whether Borrower Agent submits a Notice of Borrowing therefor), and each Lender shall fund its Pro Rata Share of such Borrowing, without offset, counterclaim, or other defense and regardless of whether the Commitments have terminated or any condition precedent to the making of Loans has not been satisfied.

(ii)         Upon the issuance of a Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased from LC Issuer, without recourse or warranty, an undivided interest and participation in all LC Obligations relating to such Letter of Credit in an amount equal to such Lender's Pro Rata Share thereof. If LC Issuer honors any draw under a Letter of Credit and Borrowers do not reimburse the amount thereof on the Reimbursement Date, Administrative Agent (at LC Issuer's request) shall promptly notify Lenders, and each Lender shall promptly (within one Business Day) unconditionally pay to Administrative Agent, for the benefit of LC Issuer, such Lender's Pro Rata Share of such draw. Upon request by a Lender, LC Issuer shall furnish such Lender with copies of any Letters of Credit and LC Documents in its possession at such time.

(iii)        The obligations of each Lender to make payments to Administrative Agent for the account of LC Issuer in connection with LC Issuer's honoring any draw under a Letter of Credit are absolute, unconditional, and irrevocable and are not subject to any counterclaim, setoff, defense, qualification, or exception, and such Lender shall perform such obligations, as applicable, (A) irrespective of any lack of validity or unenforceability of any Loan Documents; (B) regardless of whether the Commitments have been terminated or any condition precedent to the making of any Loan has not been satisfied; (C) regardless of whether any draft, certificate, or other document presented under a Letter of Credit is determined to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; and (D) regardless of the existence of any setoff or defense that any Loan Party may have with respect to any Obligations. LC Issuer assumes no responsibility for any failure or delay in performance or any breach by any Borrower or other Person of any obligations under any LC Documents. LC Issuer makes no representation, warranty, or guaranty, express or implied, with respect to the Collateral, LC Documents, or any Loan Party. LC Issuer is not responsible for (A) any recitals, statements, information, representations, or warranties contained in, or for the execution, validity, genuineness, effectiveness, or enforceability of, any LC Documents; (B) the validity, genuineness, enforceability, collectability, value, or sufficiency of any Collateral or the perfection of any Lien therein; or (C) the assets, liabilities, financial condition, results of operations, business, creditworthiness, or legal status of any Loan Party.

(iv)        No LC Issuer Indemnitee shall be liable to Administrative Agent, any Lender, or any other Person for any action taken or omitted to be taken in connection with any LC Documents except as a result of its actual gross negligence or willful misconduct. LC Issuer shall have no liability to any Lender if LC Issuer refrains from taking any action, or refuses to take any action, under any Letter of Credit or LC Documents until it receives written instructions from the Required Lenders.

(c)          Cash Collateral. If any LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (i) that an Event of Default exists; (ii) after the Revolving Commitment Termination Date; or (iii) within twenty (20) Business Days before the date set forth in clause (a) of the definition of Revolving Commitment Termination Date, then Borrowers shall, at LC Issuer or Administrative Agent's request, Cash Collateralize the stated amount of all outstanding Letters of Credit and pay to LC Issuer the amount of all other LC Obligations which are then outstanding. If Borrowers fail to provide Cash Collateral as required herein, Lenders may (and, upon written request of Administrative Agent, shall) advance, as Revolving Loans, the amount of the Cash Collateral required (regardless of whether the Commitments have terminated or any condition precedent to the making of any Loan has not been satisfied).

Section 2.23.         Defaulting Lender.

(a)          Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i)          Waivers and Amendments. Such Defaulting Lender's right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.2.

(ii)         Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amount (other than fees which any Defaulting Lender is not entitled to receive pursuant to Section 2.23(a)(iii)) received by Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8.2 or otherwise, and including any amounts made available to Administrative Agent by that Defaulting Lender pursuant to Section 10.7), shall be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to LC Issuer or the Swingline Lender hereunder; third, to Cash Collateralize LC Issuer's Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.26; fourth, as Borrower Agent may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent; fifth, if so determined by Administrative Agent and Borrower Agent to be held in a non-interest bearing deposit account and released in order to (x) satisfy such Defaulting Lender's potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize LC Issuer's future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.26; sixth, to the payment of any amounts owing to Lenders, LC Issuer or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, LC Issuer or the Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender's breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to Borrowers, or any of them, as a result of any judgment of a court of competent jurisdiction obtained by such Borrower or Borrowers against that Defaulting Lender as a result of that Defaulting Lender's breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that, if (x) such payment is a payment of the principal amount of any Loans or LC Obligations in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or LC Obligations were made at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to the pay the Loans of, and LC Obligations owed to, all Non-Defaulting Lenders based on their Pro Rata Shares prior to being applied to the payment of any Loans of, or LC Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Obligations and Swingline Loans are held by Lenders based on their Pro Rata Shares in accordance with their Revolving Commitments without giving effect to Section 2.23(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.23(a)(ii) shall be deemed paid to (and the underlying obligations satisfied to the extent of such payment) and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)        Certain Fees.

(A)         Such Defaulting Lender shall not be entitled to receive any Commitment Fee, any fees with respect to Letters of Credit (except as provided in clause (b) below) or any other fees hereunder for any period during which that Lender is a Defaulting Lender (and Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)         Each Defaulting Lender shall be entitled to receive fees with respect to Letters of Credit for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.26.

(C)         With respect to any fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender's participation in LC Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to LC Issuer or Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such LC Issuer's or Swingline Lender's Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)        Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender's participation in LC Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender's Revolving Commitment) but only to the extent that (x) the conditions set forth in Section 3.2 are satisfied at the time of such reallocation (and, unless Borrowers shall have otherwise notified Administrative Agent at such time, Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure at such time to exceed such Non-Defaulting Lender's Revolving Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender's increased exposure following such reallocation.

(v)         Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lenders' Fronting Exposure and (y) second, Cash Collateralize each Issuing Banks' Fronting Exposure in accordance with the procedures set forth in Section 2.26.

(b)          Defaulting Lender Cure. If Borrower Agent, Administrative Agent, the Swingline Lender and LC Issuer agree in writing that a Lender is no longer a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by Lenders in accordance with the Revolving Commitments (without giving effect to Section 2.23(a)(iv), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender's having been a Defaulting Lender.

(c)          New Swingline Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan (after giving effect to Section 2.23(a)(iv)), and (ii) no LC Issuer shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto (after giving effect to Section 2.23(a)(iv)).

Section 2.24.         One Obligation. The Loans, LC Obligations, and other Obligations shall constitute one general, joint and several obligation of Borrowers and (unless otherwise expressly provided in any Loan Document) shall be secured by Administrative Agent's Lien upon all Collateral; provided, however, that Administrative Agent and each Lender shall be deemed to be a creditor of, and the holder of a separate claim against, each Borrower to the extent of any Obligations jointly or severally owed by such Borrower.

Section 2.25.         Effect of Termination. On the Revolving Commitment Termination Date, all Obligations shall be immediately due and payable, and each Lender may terminate its and its Affiliates' Bank Products. All undertakings of Borrowers contained in the Loan Documents shall survive any termination, and Administrative Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents, until Payment in Full of all Obligations. Notwithstanding Payment in Full of all Obligations, Administrative Agent shall not be required to terminate its Liens in any Collateral unless, with respect to any damages Administrative Agent may incur as a result of the dishonor or return of Payment Items applied to Obligations, Administrative Agent receives (a) a written agreement in form and substance reasonably satisfactory to Administrative Agent, executed by Borrowers and any Person whose advances are used in whole or in part to satisfy the Obligations (which Person must be acceptable to Administrative Agent), indemnifying Administrative Agent and Lenders from any such damages, or (b) such Cash Collateral as Administrative Agent deems reasonably necessary to protect against any such damages. The last paragraph of the definition of "Applicable Margin," Sections 2.17, 2.22, 9, 10.3 and 10.15, this section, the obligation of each Loan Party and Lender with respect to each indemnity given by it in any Loan Document, and each other term, provision, or section of this Agreement or any other Loan Document which states as much, shall survive Payment in Full of the Obligations and any release or termination relating to this Agreement, the other Loan Documents, or the credit facility established hereunder or thereunder.

Section 2.26.         Cash Collateral. At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of Administrative Agent or any Issuing Bank (with a copy to Administrative Agent) Borrowers shall Cash Collateralize each applicable Issuing Banks' Fronting Exposure with respect to such Defaulting Lender in an amount sufficient to cover the applicable Fronting Exposure (after giving effect to Section 2.23(a)(iv) and any Cash Collateral provided by the Defaulting Lender). Borrowers, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to Administrative Agent, for the benefit of LC Issuer, and agrees to maintain, a perfected first priority security interest in all such Cash Collateral as security for the Defaulting Lenders' obligation to fund participations in respect of LC Obligations, to be applied in the manner set forth below. If at any time Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than Administrative Agent and LC Issuer as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure, Borrowers will, promptly upon demand by Administrative Agent, pay or provide to Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to Section 2.23(a)(iv) and any Cash Collateral provided by the Defaulting Lender). Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.26 or Section 2.23 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender's obligation to fund participations in respect of LC Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein. Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuing Bank's Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.26 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by Administrative Agent and each Issuing Bank that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.26 may be otherwise applied in accordance with Section 2.18(b)) but shall be released upon the cure, termination or waiver of such Default or Event of Default in accordance with the terms of this Agreement, and (y) the Person providing Cash Collateral and any Issuing Bank or Swingline Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other Obligations.

Section 2.27.         Effectiveness of Addendum. Upon the occurrence of the Borrowing Base Trigger Event, the terms and conditions of the Addendum shall be of full force and effect without any further action by any Person. To the extent a term or condition of the Addendum is duplicative of or in conflict with any term or condition hereof, the term or condition, as applicable, of the Addendum shall govern and control.

Article 3

CONDITIONS PRECEDENT TO LOANS

Section 3.1.          Conditions to Effectiveness. In addition to any other conditions precedent set forth in this Agreement, none of Administrative Agent, LC Issuer, nor any Lender shall be required to fund any requested Loan, issue any Letter of Credit, or otherwise make any extension of credit or financial accommodation to or for the benefit or account of any Borrower hereunder until the date that each of the following conditions precedent has been satisfied (as determined by Administrative Agent) or waived in accordance with the terms of this Agreement (such date, the "Closing Date"):

(a)          Loan Documents. Notes shall have been executed by Borrowers and delivered to each Lender that, before the Closing Date, has requested the issuance of a Note. Each other Loan Document shall have been duly executed and delivered to Administrative Agent by each of the signatories thereto, and each Loan Party shall be in compliance with all terms thereof.

(b)          Evidence of Filings; Lien Searches. Administrative Agent shall have received acknowledgments of all filings or recordations necessary to perfect its Liens in the Collateral and UCC, Lien, and Intellectual Property searches and all other searches and other evidence satisfactory to Administrative Agent that such Liens are the only Liens upon the Collateral (other than Liens permitted by Section 7.2).

(c)          Closing Certificates. Administrative Agent shall have received certificates, in form and substance satisfactory to it, from a knowledgeable Responsible Officer of each Loan Party certifying that, after giving effect to the initial Loans and transactions hereunder, (i) such Loan Party is Solvent; (ii) no Default or Event of Default exists; and (iii) the representations and warranties set forth in Article IV are true and correct.

(d)          Officer's Certificates. Administrative Agent shall have received a certificate of a duly authorized officer of each Loan Party, certifying (i) that attached copies of such Loan Party's Organizational Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted by the appropriate governing body, have not been amended, modified, or revoked, and constitute all resolutions adopted with respect to the credit facility contemplated in this Agreement and the other Loan Documents; and (iii) to the title, name, and signature of each Person authorized to sign the Loan Documents on behalf of such Loan Party. Administrative Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Loan Party in writing.

(e)          Organizational Documents; Good Standing Certificates. Administrative Agent shall have received copies of the Organizational Documents of each Loan Party, certified by the Secretary of State or other appropriate official of such Loan Party's jurisdiction of organization. Administrative Agent shall have received good standing certificates for each Loan Party issued by the Secretary of State or other appropriate official of such Loan Party's jurisdiction of organization and each jurisdiction where such Loan Party's business activities or ownership of Property necessitates qualification.

(f)          Opinions of Counsel. Administrative Agent shall have received a written opinion (which shall cover, among other things, authority, legality, validity, execution and delivery, binding effect, enforceability, no conflict, violation, or breach of Organizational Documents, Applicable Law, or material agreements, and creation and perfection of Liens) of general counsel to Loan Parties and outside finance counsel to Loan Parties in form and substance satisfactory to Administrative Agent.

(g)          Insurance. Administrative Agent shall have received certificates of insurance for the insurance policies carried by Loan Parties, all of which shall be in compliance with the Loan Documents, together with such lender's loss payable and additional insured endorsements showing Administrative Agent as agent for the Secured Parties, each of which shall be in form and substance satisfactory to Administrative Agent.

(h)          Due Diligence. Administrative Agent shall have received satisfactory results (as determined by Administrative Agent) with respect to a field examination related to Inventory and Inventory system controls conducted by Administrative Agent and/or a third party, which may include a draft report showing no material findings that are not acceptable to Administrative Agent, updated Projections, and all credit investigations and background checks, and the results, form, and substance of each of the foregoing items shall be satisfactory to Administrative Agent.

(i)           Material Adverse Change. No material adverse change in the financial condition of any Loan Party or in the quality, quantity or value of any Collateral shall have occurred since November 1, 2014.

(j)           Payment of Fees. Borrowers shall have paid all fees and expenses to be paid to Administrative Agent and Lenders on the Closing Date (including pursuant to the Fee Letter) or Administrative Agent shall be satisfied with all arrangements made to pay such fees and expenses on the Closing Date with the proceeds of Loans to be made on the Closing Date.

(k)          Governmental and Third Party Consents. Administrative Agent shall have received certified or executed (as applicable) copies all governmental, shareholder, and third party consents and approvals deemed necessary in connection with the transactions contemplated hereby and, to the extent applicable, all waiting periods relating thereto shall have expired and no investigation or inquiry by any governmental authority regarding this Agreement or any other Loan Document or any transaction contemplated herein shall be ongoing.

(l)           Payoff Letter. Administrative Agent shall have received a payoff letter, in form and substance satisfactory to Administrative Agent, regarding the Indebtedness arising under Parent's existing credit facility agented by Regions Bank, which will be paid on the Closing Date with proceeds of Loans.

(m)         No Litigation. There shall be no litigation in which any Loan Party or any Subsidiary is a party defendant which would constitute an Event of Default under Section 8.1(k) or which Administrative Agent determines could have a Material Adverse Effect.

(n)          Notice of Borrowing; Payment Authorization. Administrative Agent shall have received a Notice of Borrowing for Loans requested to be made in the Closing Date, together with complete payment authorizations (including the amount thereof) with respect to the disposition of the proceeds of such Loans on the Closing Date.

(o)          PATRIOT Act. Lenders shall have received, sufficiently in advance of the Closing Date, all documentation and other information required by bank regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including the PATRIOT Act.

Section 3.2.          Conditions to Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

(a)          No Default. No Default or Event of Default shall exist at the time of, or result from, such funding, issuance, or grant;

(b)          Accuracy of Representations and Warranties. The representations and warranties of each Loan Party in this Agreement and the other Loan Documents shall be true and correct in all material respects on the date of, and after giving effect to, such funding, issuance, or grant (except for representations and warranties that expressly relate to an earlier date, in which case, they shall have been true and correct as of such date and other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects);

(c)          Conditions Precedent. All applicable conditions precedent in any other Loan Document shall be satisfied or waived in accordance with the terms of this Agreement and each other Loan Document, as applicable;

(d)          No Material Adverse Effect. No event shall have occurred since the Closing Date or circumstance shall exist which has had or could be expected to have a Material Adverse Effect;

(e)          LC Conditions. With respect to issuance of any Letter of Credit, each of the LC Conditions shall be satisfied or waived in accordance with the terms of this Agreement;

(f)          Additional Information, Etc. Administrative Agent shall have received such other information, documents, instruments, and agreements as it reasonably deems appropriate in connection with such funding, issuance, or grant; and

(g)          Defaulting Lender. With respect to the issuance of any Letter of Credit, there is no Defaulting Lender at the time such Letter of Credit is to be issued, unless arrangements satisfactory to LC Issuer shall have been made to address any fronting exposure (after giving effect to Section 2.23(a)(iv)) with respect to the undivided interest and participation of such Defaulting Lender in and to such Letter of Credit and all other Letters of Credit then outstanding, which arrangements may include Borrowers' posting of Cash Collateral in an amount equal to such Defaulting Lender's interest and participation therein on terms satisfactory to Administrative Agent and LC Issuer.

Each request (or deemed request) by Borrowers for funding of a Loan, issuance of a Letter of Credit, or grant of an accommodation shall constitute a representation by Borrowers that the foregoing conditions are satisfied on the date of such request and on the date of such funding, issuance, or grant.

Section 3.3.          Delivery of Documents. All of the Loan Documents, certificates, legal opinions and other documents and papers referred to in this Article, unless otherwise specified, shall be delivered to Administrative Agent for the account of each Secured Party in form and substance satisfactory in all respects to Administrative Agent.

Article 4

REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to Administrative Agent and each Lender as follows:

Section 4.1.          Existence; Power. Such Loan Party and each of its Subsidiaries (i) is duly organized, validly existing and in good standing as a corporation, partnership or limited liability company, as applicable, under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect with respect to Parent and its Subsidiaries as a whole.

Section 4.2.          Organizational Power; Authorization. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party are within such Loan Party's organizational powers and have been duly authorized by all necessary organizational action. This Agreement has been duly executed and delivered by such Loan Party and constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party, will constitute, valid and binding obligations of such Loan Party or such other Loan Party (as the case may be), enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

Section 4.3.          Governmental Approvals; No Conflicts. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party (a) to any Loan Party's knowledge, do not require Governmental Approvals, or any other consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect, (b) will not violate any Organizational Document of any Loan Party or any of its Subsidiaries, any law, treaty, rule or regulation, or determination of a Governmental Authority, in each case applicable to or binding upon any Loan Party or any of its Subsidiaries or any of such Person's Property or to which any Loan Party or any of its Subsidiaries or any of such Person's Property is subject, or any judgment, order or ruling of any Governmental Authority, (c) will not violate or result in a default under any Material Contract of any Loan Party or any of its Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by any Loan Party or any of its Subsidiaries and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any of its Subsidiaries, except Liens created under the Loan Documents.

Section 4.4.          Financial Statements. Loan Parties have furnished (with such submission deemed made pursuant to prior filings by Parent of its periodic reports under Section 13(a) or 15(d) of the Exchange Act) to each Lender (i) the audited consolidated balance sheet of Parent and its Subsidiaries as of February 1, 2014, and the related audited consolidated statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, prepared by BDO USA, LLP and (ii) the unaudited consolidated balance sheet of Parent and its Subsidiaries as of November 1, 2014, and the related unaudited consolidated statements of income and cash flows for the Fiscal Quarter and year-to-date period then ended, certified by a Responsible Officer. Such financial statements fairly present the consolidated financial condition of Parent and its Subsidiaries as of such dates and the consolidated results of operations for such periods in conformity with GAAP consistently applied, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii). Since November 1, 2014, there have been no changes with respect to Parent and its Subsidiaries which have had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 4.5.          Litigation and Environmental Matters.

(a)          Except for the matters set forth on Schedule 4.5, no litigation, investigation or proceeding of or before any arbitrators or Governmental Authorities is pending against or, to the knowledge of such Loan Party, threatened against or affecting any Loan Party or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or (ii) which in any manner draws into question the validity or enforceability of this Agreement or any other Loan Document.

(b)          Except for the matters set forth on Schedule 4.5, to their knowledge, no Loan Party nor any of its Subsidiaries (i) has failed to comply in any material respect with any Environmental Law or to obtain, maintain or comply with any material permit, license or other approval required under any Environmental Law, (ii) has become subject to any material Environmental Liability, (iii) has received notice of any claim with respect to any material Environmental Liability or (iv) knows of any basis for any material Environmental Liability.

Section 4.6.          Compliance with Laws and Agreements. Such Loan Party and each of its Subsidiaries is in compliance with (a) all Requirements of Law and all judgments, decrees and orders of any Governmental Authority and (b) all indentures, agreements or other instruments binding upon it or its properties, except, in each case, where non-compliance could not reasonably be expected to result in a Material Adverse Effect.

Section 4.7.          Investment Company Act. No Loan Party nor any of any Loan Party's Subsidiaries is (a) an "investment company" or is "controlled" by an "investment company", as such terms are defined in, or subject to regulation under, the Investment Company Act of 1940, as amended and in effect from time to time, or (b) otherwise subject to any other regulatory scheme limiting its ability to incur debt or requiring any approval or consent from, or registration or filing with, any Governmental Authority in connection therewith.

Section 4.8.          Taxes. Such Loan Party and its Subsidiaries have timely filed or caused to be filed all federal income tax returns and all other material tax returns that are required to be filed by them, and have paid all taxes shown to be due and payable on such returns or on any assessments made against it or its property and all other material taxes or other charges imposed on it or any of its property by any Governmental Authority, except where the same are currently being Properly Contested. The charges, accruals and reserves on the books of such Loan Party and its Subsidiaries in respect of such taxes are adequate, and no tax liabilities that could be materially in excess of the amount so provided are anticipated.

Section 4.9.          Margin Regulations. None of the proceeds of any of the Loans will be used, directly or indirectly, for "purchasing" or "carrying" any Margin Stock within the respective meanings of each of such terms under Regulation U or for any purpose that violates the provisions of Regulation T, Regulation U or Regulation X. no Loan Party nor any of any Loan Party's Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock or to finance or refinance any commercial paper issued by any Loan Party or any other Indebtedness of any Loan Party, other than Indebtedness incurred by a Loan Party for general corporate or working capital purposes.

Section 4.10.         ERISA. To such Loan Party's knowledge, each Plan is in substantial compliance in form and operation with its terms and with ERISA and the Code (including, without limitation, the Code provisions compliance with which is necessary for any intended favorable tax treatment) and all other Applicable Law and applicable regulations. To such Loan Party's knowledge, each Plan (and each related trust, if any) which is required to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code covering all applicable tax law changes, or is comprised of a master or prototype plan that has received a favorable opinion letter from the Internal Revenue Service, and nothing has occurred since the date of such determination that would in any material respect adversely affect such determination (or, in the case of a Plan with no determination, nothing has occurred that would adversely affect the issuance of a favorable determination letter or otherwise adversely affect such qualification). To such Loan Party's knowledge, no ERISA Event has occurred or is reasonably expected to occur that would cause a Material Adverse Effect. There exists no Unfunded Pension Liability with respect to any Plan. None of any Loan Party, any of any Loan Party's Subsidiaries or any ERISA Affiliate is making or accruing an obligation to make contributions, or has, within any of the five calendar years immediately preceding the date this assurance is given or deemed given, made or accrued an obligation to make, contributions to any Multiemployer Plan. There are no actions, suits or claims pending against or involving a Plan (other than routine claims for benefits) or, to the knowledge of such Loan Party, any of its Subsidiaries or any ERISA Affiliate, threatened, which would reasonably be expected to be asserted successfully against any Plan and, if so asserted successfully, would reasonably be expected either singly or in the aggregate to result in a material liability to such Loan Party or any of its Subsidiaries.

Section 4.11.         Ownership of Property; Insurance.

(a)          Such Loan Party and its Subsidiaries has good title to, or valid leasehold interests in, all of its real and personal property material to the operation of its business, including all such properties reflected in the audited consolidated balance sheet of Parent and its Subsidiaries referred to in Section 4.4 (except as sold or otherwise disposed of in the Ordinary Course of Business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are material to the business or operations of Parent and its Subsidiaries are valid and are in full force.

(b)          Such Loan Party and its Subsidiaries owns, or is licensed or otherwise has the right to use, all patents, trademarks, service marks, trade names, copyrights and other intellectual property material to its business, and to their knowledge, the use thereof by such Loan Party and its Subsidiaries does not infringe in any material respect on the rights of any other Person.

(c)          The properties of such Loan Party its Subsidiaries are insured with financially sound and reputable insurance companies which are not Affiliates of any Loan Party, in such amounts with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Loan Party or any applicable Subsidiary operates.

Section 4.12.         Disclosure. Such Loan Party has disclosed to Lenders all agreements, instruments, and corporate or other restrictions to which such Loan Party or any of its Subsidiaries is subject, and all other matters known to any of them, that, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports that such Loan Party is required to file with the Securities and Exchange Commission, financial statements, certificates or other information furnished by or on behalf of such Loan Party to Administrative Agent or any Lender in connection with the negotiation or syndication of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by any other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole in light of the circumstances under which they were made, not misleading.

Section 4.13.         Labor Relations. There are no strikes, lockouts or other material labor disputes or grievances pending against such Loan Party or any of its Subsidiaries, or, to such Loan Party's knowledge, threatened against or affecting such Loan Party or any of its Subsidiaries, and except as disclosed in Parent's most recent Form 10K and 10Q filed with the Securities and Exchange Commission, no significant unfair labor practice charges or grievances are pending against such Loan Party or any of its Subsidiaries, or, to such Loan Party's knowledge, threatened against any of them before any Governmental Authority. All payments due from such Loan Party or any of its Subsidiaries pursuant to the provisions of any collective bargaining agreement have been paid or accrued as a liability on the books of such Loan Party or any such Subsidiary, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 4.14.         Subsidiaries. Schedule 4.14 sets forth the name of, the ownership interests in, the jurisdiction of incorporation or organization of, and the type of each Subsidiary of such Borrower, in each case as of the Closing Date.

Section 4.15.         Solvency. After giving effect to the execution and delivery of the Loan Documents and the making of the Loans under this Agreement, each Loan Party is Solvent.

Section 4.16.         OFAC. No Loan Party or Subsidiary is in violation of any of the country or list-based economic and trade sanctions administered and enforced by OFAC. No Loan Party or Subsidiary (a) is a Sanctioned Person or a Sanctioned Entity (b) has any of its assets located in Sanctioned Entities; or (c) derives any revenues from investments in, or transactions with, Sanctioned Persons or Sanctioned Entities. Loan Parties will not use the proceeds of any extension of credit hereunder to fund any operation in, finance any investments or activities in, or make payments to, a Sanctioned Person or Sanctioned Entity.

Section 4.17.         Anti-Terrorism Laws. Anti-Terrorism Laws. No Loan Party nor any of its Subsidiaries nor any Affiliate of any Loan Party or any of its Subsidiaries is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(a)          Executive Order No. 13224. No Loan Party nor any of its Subsidiaries nor any Affiliate of any Loan Party or any of its Subsidiaries is any of the following (each a "Blocked Person"):

(i)          a Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

(ii)         a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224;

(iii)        a Person or entity with which any bank or other financial institution is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv)        a Person or entity that commits, threatens or conspires to commit, or supports "terrorism" as defined in Executive Order No. 13224;

(v)         a Person or entity that is named as a "specially designated national" on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list; or

(vi)        a Person or entity who is affiliated with a Person or entity listed above.

(b)          No Loan Party nor any of its Subsidiaries nor any Affiliate of any Loan Party nor any of its Subsidiaries (x) conducts any business or engages in making or receiving any contribution of funds, Goods or services to or for the benefit of any Blocked Person or (y) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224.

Section 4.18.         Enforceability. Each Loan Document is a legal, valid, and binding obligation of each Loan Party thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity).

Section 4.19.         Deposit Accounts; Securities Accounts; Commodities Accounts. As of the Closing Date, no Loan Party has any Deposit Accounts, Securities Accounts or Commodities Accounts other than those listed in Schedule 4.19.

Section 4.20.         Intellectual Property. Each Loan Party and each of its Subsidiaries possesses adequate assets, Licenses, patents, patent applications, copyrights, service marks, trademarks, and trade names adequate to continue to conduct its business in all material respects as heretofore conducted by it without conflict with any rights of others. Schedule 4.20 sets forth with respect to each Loan Party and each of its Subsidiaries (a) all of such Person's federal, state, and foreign registrations of trademarks, service marks, and other marks, trade names or other trade rights and all pending applications for any such registrations; (b) all of such Person's patents and copyrights and pending applications therefor; (c) all of such Person's other trademarks, service marks, and other marks, trade names, and other trade rights used by such Person in connection with its business, in each case material to the conduct of such Person's business, and (d) all of such Person's Licenses material to the conduct of such Person's business (collectively, the "Proprietary Rights"). Loan Parties and their Subsidiaries are, among them, the owners of each of the trademarks set forth on Schedule 4.20 as indicated on such Schedule 4.20, and no other Person has the right to use any of such marks in commerce either in the identical form or in such near resemblance thereto as may be likely to cause confusion or to cause mistake or to deceive. Each of the trademarks set forth on Schedule 4.20 is a federally registered trademark of a Loan Party or its Subsidiary and has the registration number and issue date set forth on Schedule 4.20. The Proprietary Rights set forth on Schedule 4.20 are those material to the conduct of the business of Loan Parties and their Subsidiaries. Except as set forth on Schedule 4.20, no Person has a right to receive any Royalty or similar payment in respect of any Proprietary Rights pursuant to any contractual arrangements entered into by any Loan Party or any of its Subsidiaries and no Person otherwise has a right to receive any royalty or similar payment in respect of any such Proprietary Rights except as set forth on Schedule 4.20. No Loan Party nor any of its Subsidiaries has granted any license or sold or otherwise transferred any interest in any of the Proprietary Rights to any other Person. No Loan Party nor any of its Subsidiaries' use of any the Proprietary Rights infringes upon or otherwise violates the rights of any third party in or to such Proprietary Rights, and no proceeding has been instituted against or notice received by any Loan Party or any of its Subsidiaries that is presently outstanding alleging that the use of any of the Proprietary Rights infringes upon or otherwise violates the rights of any third party in or to any of the Proprietary Rights. No Loan Party nor any of its Subsidiaries has given notice to any Person that such Person is infringing on any of the Proprietary Rights. To the best of each Loan Party and Subsidiary's knowledge, no Person is infringing on any of the Proprietary Rights. Each Loan Party and its Subsidiary's Proprietary Rights are valid and enforceable rights of such Person and will not cease to be valid and in full force and effect by reason of the execution and delivery of this Agreement or the Loan Documents or the consummation of the transactions contemplated hereby or thereby. Loan Parties have delivered to Administrative Agent complete and correct copies of each License material to the conduct of the business of any Loan Party, including all schedules and exhibits thereto. Each License material to the conduct of the business of Loan Parties sets forth the entire agreement, arrangements, or understandings, written or oral, relating to the matters covered thereby or the rights of any Loan Party and is the legal, valid, and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms. No default under any License material to the conduct of the business of Loan Parties by any Loan Party has occurred, nor does any defense, offset, deduction or counterclaim exist thereunder in favor of any Loan Party. No party to any License material to the conduct of the business of Loan Parties has given any Loan Party notice of its intention to cancel, terminate, or fail to renew any such License.

Section 4.21.         Brokers. No brokerage commissions, finder's fees, investment banking fees, or similar fees, commissions, or charges are payable or will become payable under any circumstances in connection with any transactions contemplated by this Agreement or the other Loan Documents.

Section 4.22.         Accuracy and Completeness of Information. All information provided to Administrative Agent, LC Issuer, or any Lender by or on behalf of any Loan Party or any of its Subsidiaries, in connection with, or pursuant to this Agreement or any other Loan Document is true, accurate, and complete in every material respect as of the date on which such information is dated or certified and does not omit any material fact necessary to make such information not misleading or at any time contain an untrue statement of a material fact. No Loan Document contains any untrue statement of a material fact nor fails to disclose any material fact necessary to make the statements contained therein not materially misleading. To any Loan Party's knowledge, there is no fact or circumstance that any Loan Party has failed to disclose to Administrative Agent in writing that could reasonably be expected to have a Material Adverse Effect.

Section 4.23.         No Defaults. No Default or Event of Default exists. To any Loan Party's knowledge, no Loan Party nor any of its Subsidiaries is in default, and no event or circumstance has occurred or is known to any Loan Party to exist that, with the passage of time or giving of notice, would constitute a default under any Material Contract. No facts or circumstances is known to exist to any Loan Party which would permit any party to a Material Contract (other than a Loan Party or its Subsidiary) to terminate such Material Contract before its scheduled termination date.

Article 5

AFFIRMATIVE COVENANTS

Each Loan Party covenants and agrees that so long as any Lender has a Commitment hereunder or any Obligation remains unpaid or outstanding:

Section 5.1.          Financial Statements and Other Information. Borrowers will deliver to Administrative Agent and each Lender:

(a)          as soon as available and in any event within 120 days after the end of each Fiscal Year of Parent, a copy of the annual audited report for such Fiscal Year for Parent and its Subsidiaries, containing a consolidated balance sheet of Parent and its Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows (together with all footnotes thereto) of Parent and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and reported on by BDO USA, LLP or other independent public accountants of nationally recognized standing (without a "going concern" or like qualification, exception or explanation and without any qualification or exception as to the scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of Parent and its Subsidiaries for such Fiscal Year on a consolidated basis in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

(b)          as soon as available and in any event within 45 days after the end of the first three Fiscal Quarters of Parent of each Fiscal Year of Parent, an unaudited consolidated balance sheet of Parent and its Subsidiaries as of the end of such Fiscal Quarter and the related unaudited consolidated statements of income and cash flows of Parent and its Subsidiaries for such Fiscal Quarter and the then elapsed portion of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of Parent's previous Fiscal Year;

(c)          concurrently with the delivery of the financial statements referred to in Sections 5.1(a) and (b), a Compliance Certificate signed by a Responsible Officer of Borrower Agent: (i) certifying as to whether there exists a Default or Event of Default on the date of such certificate and, if a Default or an Event of Default then exists, specifying the details thereof and the action which Borrowers have taken or proposes to take with respect thereto, (ii) specifying any change in the identity of the Subsidiaries as of the end of such Fiscal Year or Fiscal Quarter from the Subsidiaries identified to Lenders on the Closing Date or as of the most recent Fiscal Year or Fiscal Quarter, as the case may be, (iii) specifying the FIFO Inventory Amount, (iv) making the representation and warranty set forth in Section 7.4(d)(x), (v) listing any new Deposit Accounts opened during such Fiscal Quarter permitted pursuant to Section 5.16(c)(iii), and (vi) stating whether any change in GAAP or the application thereof has occurred since the date of the mostly recently delivered audited financial statements of Parent and its Subsidiaries, and, if any change has occurred, specifying the effect of such change on the financial statements accompanying such Compliance Certificate;

(d)          concurrently with the delivery of the financial statements referred to in Section 5.1(b) and within forty-five (45) days after the end of the fourth Fiscal Quarter of Parent of each Fiscal Year of Parent, a report (in form and substance satisfactory to Administrative Agent) listing (A) all of Borrowers' Inventory as of the last Business Day of the applicable reporting period; (B) the type, cost, and location of all such Inventory; (C) all of such Inventory which constitutes returned or repossessed Goods; (D) all Inventory which has not been timely sold in the Ordinary Course of Business; (E) all Inventory which is not located at Property owned or leased by a Borrower or that is in possession of any Person other than a Borrower and a description of the reason why such Inventory is so located or in the possession of such other Person; and (F) such other information regarding Borrowers' Inventory as Administrative Agent may request from time to time;

(e)          in addition to Parent's 10K and 10Q Forms filed with the Securities and Exchange Commission, promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all functions of said Commission, or with any national securities exchange, or distributed by Parent to its shareholders generally, as the case may be;

(f)          Within sixty (60) days after the commencement of each Fiscal Year, Borrowers shall deliver to Administrative Agent, LC Issuer and Lenders Projections for such Fiscal Year, prepared on a quarter-by-quarter basis. Such Projections shall represent Borrowers' reasonable estimate of the future financial performance of Borrowers and the Subsidiaries for the periods set forth therein and shall have been prepared on the basis of assumptions that Borrowers believe are fair and reasonable as of the date of preparation in light of current and reasonably foreseeable business conditions (it being understood that actual results may differ from those set forth in such Projections). Borrowers shall provide Administrative Agent, LC Issuer and Lenders an update to such Projections upon Administrative Agent's request from time to time; and

(g)          promptly following any request therefor, such other information regarding the results of operations, business affairs and financial condition of Parent or any of its Subsidiaries as Administrative Agent or any Lender may reasonably request.

So long as Parent is required to file periodic reports under Section 13(a) or Section 15(d) of the Exchange Act, Borrowers shall be deemed to have satisfied their obligation to deliver the financial statements referred to in Sections 5.1(a) and (b) above from time to time with such periodic reports by the inclusion of such statements therein.

Section 5.2.          Notices of Material Events. Borrower Agent, on behalf of Borrowers, will furnish to Administrative Agent and each Lender prompt written notice of the following:

(a)          the occurrence of any Default or Event of Default;

(b)          the filing or commencement of, or any material development in, any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of any Loan Party, affecting any Loan Party or any of its Subsidiaries which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect upon Parent and its Subsidiaries taken as a whole;

(c)          the occurrence of any event or any other development by which any Loan Party or any of its Subsidiaries (i) fails to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) becomes subject to any Environmental Liability, (iii) receives notice of any claim with respect to any Environmental Liability, or (iv) becomes aware of any basis for any Environmental Liability, in each case which, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect upon Parent and its Subsidiaries as a whole;

(d)          promptly and in any event within 30 days after (i) any Loan Party knows or has reason to know that any ERISA Event has occurred that could reasonably be expected to result in liability to Parent and its Subsidiaries in an aggregate amount exceeding $5,000,000, a certificate of the chief financial officer of Borrower Agent describing such ERISA Event and the action, if any, proposed to be taken with respect to such ERISA Event and a copy of any notice filed with the PBGC or the IRS pertaining to such ERISA Event and any notices received by any Loan Party, any Subsidiary or ERISA Affiliate from the PBGC or any other governmental agency with respect thereto, and (ii) becoming aware (1) that there has been an increase in Unfunded Pension Liabilities (not taking into account Plans with negative Unfunded Pension Liabilities) since the date the representations hereunder are given or deemed given, or from any prior notice, as applicable, in an aggregate amount exceeding $5,000,000, (2) of the existence of any Withdrawal Liability in an aggregate amount exceeding $5,000,000, (3) of the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by any Loan Party, any of its Subsidiaries or any ERISA Affiliate, or (4) of the adoption of any amendment to a Plan subject to Section 412 of the Code which results in a material increase in contribution obligations of any Loan Party, any of its Subsidiaries or any ERISA Affiliate, a detailed written description thereof from the chief financial officer of Borrower Agent;

(e)          the occurrence of any material default or event of default, or the receipt by any Loan Party of any written notice of an alleged material default or event of default, with respect to any Material Contract of Parent or any of its Subsidiaries; or

(f)          any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect upon Parent and its Subsidiaries taken as a whole.

Borrower Agent will furnish to Administrative Agent and each Lender promptly and in any event at least 30 days prior thereto, notice of any change (i) in any Loan Party's legal name, (ii) in any Loan Party's chief executive office or its principal place of business, (iii) in any Loan Party's identity or legal structure, (iv) in any Loan Party's federal taxpayer identification number or organizational number or (v) in any Loan Party's jurisdiction of organization; and

Section 5.3.          Existence; Conduct of Business. Such Loan Party will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence and its respective rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided that nothing in this Section 5.3 shall prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.3.

Section 5.4.          Compliance with Laws. Such Loan Party will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and requirements of any Governmental Authority applicable to its business and properties, including, without limitation, all Environmental Laws, ERISA and OSHA, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect upon Parent and its Subsidiaries taken as a whole.

Section 5.5.          Payment of Obligations. Such Loan Party will, and will cause each of its Subsidiaries to, pay and discharge at or before maturity all of its obligations and liabilities (including, without limitation, all taxes, assessments and other governmental charges, levies and all other claims that could result in a statutory Lien) before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, and such Loan Party or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to make payment could not reasonably be expected to result in a Material Adverse Effect upon Parent and its Subsidiaries as a whole.

Section 5.6.          Books and Records. Such Loan Party will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities to the extent necessary to prepare the consolidated financial statements of Parent in conformity with GAAP.

Section 5.7.          Visitation and Inspection. Such Loan Party will, and will cause each of its Subsidiaries to, permit any representative of Administrative Agent or any Lender to visit and inspect its properties, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with any of its officers and with its independent certified public accountants, all at such reasonable times and as often as Administrative Agent or any Lender may reasonably request after reasonable prior notice to Borrower Agent; provided, that if an Event of Default has occurred and is continuing, no prior notice shall be required. Prior to the Borrowing Base Trigger Event, any such visit and inspection will be at Lenders' expense.

Section 5.8.          Maintenance of Properties; Insurance. Such Loan Party will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain with financially sound and reputable insurance companies which are not Affiliates of any Loan Party insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by companies in the same or similar businesses operating in the same or similar locations, and will, upon request of Administrative Agent, furnish to each Lender at reasonable intervals a certificate of a Responsible Officer setting forth the nature and extent of all insurance maintained by Parent and its Subsidiaries in accordance with this Section 5.8. On an annual basis (or at such other more frequent intervals as Administrative Agent may request from time to time), such Loan Party shall furnish to Administrative Agent summaries of all insurance policies (and, if requested by Administrative Agent from time to time, true and complete copies thereof) and evidence of insurance in the form of (i) the endorsements required below and (ii) an Acord Form 27 with respect to casualty and property insurance and an Acord Form 25 with respect to liability insurance and (iii) such other forms as Administrative Agent may reasonably request. Unless Administrative Agent shall agree otherwise, to the extent applicable, each policy shall include endorsements satisfactory to Administrative Agent (i) showing Administrative Agent as the sole lender loss payee with respect to property and casualty insurance and additional insured with respect to liability insurance; (ii) requiring (30) days prior written notice to Administrative Agent in the event of cancellation of the policy for any reason whatsoever; and (iii) specifying that the interest of Administrative Agent shall not be impaired or invalidated by any act or neglect of any Person, nor by the occupation of the premises for purposes more hazardous than are permitted by the insurance policy. If Loan Parties fail to provide and pay for any insurance, Administrative Agent may, at its option, but shall not be obligated to do so, procure the insurance and charge Loan Parties therefor. Each Loan Party agrees to deliver to Administrative Agent, promptly as rendered, copies of all reports made to insurance companies. All proceeds (other than proceeds from workers' compensation and D&O insurance) under each insurance policy shall be payable to Administrative Agent. While no Event of Default exists, Loan Parties may settle, adjust, or compromise any insurance claim so long as the proceeds are delivered to Administrative Agent. If a Default or Event of Default exists, only Administrative Agent shall be authorized to settle, adjust, and compromise such claims.

Section 5.9.          Use of Proceeds; Margin Regulations. Such Loan Party will use the proceeds of the Loans and any Letters of Credit only (a) to satisfy Indebtedness existing as of the Closing Date that a Loan Party incurred for working capital or general corporate purposes; (b) to pay fees and transaction expenses associated with the closing of the credit facility evidenced herein; (c) to pay Obligations in accordance with the terms of this Agreement; (d) for Acquisitions permitted hereunder (including the EnTrust Acquisition); and (e) for Borrowers' working capital and other general corporate (or company) purposes to the extent permitted by this Agreement. Without limitation of the foregoing, no portion of the proceeds of any Loan shall be used, directly or indirectly, (i) to purchase or carry, any Margin Stock or in any manner that causes or might cause a violation of Regulation T, Regulation U or Regulation X of the Board of Governors as in effect from time to time, or to violate the Securities Exchange Act of 1934, (ii) to fund any operation in, finance any investments or activities in, or make any payments to, a Sanctioned Person or Sanctioned Entity, (iii) for the purpose of refinancing any debt of any Loan Party when such Person is unable to obtain a primary or anticipated source of funding, (iv) in violation of the United States Foreign Corrupt Practices Act of 1977, or (v) to refinance any commercial paper.

Section 5.10.         Casualty and Condemnation. Borrower Agent will furnish to Administrative Agent and Lenders prompt written notice of any casualty or other insured damage to any material portion of any Loan Party's assets or any proceedings for the taking of any material portion of any Loan Party's assets under power of eminent domain or by condemnation or similar proceeding.

Section 5.11.         Additional Subsidiaries. Such Loan Party will (i) simultaneously with (x) the formation of a new direct or indirect Subsidiary of such Loan Party or (y) a Subsidiary of such Loan Party that is an Excluded Subsidiary on the Closing Date ceasing to be an Excluded Subsidiary (or at such later date as may be agreed to by Administrative Agent in writing in its discretion), and (ii) within thirty (30) days after a Person becoming a Subsidiary of such Loan Party pursuant to an Acquisition permitted hereunder (or at such later date as may be agreed to by Administrative Agent in writing in its discretion), provide Administrative Agent with written notice thereof and (a) with respect to all such Subsidiaries, cause such Subsidiary to execute and deliver to Administrative Agent a Joinder Agreement, causing such Subsidiary to become a party to this Agreement, as a joint and several "Borrower" (provided that only a wholly-owned Subsidiary shall be permitted to be a Borrower), and granting a first priority Lien upon its Collateral, subject to Liens permitted by Section 7.2 or, if consented to by Administrative Agent in its discretion, a "Guarantor"; (b) cause such Subsidiary that is added as a Borrower to execute and deliver to Administrative Agent Notes in favor of Lenders, if so requested by Lenders; and (c) deliver such other documentation as Administrative Agent may reasonably request in connection with the foregoing, including appropriate UCC-1 financing statements, Deposit Account Control Agreements, evidence of insurance as required by this Agreement or the other Loan Documents, certified resolutions and other organizational and authorizing documents of such Subsidiary, and upon the request of Administrative Agent, favorable opinions of counsel to such Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the attachment and perfection of security interests granted thereunder), all in form, content, and scope reasonably satisfactory to Administrative Agent; provided, however, that (x) nothing in this Section 5.11 shall authorize any Borrower or any Subsidiary to consummate any Acquisition, form any Subsidiary; (y) any document, agreement, or instrument executed or issued pursuant to this Section 5.11 shall be a "Loan Document" for purposes of this Agreement. Notwithstanding anything to the contrary set forth in this Section 5.11, no Excluded Subsidiary shall be required to become a Loan Party hereunder unless such Excluded Subsidiary ceases to be an Excluded Subsidiary.

Section 5.12.         ERISA. Such Loan Party will (a) make, or cause to be made, prompt payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to each Borrower's and ERISA Affiliates' Plans; (b) furnish to Administrative Agent, promptly upon Administrative Agent's request therefor, copies of any annual report required to be filed pursuant to ERISA in connection with each such Plan of each Borrower and ERISA Affiliate; (c) notify Administrative Agent as soon as practicable (but in any event with five Business Days) of any ERISA Event; and (d) furnish to Administrative Agent, promptly upon Administrative Agent's request therefor, such additional information concerning any such Plan as may be reasonably requested by Administrative Agent from time to time.

Section 5.13.         Environmental. Such Loan Party will:

(a)          In the event of the existence of a material Environmental Liability, promptly upon the written request of Administrative Agent and at Borrowers' expense, provide Administrative Agent with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable to Administrative Agent to assess with a reasonable degree of certainty (i) the presence or absence of any Hazardous Materials and the potential costs in connection with abatement, remediation, cleanup, or removal of any Hazardous Materials found on, under, at, or within any Borrower's or Subsidiaries' Properties and (ii) the compliance of such Loan Party or its Subsidiary with Environmental Laws.

(b)          If any material Environmental Release occurs or is discovered at or on any Borrower or Subsidiary's Property, act promptly and diligently to report to all appropriate Governmental Authorities as required under Environmental Law and to Administrative Agent the extent of, and to investigate and take remedial action to contain, mitigate, and remediate such Environmental Release, whether or not directed to do so by any Governmental Authority or required to do so by Environmental Law.

(c)          Maintain compliance in all material respects with all Environmental Laws.

(d)          (i) Generate, use, possess, store, release, treat, and dispose of Hazardous Materials only in the Ordinary Course of Business and in compliance in all material respects with all Environmental Laws, provided that in no instance may Hazardous Materials be disposed of, abandoned or otherwise deposited (whether by way of an Environmental Release or otherwise) in, at, on or under the Property of any Borrower or Subsidiary by any Borrower or Subsidiary or any other Person and (ii) shall not, except in the ordinary course of such Person's business and in compliance in all material respects with all Environmental Laws, (A) permit any Person to store of any Hazardous Material on any Borrower or Subsidiary's Property or (B) transport or permit the transportation of Hazardous Materials to or from any such Real Estate.

Section 5.14.         Margin Stock. If so requested by Administrative Agent, such Loan Party will furnish Administrative Agent with (a) a statement or statements in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U of said Board of Governors and (b) other documents evidencing its compliance with the margin regulations, including an opinion of counsel in form and substance satisfactory to Administrative Agent.

Section 5.15.         Taxes; Claims. Such Loan Party will pay and discharge all Taxes and all lawful claims for labor, materials, and supplies which have become due and payable and which by law have or may become a Lien upon any of its Property before the date on which such Taxes or claims become delinquent or penalties attach, unless such Taxes or claims are being Properly Contested.

Section 5.16.         Cash Management; Deposit Accounts. Such Loan Party will:

(a)          On or before the Closing Date, establish one or more Controlled Accounts and, thereafter, maintain each such Controlled Account;

(b)          Hold in trust for Administrative Agent and promptly (but, in any event, on the Business Day immediately following its receipt thereof) deposit into a Controlled Account all tangible Payment Items and cash such Loan Party receives on account of the payment of any of such Loan Party's Accounts, Credit Card Receivables (as defined in the Security Agreement), Pharmacy Receivables (as defined in the Security Agreement) or as Proceeds of any Inventory or other Collateral, and, with respect to each Deposit Account for an individual retail store location, shall promptly cause such tangible Payment Items and cash to be transmitted to a Controlled Account with respect to balances in any such Deposit Account for an individual retail store location in excess of (i) prior to the Borrowing Base Trigger Event, $5,000, and (ii) on or after the Borrowing Base Trigger Event, $3,000, in each case consistent with the historical practices of Loan Parties;

(c)          Not establish or maintain any Deposit Accounts other than Deposit Accounts (i) listed in Schedule 4.19; (ii) maintained at Regions Bank; (iii) maintained in the Ordinary Course of Business for an individual retail store location of such Loan Party opened after the Closing Date in accordance with the historical practices of such Loan Party; and (iv) which Borrowers deem necessary and use only for payroll, payroll taxes, employee benefits, petty cash, and local trade payables; and

(d)          Notwithstanding anything to the contrary set forth in this Section 5.16, Administrative Agent shall not exercise dominion over any Controlled Account unless an Account Control Period (as defined in the Addendum) exists.

Section 5.17.         Further Assurances. Borrowers will, and will cause each other Loan Party to, execute any and all further documents, agreements and instruments, and take all such further actions which may be required under any Applicable Law, or which Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents.

Article 6

[RESERVED]

Article 7

NEGATIVE COVENANTS

Each Loan Party covenants and agrees that so long as any Lender has a Commitment hereunder or any Obligation remains outstanding:

Section 7.1.          Indebtedness. Such Loan Party will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

(a)          Indebtedness created pursuant to the Loan Documents;

(b)          Indebtedness of Parent and its Subsidiaries existing on the date hereof and set forth on Schedule 7.1 and extensions, renewals and replacements of any such Indebtedness that do not, unless otherwise permitted hereunder, increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof;

(c)          Indebtedness arising under any Hedging Agreement entered into in accordance with Section 7.8;

(d)          Indebtedness (other than the Obligations) (i) for payment of any of the purchase price of any fixed or capital asset which Indebtedness does not exceed the cost of acquiring such fixed or capital asset, including any related transaction costs, and (ii) incurred at the time of, or within ten days before or after, the acquisition of such fixed or capital asset, for the purpose of financing all or a portion of the purchase price therefor which Indebtedness does not exceed the cost of acquiring such fixed or capital asset, including any related transaction costs so long as (x) such Indebtedness and related Lien permitted pursuant to Section 7.2(d) (if any) are incurred not more than ten days after the acquisition of the fixed asset which is the subject thereof and (y) the aggregate amount of such Indebtedness does not, at any one time, exceed $5,000,000;

(e)          (i) Unsecured Subordinated Debt constituting the EnTrust Earnout Debt and guaranties thereof, so long as such Indebtedness is subject to the subordination provisions set forth in the EnTrust Earnout Notes and related guaranties, and (ii) other unsecured Subordinated Debt in an aggregate original principal amount not to exceed $5,000,000; and

(f)          other Indebtedness of Parent or its Subsidiaries that is not included in any of the preceding clauses of this Section 7.1 and is not secured by a Lien in an aggregate principal amount not to exceed $20,000,000 at any time outstanding.

Section 7.2.          Liens. Such Loan Party will not, and will not permit any of its Subsidiaries, to, create, incur, assume or suffer to exist any Lien on any of its Property now owned or hereafter acquired, except:

(a)          Liens in favor of Agent, on behalf of Secured Parties, securing the Obligations to the extent hereafter granted by any Loan Party or a Subsidiary of any Loan Party;

(b)          Permitted Encumbrances;

(c)          Liens on any property or asset of Parent or any of its Subsidiaries existing on the date hereof and set forth on Schedule 7.2;

(d)          purchase money Liens upon or in any fixed or capital assets to secure the purchase price or the cost of construction or improvement of such fixed or capital assets or to secure Indebtedness (to the extent such Indebtedness is permitted pursuant to Section 7.1(d)) incurred solely for the purpose of financing the acquisition, construction or improvement of such fixed or capital assets (including Liens securing any Capital Lease Obligations); provided that (i) such Lien secures only Indebtedness permitted pursuant to Section 7.1(d), (ii) such Lien attaches to such asset concurrently or within 90 days after the acquisition or the completion of the construction or improvements thereof, and (iii) such Lien does not extend to any other asset;

(e)          Liens on any Property not constituting Collateral of Parent or any Subsidiary existing on the Closing Date or Liens existing on any Property not constituting Collateral prior to such Property's acquisition by Parent or any Subsidiary and which were not created in contemplation of such acquisition;

(f)          Liens in favor of Cardinal on the Cardinal Inventory (as such term is defined in the Cardinal Intercreditor Agreement) so long as such Liens are subject to the Cardinal Intercreditor Agreement; and

(g)          extensions, renewals, or replacements of any Lien referred to in clauses (b) through (f) of this Section 7.2; provided that the principal amount of the Indebtedness secured thereby is not increased and that any such extension, renewal or replacement is limited to the assets originally encumbered thereby;

Section 7.3.          Fundamental Changes. Such Loan Party will not, and will not permit any of its Subsidiaries to, merge into or consolidate into any other Person, or permit any other Person to merge into or consolidate with it, or sell, lease, transfer or otherwise dispose of (in a single transaction or a series of transactions) all or substantially all of its assets (in each case, whether now owned or hereafter acquired) or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired) or liquidate or dissolve; provided that if, at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, (i) such Loan Party or any Subsidiary may merge with a Borrower if such Borrower (or such Subsidiary if such Loan Party is not a party to such merger) is the surviving Person, (ii) any Subsidiary may merge into another Subsidiary, provided that if any party to such merger is a Borrower, such Borrower shall be the surviving Person, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of all or substantially all of its assets (and subsequently dissolve or liquidate) to a Borrower.

Section 7.4.          Investments, Loans. Such Loan Party will not make any Investment, except:

(a)          Investments existing on the date hereof and set forth on Schedule 7.4 (including Investments in Subsidiaries);

(b)          loans or advances to employees, officers or directors of such Loan Party or any of its Subsidiaries in the Ordinary Course of Business not to exceed $1,000,000 in the aggregate at any time outstanding;

(c)          the EnTrust Acquisition, so long as:

(i)          no Default or Event of Default shall exist or result therefrom;

(ii)         Administrative Agent shall have received evidence reasonably satisfactory to it that, both before and after giving pro forma effect to such acquisition, each Loan Party is Solvent;

(iii)        the board of directors (or other comparable governing body) of the Person being acquired or whose assets are being acquired shall have duly approved such Acquisition and such Person shall not have announced that it will oppose such Acquisition and shall not have commenced any action that alleges that such Acquisition will violate Applicable Law;

(iv)        Borrowers shall have delivered to Administrative Agent a quality of earnings report for EnTrust in form and substance satisfactory to Administrative Agent;

(v)         such Acquisition shall be consummated on or before the date that is ninety (90) days after the Closing Date;

(vi)        to the extent that a portion of the consideration for such Acquisition constitutes the EnTrust Earnout Debt, such Indebtedness shall be permitted pursuant to Section 7.1(e)(i); and

(vii)       the aggregate amount of cash consideration paid at closing with respect to such Acquisition shall not exceed $54,000,000;

(d)          Acquisitions by a Borrower of all or substantially all of the assets, a business unit or division, or more than fifty percent (50%) of the Capital Stock of a Person organized under the laws of the United States of America or any state thereof, so long as each of the following conditions is satisfied as determined by Administrative Agent:

(i)          such acquired Person or assets, as applicable, are located in the continental United States of America and engage in business in substantially the same field as the business conducted by Parent and its Subsidiaries on the Closing Date;

(ii)         with respect to any Person that is or becomes a Subsidiary organized in the United States, such Person shall deliver all of the documents that are required by Section 5.11, and take all actions deemed necessary or advisable by Administrative Agent to cause the Lien created by the Security Agreement to be duly perfected in the Property of such Person constituting Collateral, including the filing of financing statements in such jurisdictions as may be requested by Administrative Agent;

(iii)        if the aggregate amount of cash and non-cash consideration (including all cash and Indebtedness, including contingent obligations, incurred or assumed and the maximum amount of any earnout or similar payment in connection therewith (whether or not actually earned)) for any individual Acquisition is less than $5,000,000, Borrowers shall certify, on the next quarterly Compliance Certificate delivered in accordance with Section 5.1(c), that Excess Availability, on the date of and after giving effect to such Acquisition, was not less than $20,000,000;

(iv)        if the aggregate amount of cash and non-cash consideration (including all cash and Indebtedness, including contingent obligations, incurred or assumed and the maximum amount of any earnout or similar payment in connection therewith (whether or not actually earned)) for any individual Acquisition is equal to or in excess of $5,000,000 but less than $10,000,000, the applicable Borrower has made available to Administrative Agent, not later than ten (10) Business Days (or such later date to which Administrative Agent may agree) prior to the proposed date of such acquisition, (i) a general description of the business and assets of the Acquisition target, (ii) a certificate from a Responsible Officer of Borrowers that (x) certifies compliance with the conditions set forth in this Section 7.4(d), (y) that certifies that Excess Availability, on the date of and after giving effect to such Acquisition, shall not be less than $20,000,000 and (z) provides for other customary closing certifications, and (iii) any and all other information requested by Administrative Agent in its discretion;

(v)         if the aggregate amount of cash and non-cash consideration (including all cash and Indebtedness, including contingent obligations, incurred or assumed and the maximum amount of any earnout or similar payment in connection therewith (whether or not actually earned)) for any individual Acquisition is equal to or in excess of $10,000,000, (x) the applicable Borrower has made available to Administrative Agent, not later than ten (10) Business Days (or such later date to which Administrative Agent may agree) prior to the proposed date of such acquisition, (i) a general description of the business and assets of the Acquisition target, (ii) lien search results which reflect that, after giving effect to the Acquisition and any contemplated releases, there shall be no Liens other than those permitted pursuant to Section 7.2 with respect to the Acquisition target, (iii) the acquisition documents (or drafts thereof), including a copy of the purchase and sale agreement with all schedules and exhibits thereto, (iv) evidence reasonably satisfactory to Administrative Agent that, both before and after giving pro forma effect to such acquisition, each Loan Party is Solvent, (v) evidence reasonably satisfactory to Administrative Agent that the board of directors (or other comparable governing body) of the Person being acquired or whose assets are being acquired shall have duly approved such Acquisition and such Person shall not have announced that it will oppose such Acquisition and shall not have commenced any action that alleges that such Acquisition will violate Applicable Law, (vi) a certificate from a Responsible Officer of Borrowers that (x) certifies compliance with the conditions set forth in this Section 7.4(d), (y) that certifies that Excess Availability, on the date of and after giving effect to such Acquisition, shall not be less than $20,000,000 and (z) provides for other customary closing certifications, including by attaching certified copies of the applicable acquisition documents, certifying as to the closing of such Acquisition, and that representations and warranties are true, correct and complete after giving effect to such Acquisition, and (vii) any and all other information requested by Administrative Agent in its discretion and (y) unless otherwise agreed by Administrative Agent, and a collateral assignment of rights with respect to the applicable acquisition documents executed by the applicable Borrower and acknowledged and accepted by the seller and target of such Acquisition;

(vi)        Loan Parties (and the Persons being acquired, if applicable) shall have executed and delivered such amendments or supplements to this Agreement, the Security Agreement or the other Loan Documents or such other documents as Administrative Agent may deem necessary or advisable to grant Administrative Agent a first priority Lien on all of the acquired assets to the extent constituting Collateral;

(vii)       no Default or Event of Default shall exist or result therefrom; and

(viii)      the aggregate amount of cash and non-cash consideration (including all cash and Indebtedness, including contingent obligations, incurred or assumed and the maximum amount of any earnout or similar payment in connection therewith (whether or not actually earned)) shall not exceed $25,000,000 for any individual Acquisition;

(e)          guaranties of the Loan Parties permitted pursuant to Section 7.1;

(f)          Hedging Agreements permitted pursuant to Section 7.1;

(g)          Cash Investments; and

(h)          Investments constituting intercompany loans between Loan Parties and their Subsidiaries (other than Excluded Subsidiaries) consistent with historical practices.

Section 7.5.          Restricted Payments. Such Loan Party will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(a)          dividends payable by a Loan Party solely in interests of any class of its common equity; and

(b)          Restricted Payments made by any Subsidiary to a Loan Party; and

(c)          dividends or distributions that would otherwise constitute Restricted Payments so long as (i) any such distributions and dividends during any four consecutive Fiscal Quarters do not exceed $20,000,000 in the aggregate, (ii) no Default or Event of Default exists at the time of any such distribution or dividend or after giving effect thereto, (iii) any such dividend or distribution is permitted by Applicable Law, (iv) Borrowers are Solvent both before and after giving effect to any such dividend or distribution, and (v) Excess Availability on the date of any such distribution or dividend and ending after giving effect thereto shall not be less than $20,000,000; provided, that Parent may make dividends in respect of Parent's common stock during any four consecutive Fiscal Quarters that do not exceed $10,000,000 in the aggregate (which dividends shall be included in the computation of aggregate dividends and distributions pursuant to subclause (i) of this clause) without respect to subclause (v) of this clause.

Section 7.6.          Sale of Assets. Except as permitted by Section 7.3, such Loan Party will not, and will not permit any of its Subsidiaries to make or consummate any Asset Disposition, except, so long as no Default or Event of Default exists and all proceeds thereof are remitted to a Controlled Account pursuant to Section 5.16, an Asset Disposition which constitutes or is:

(a)          a sale of Inventory in the Ordinary Course of Business;

(b)          a disposition of Equipment which is obsolete, unmerchantable, or otherwise unsalable in the Ordinary Course of Business;

(c)          a disposition of Inventory which is obsolete, unmerchantable, or otherwise unsalable in the Ordinary Course of Business;

(d)          a sale or other disposition of Intellectual Property which is, in the reasonable judgment of Borrowers, no longer economically practicable to maintain or useful in the conduct of the Loan Parties and Subsidiaries' business;

(e)          a write-off, discount, sale, or other disposition of defaulted or past due Accounts and similar obligations in the Ordinary Course of Business and not part of any financing of Accounts;

(f)          a sale, transfer, or other disposition, (i) by any Loan Party to any other Loan Party; or (ii) any Subsidiary which is not a Loan Party to any Loan Party for fair market value or for a value more favorable to such Loan Party (in each case as determined by Borrowers and acceptable to Administrative Agent) at the time of such sale, transfer, or disposition;

(g)          termination of a lease of Property in the Ordinary Course of Business, which could not reasonably be expected to have a Material Adverse Effect, and does not result from any Borrower or Subsidiary's default thereunder;

(h)          a license or sublicense of Intellectual Property rights in the Ordinary Course of Business not interfering, individually or in the aggregate, in any material respect with the conduct of the business of the Loan Parties and the Subsidiaries;

(i)           a lease, sublease, license, or sublicense of Real Estate granted by any Borrower or Subsidiary to other Persons in the Ordinary Course of Business not interfering in any material respect with any Borrower or Subsidiary's business or Administrative Agent's access to any Collateral; or

(k)          the voluntary termination of Hedging Agreements to which a Borrower or Subsidiary is a party.

Section 7.7.          Transactions with Affiliates. Such Loan Party will not, and will not permit any of its Subsidiaries to enter into or be party to any transaction with an Affiliate, except (a) transactions contemplated by the Loan Documents; (b) transactions with Affiliates which were consummated before the Closing Date and listed on Schedule 7.7; (c) any Restricted Payment permitted by Section 7.5; and (d) transactions with Affiliates (not otherwise specifically covered in this Section 7.7) in the Ordinary Course of Business, upon fair and reasonable terms (which terms shall be fully disclosed to Administrative Agent upon Administrative Agent's request), and (x) no less favorable than would be obtained in a comparable arm's-length transaction with a non-Affiliate or (y) otherwise on terms consistent with the business relationship of such Person and such Affiliate before the Closing Date, if any; provided, that, in no event shall the transactions contemplated by this clause (d) exceed $5,000,000 in the aggregate in any Fiscal Year (excluding real Property and Equipment leasing arrangements in the Ordinary Course of Business).

Section 7.8.          Hedging Agreement. Such Loan Party will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the Ordinary Course of Business to hedge or mitigate risks to which such Loan Party or any of its Subsidiaries is exposed in the conduct of its business or the management of its liabilities.

Section 7.9.          Amendment to Material Documents. Such Loan Party will not, and will not permit any of its Subsidiaries to, amend, modify or waive any of its rights under its certificate of incorporation, bylaws or other organizational documents that would have an adverse effect on Lenders or Administrative Agent.

Section 7.10.         Accounting Changes. Such Loan Party will not, and will not permit any of its Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required by or in compliance with GAAP, or change the fiscal year of Parent or of any of its Subsidiaries, except to change the fiscal year of a Subsidiary to conform its fiscal year to that of Parent.

Section 7.11.         Government Regulation. Such Loan Party will not, and will not permit any of its Subsidiaries to, (a) be or become subject at any time to any law, regulation or list of any Governmental Authority of the United States (including, without limitation, the OFAC list) that prohibits or limits Lenders or Administrative Agent from making any advance or extension of credit to such Loan Party or from otherwise conducting business with Loan Parties, or (b) fail to provide documentary and other evidence of the identity of Loan Parties as may be requested by Lenders or Administrative Agent at any time to enable Lenders or Administrative Agent to verify the identity of the Loan Parties or to comply with any Applicable Law or applicable regulation, including, without limitation, Section 326 of the Patriot Act at 31 U.S.C. Section 5318.

Section 7.12.         Plans. Such Loan Party will not, and will not permit any of its Subsidiaries to, become party to any Multiemployer Plan or Foreign Plan, other than any in existence on the Closing Date. Fail to meet all of the applicable minimum funding requirements of ERISA and the Code, without regard to any waivers thereof, and, to the extent that the assets of any of their Plans would be less (by $500,000 or more) than an amount sufficient to provide all accrued benefits payable under such Plans, Borrowers shall make the maximum deductible contributions allowable under the Code (based on Borrowers' current actuarial assumptions). No Borrower shall, or shall cause or permit any ERISA Affiliate to (a) cause or permit to occur any event that could result in the imposition of a Lien under Section 412 of the Code or Section 302 or 4068 of ERISA; or (b) cause or permit to occur an ERISA Event.

Section 7.13.         Sales and Leasebacks. Such Loan Party will not, and will not permit any of its Subsidiaries to, enter into any arrangement, whereby one Person shall, directly or indirectly, sell or transfer any Property to another Person who shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which such Person intends to use for substantially the same purpose or purposes as the property sold or transferred.

Section 7.14.         Disqualified Capital Stock. Such Loan Party will not, and will not permit any of its Subsidiaries to, issue or suffer to exist with respect to such Person any Capital Stock that by its terms (or by the terms of any other Capital Stock into which it is convertible or exchangeable) or otherwise (a) matures or is subject to mandatory redemption or repurchase (other than solely for Capital Stock that are not Disqualified Capital Stock) pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holder thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior Payment in Full of the Obligations (other than any Obligations which expressly survive termination) and termination of the Commitments); (b) is convertible into or exchangeable or exercisable for Indebtedness or any Disqualified Capital Stock at the option of the holder thereof; (c) may be required to be redeemed or repurchased at the option of the holder thereof (other than solely for Capital Stock that are not Disqualified Capital Stock), in whole or in part, in each case on or before the date that is one hundred twenty (120) days after the date set forth in clause (a) of the definition of Revolving Commitment Termination Date; or (d) provides for scheduled payments of dividends to be made in cash or be subject to any other obligation that requires such Person to purchase, redeem, retire, or otherwise acquire for value any Capital Stock of such Person, including any "put" or similar rights.

Article 8

EVENTS OF DEFAULT

Section 8.1.          Events of Default. Each of the following shall be an "Event of Default" hereunder, if the same shall occur for any reason whatsoever, whether voluntary or involuntary, pursuant to any judgment or order of any court or any order, rule, or regulation of any Governmental Authority, or otherwise:

(a)          Borrowers shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or otherwise, and, prior to the Borrowing Base Trigger Event, such failure shall continue unremedied for a period of three (3) days; or

(b)          Borrowers shall fail to pay any interest on any Loan, any fee or any other amount (other than an amount payable under Section 8.1(a) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days; or

(c)          any material representation or warranty made or deemed made by or on behalf of any Loan Party or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document (including the Schedules attached hereto and thereto), or in any amendments or modifications hereof or waivers hereunder, or in any certificate, report, financial statement or other document submitted to Administrative Agent or Lenders by any Loan Party or any representative of any Loan Party pursuant to or in connection with this Agreement or any other Loan Document shall prove to be incorrect in any material respect (other than any representation or warranty that is expressly qualified by a Material Adverse Effect or other materiality, in which case such representation or warranty shall prove to be incorrect in any respect) when made or deemed made or submitted; or

(d)          any Loan Party shall fail to observe or perform any covenant or agreement contained in Sections 5.1, 5.2, 5.3, 5.7, 5.8, 5.9, 5.14, 5.15, 5.16, 5.17, Article VII, the Security Agreement or the Addendum; or

(e)          any Loan Party shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those referred to in Section 8.1(a), (b) and (d)) or any other Loan Document and such failure shall remain unremedied for 30 days after the earlier of (i) any Responsible Officer of any Loan Party has actual knowledge of such failure, or (ii) notice thereof shall have been given to Borrower Agent by Administrative Agent or any Lender; or

(f)          Parent or any of its Subsidiaries (whether as primary obligor or as guarantor or other surety) shall fail to pay any principal or interest on, any Material Indebtedness as the same shall become due and payable upon a default being declared thereunder, subject to any applicable grace or cure period, if any, specified in the agreement governing such Indebtedness; or

(g)          Parent or any of its Subsidiaries shall (i) commence a voluntary case or other proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a custodian, trustee, receiver, liquidator or other similar official of it or any substantial part of its property, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 8.1(h), (iii) apply for or consent to the appointment of a custodian, trustee, receiver, liquidator or other similar official for Parent or any such Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing;

(h)          An Insolvency Proceeding shall be commenced against any Loan Party or Subsidiary (i) liquidation, reorganization or other relief in respect of Parent or any of its Subsidiaries or its debts, or any substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) the appointment of a custodian, trustee, receiver, liquidator or other similar official for Parent or any of its Subsidiaries or for a substantial part of its assets, and in any such case, such proceeding or petition shall remain undismissed for a period of 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

(i)          Any Loan Party shall become unable to pay, shall admit in writing its inability to pay, or shall fail to pay, its debts as they become due; or

(j)           (i) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with other ERISA Events that have occurred, could reasonably be expected to result in liability to Parent and its Subsidiaries in an aggregate amount exceeding $10,000,000, (ii) there is or arises an Unfunded Pension Liability (not taking into account Plans with negative Unfunded Pension Liability) in an aggregate amount exceeding $10,000,000, or (iii) there is or arises any potential Withdrawal Liability in an aggregate amount exceeding $10,000,000; or

(k)          any judgment or order for the payment of money exceeding $5,000,000 in the aggregate in excess of existing insurance coverage shall be rendered against Borrower or any of its Subsidiaries, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be a period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(l)          a Change in Control shall occur or exist; or

(m)          (i) Any Loan Party shall repudiate, revoke, or attempt to revoke, in whole or in part, any of its obligations hereunder or under any other Loan Document or (ii) any Loan Party shall deny or contest the validity or enforceability of this Agreement or any other Loan Document or all or any part of the Obligations or the perfection or priority of any Lien granted to Administrative Agent; or

(n)          (i) any loss, theft, damage, or destruction with respect to any Property of Loan Parties or other casualty with respect to any Property of Loan Parties or (ii) the condemnation or taking by eminent domain with respect to any Property of Loan Parties by any Governmental Authority shall occur with respect to any Collateral having a value (determined, for purposes of this clause (n), as the greater of cost or market) greater than $10,000,000 in excess of insurance coverage therefor; or

(o)          (i) Any Loan Party shall be enjoined, restrained, or in any way prevented by any Governmental Authority from conducting any material part of its business; (ii) any Loan Party shall suffer the loss, revocation, or termination of any material license, permit, lease, or agreement necessary to its business; (iii) any cessation of any material part of the business of any Loan Party shall occur; (iv) any material default occurs under any Material Contract or any Material Contract is terminated before its stated maturity or not renewed; or (v) any strike, lockout, labor dispute, embargo, act of terrorism, or act of God, or other casualty which causes, for more than 30 consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of any Loan Party shall occur, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect or is prohibited by the terms of any Loan Document; or

(p)          Any Loan Party or any of its officers is criminally indicted or convicted for (i) a felony committed in the conduct of any such Loan Party's business, or (ii) violating any state or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and illegal Exportation of War Materials Act), in each case, that could lead to forfeiture of any material Property of any Loan Party or any Collateral.

Section 8.2.          Remedies upon Default. Upon the occurrence of an Event of Default, Administrative Agent may, and upon the written request of the Required Lenders shall, by notice to Borrower Agent, take any or all of the following actions, at the same or different times: (a) terminate the Commitments, whereupon the Commitment of each Lender shall terminate immediately, (b) declare the principal of and any accrued interest on the Loans, and all other Obligations owing hereunder, to be, whereupon the same shall become, due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Loan Party, (c) exercise all remedies contained in any other Loan Document, including, without limitation, the Security Agreement, and (d) exercise any other remedies available at law or in equity; provided, that, if an Event of Default specified in either Section 8.1(g) or (h) shall occur, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon, and all fees and all other Obligations shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Loan Party.

Section 8.3.          License. Each Loan Party hereby grants to Administrative Agent an irrevocable, non-exclusive license or other right to use, license, or sublicense (without payment of any royalty or other compensation to any Person), exercisable during the existence of an Event of Default prior to the Payment in Full of the Obligations, any or all of such Loan Party's Intellectual Property, computing hardware, brochures, promotional and advertising materials, labels, packaging materials, and other Property in connection with the advertising for sale or lease, marketing, selling, leasing, liquidating, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof. Each Loan Party's rights and interests in and to any Intellectual Property shall inure to Administrative Agent's benefit.

Section 8.4.          Receiver. In addition to any other remedy available to it, Administrative Agent, upon the request of the Required Lenders, shall have the absolute right, during the existence of an Event of Default, to seek and obtain the appointment of a receiver to take possession of and operate and/or dispose of the business and assets of any Loan Party and Subsidiaries, and Loan Parties hereby consent (for themselves and on behalf of the Subsidiaries) to such rights and such appointment and hereby waive any objection Loan Parties may have thereto or the right to have a bond or other security posted by Administrative Agent or any Lender in connection therewith.

Section 8.5.          Deposits; Insurance. Loan Parties (a) authorize Administrative Agent to, during the existence of an Event of Default, settle, collect, and apply against the Obligations any refund of insurance premiums or any insurance proceeds payable to any Loan Party on account of any Loss or otherwise and (b) irrevocably appoints Administrative Agent as its attorney-in-fact to, during the existence of an Event of Default, indorse any check or draft or take other action necessary to obtain such funds.

Section 8.6.          Remedies Cumulative. All rights and remedies of Administrative Agent or any Lender contained in the Loan Documents, the UCC, and Applicable Law are cumulative and not in derogation or substitution of each other. In particular, the rights and remedies of Administrative Agent, LC Issuer and Lenders may be exercised at any time and from time to time, concurrently or in any order, and shall not be exclusive of any other rights or remedies that Administrative Agent, LC Issuer and Lenders may have, whether under any Loan Document, the UCC, Applicable Law and shall include the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Loan Party of this Agreement or any of the other Loan Documents. Administrative Agent may, and at the direction of the Required Lenders shall, at any time or times, proceed directly against any Loan Party to collect the Obligations without prior recourse to the Collateral. All rights and remedies shall continue in full force and effect until Payment in Full of all Obligations.

Article 9

ADMINISTRATIVE AGENT

Section 9.1.          Appointment of Administrative Agent. Each Lender irrevocably appoints Regions Bank as Administrative Agent and authorizes it to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent under this Agreement and the other Loan Documents, together with all such actions and powers that are reasonably incidental thereto. Administrative Agent may perform any of its duties hereunder or under the other Loan Documents by or through any one or more sub-agents or attorneys-in-fact appointed by Administrative Agent. Administrative Agent and any such sub-agent or attorney-in-fact may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions set forth in this Article shall apply to any such sub-agent, attorney-in-fact or Related Party and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 9.2.          Nature of Duties of Administrative Agent. Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, (a) Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except those discretionary rights and powers expressly contemplated by the Loan Documents that Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of Lenders as shall be necessary under the circumstances as provided in Section 10.2), and (c) except as expressly set forth in the Loan Documents, Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Subsidiaries that is communicated to or obtained by Administrative Agent or any of its Affiliates in any capacity. Administrative Agent shall not be liable for any action taken or not taken by it, its sub-agents or its attorneys-in-fact with the consent or at the request of the Required Lenders (or such other number or percentage of Lenders as shall be necessary under the circumstances as provided in Section 10.2) or in the absence of its own gross negligence or willful misconduct. Administrative Agent shall not be responsible for the negligence or misconduct of any sub- agents or attorneys-in-fact selected by it with reasonable care. Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof (which notice shall include an express reference to such event being a "Default" or "Event of Default" hereunder) is given to Administrative Agent by any Loan Party or any Lender, and Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms and conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to Administrative Agent. Administrative Agent may consult with legal counsel (including counsel for any Loan Party) concerning all matters pertaining to such duties.

Section 9.3.          Lack of Reliance on Administrative Agent. Each of Lenders acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of Lenders also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, continue to make its own decisions in taking or not taking any action under or based on this Agreement, any related agreement or any document furnished hereunder or thereunder.

Section 9.4.          Certain Rights of Administrative Agent. If Administrative Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, Administrative Agent shall be entitled to refrain from such act or taking such act unless and until it shall have received instructions from such Lenders, and Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders where required by the terms of this Agreement.

Section 9.5.          Reliance by Administrative Agent. Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, posting or other distribution) believed by it to be genuine and to have been signed, sent or made by the proper Person. Administrative Agent may also rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person and shall not incur any liability for relying thereon. Administrative Agent may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of such counsel, accountants or experts.

Section 9.6.          Administrative Agent in its Individual Capacity. The bank serving as Administrative Agent shall have the same rights and powers under this Agreement and any other Loan Document in its capacity as a Lender as any other Lender and may exercise or refrain from exercising the same as though it were not Administrative Agent; and the terms "Lenders," "Required Lenders," or any similar terms shall, unless the context clearly otherwise indicates, include Administrative Agent in its individual capacity. The bank acting as Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with any Loan Party or any Subsidiary or Affiliate of any Loan Party as if it were not Administrative Agent hereunder.

Section 9.7.          Successor Administrative Agent.

(a)          Administrative Agent may resign at any time by giving notice thereof to Lenders and Borrower Agent. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, subject to approval by Borrower Agent provided that no Default or Event of Default shall exist at such time. If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States or any state thereof or a bank which maintains an office in the United States, having a combined capital and surplus of at least $500,000,000.

(b)          Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. If, within 45 days after written notice is given of the retiring Administrative Agent's resignation under this Section 9.7, no successor Administrative Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Administrative Agent's resignation shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time as the Required Lenders appoint a successor Administrative Agent as provided above. After any retiring Administrative Agent's resignation hereunder, the provisions of this Article shall continue in effect for the benefit of such retiring Administrative Agent and its representatives and agents in respect of any actions taken or not taken by any of them while it was serving as Administrative Agent.

Section 9.8.          Withholding Tax. To the extent required by any applicable law, Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If the Internal Revenue Service or any authority of the United States or any other jurisdiction asserts a claim that Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify Administrative Agent (to the extent that Administrative Agent has not already been reimbursed by Borrowers and without limiting the obligation of Borrowers to do so) fully for all amounts paid, directly or indirectly, by Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.

Section 9.9.          Administrative Agent May File Proofs of Claim.

(a)          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, Administrative Agent (irrespective of whether the principal of any Loan or any Revolving Credit Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i)          to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans or Revolving Credit Exposure and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and Administrative Agent and its agents and counsel and all other amounts due Lenders, and Administrative Agent under Section 10.3) allowed in such judicial proceeding; and

(ii)         to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

(b)          Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, if Administrative Agent shall consent to the making of such payments directly to Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Section 10.3.

Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.10.         Authorization to Execute Other Loan Documents. Each Lender hereby authorizes Administrative Agent to execute on behalf of all Lenders all Loan Documents other than this Agreement.

Section 9.11.         Administrative Agent Titles. Each Lender, other than Administrative Agent, that is designated (on the cover page of this Agreement or otherwise) by Administrative Agent as an "Arranger," "Documentation Agent," or "Syndication Agent" of any type shall not have any right, power, responsibility, or duty under any Loan Documents other than those applicable to all Lenders and shall in no event be deemed to have any fiduciary relationship with any other Lender.

Section 9.12.         Bank Product Providers. Each holder of Secured Bank Product Obligations agrees to be bound by the Loan Documents. Each holder of Secured Bank Product Obligations shall indemnify, defend and hold harmless Administrative Agent Indemnitees, to the extent not reimbursed by Loan Parties, against all Claims that may be incurred by or asserted against any Administrative Agent Indemnitee in connection with such provider's Secured Bank Product Obligations.

Section 9.13.         No Third Party Beneficiaries. This Section 9 is an agreement solely among Administrative Agent, LC Issuer, and Lenders and shall survive Payment in Full of the Obligations. This Section 9 does not confer any rights or benefits upon Loan Parties or any other Person, and no Loan Party shall have any standing to enforce this Section 9. As between Loan Parties and Administrative Agent, any action that Administrative Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by LC Issuer and Lenders, as applicable.

Section 9.14.         Certifications From Lenders and Participants; PATRIOT Act; No Reliance.

(a)          PATRIOT Act Certifications. Each Lender or assignee or Participant of a Lender that is not incorporated under the laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the PATRIOT Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to Administrative Agent the certification, or, if applicable, recertification, certifying that such Lender, assignee or Participant is not a "shell" and certifying to other matters as required by Section 313 of the PATRIOT Act and the applicable regulations: (1) within ten (10) days after the Closing Date, and (2) as such other times as are required under the PATRIOT Act.

(b)          No Reliance. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, Participants or assignees, may rely on Administrative Agent to carry out such Lender's, Affiliate's, Participant's or assignee's customer identification program, or other obligations required or imposed under or pursuant to the PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 1020.220 (as hereafter amended or replaced, the "CIP Regulations"), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other Anti-Terrorism Laws.

Article 10

MISCELLANEOUS

Section 10.1.          Notices.

(a)          Written Notices. Except in the case of notices and other communications expressly permitted to be given otherwise, all notices and other communications to any party herein to be effective shall be in writing and shall be delivered by hand or overnight courier service, or mailed by certified or registered mail, as follows:

To any Loan Party:	Fred's, Inc. 4300 New Getwell Road Memphis, Tennessee 38116 Attn: Jerry A. Shore, Chief Executive Officer Facsimile: (901) 365-6815

To Regions Bank:	the address set forth on the signature page of Regions Bank hereto

To any other Lender:	the address set forth on the signature page of such Lender hereto or in the Administrative Questionnaire or the Assignment and Acceptance executed by such Lender

Any party hereto may change its address for notices and other communications hereunder by notice to the other parties hereto. All such notices and other communications shall be effective upon actual receipt by the relevant Person or, if delivered by overnight courier service, upon the first Business Day after the date deposited with such courier service for overnight (next-day) delivery or, if mailed, upon the third Business Day after the date deposited into the mail or, if delivered by hand, upon delivery; provided that notices delivered to Administrative Agent shall not be effective until actually received by such Person at its address specified in this Section 10.1.

(b)          Electronic Communications.

(i)          Notices and other communications to Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II unless such Lender, as applicable, and Administrative Agent have agreed to receive such notices thereof by electronic communication and have agreed to the procedures governing such communications.

(ii)         Administrative Agent or Borrower Agent may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by each; provided that approval of such procedures may be limited to particular notices or communications and shall not include notices of a Default or Event of Default.

(iii)        Unless Administrative Agent otherwise prescribes, (x) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (y) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (x) of notification that such notice or communication is available and identifying the website address therefor.

Section 10.2.          Waiver; Amendments.

(a)          No failure or delay by Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document, and no course of dealing between any Loan Party and Administrative Agent or any Lender, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power hereunder or thereunder. The rights and remedies of Administrative Agent and Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies provided by law. No waiver of any provision of this Agreement or of any other Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 10.2(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether Administrative Agent or any Lender may have had notice or knowledge of such Default or Event of Default at the time.

(b)          No amendment or waiver of any provision of this Agreement or of the other Loan Documents nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by each Loan Party and the Required Lenders, or each Loan Party and Administrative Agent with the consent of the Required Lenders, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, in addition to the consent of the Required Lenders, no amendment, waiver or consent shall:

(i)          increase the Commitment of any Lender without the written consent of each Lender;

(ii)         reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby;

(iii)        postpone the date fixed for any payment of any principal of, or interest on, any Loan or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment, without the written consent of each Lender affected thereby;

(iv)        change Section 2.19(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender;

(v)         change any of the provisions of this Section 10.2(b) or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(v)         change the definition of "Borrowing Base Trigger Event" or "FIFO Inventory Amount" without the written consent of each Lender;

(vi)        change any provision of Section 13 of the Security Agreement or, prior to the Borrowing Base Trigger Event, change any provision of Section 16 of the Security Agreement, without the written consent of each Lender;

(vii)       except to the extent provided herein, release any Loan Party from liability for any Obligations, without the written consent of each Lender; or

(viii)      release all or substantially all of the Collateral without the written consent of each Lender, contractually subordinate any of Administrative Agent's Liens in and to the Collateral, except to the extent expressly permitted by the terms hereof or subordinate the payment of any Obligations;

provided, further, that no such amendment, waiver or consent shall amend, modify or otherwise affect the rights, duties or obligations of Administrative Agent or Swingline Lender without the prior written consent of such Person.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended, and amounts payable to such Lender hereunder may not be permanently reduced, without the consent of such Lender (other than reductions in fees and interest in which such reduction does not disproportionately affect such Lender). Notwithstanding anything contained herein to the contrary, this Agreement may be amended and restated without the consent of any Lender (but with the consent of each Loan Party and Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated (but such Lender shall continue to be entitled to the benefits of Sections 2.16, 2.17, 2.18 and 10.3), such Lender shall have no other commitment or other obligation hereunder and such Lender shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement.

Section 10.3.          Expenses; Indemnification.

(a)          Loan Parties shall pay (i) all reasonable, out-of-pocket costs and expenses of Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for Administrative Agent and its Affiliates, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers thereof (whether or not the transactions contemplated in this Agreement or any other Loan Document shall be consummated), including the reasonable fees, charges and disbursements of counsel for Administrative Agent and its Affiliates, (ii) all out-of-pocket costs and expenses (including, without limitation, Extraordinary Expenses and the reasonable fees, charges and disbursements of outside counsel and the allocated cost of inside counsel) incurred by Administrative Agent or any Secured Party in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section 10.3, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans. As used herein, "Extraordinary Expenses" shall mean all costs, expenses, or advances that Administrative Agent may incur during a Default or Event of Default or during the pendency of an Insolvency Proceeding of a Loan Party, including those relating to (a) any audit, inspection, field examination, repossession, storage, repair, appraisal, insurance, manufacture, preparation, or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Administrative Agent, any Lender, any Loan Party, any representative of creditors of a Loan Party or any other Person) in any way relating to any Collateral (including the validity, perfection, priority, or avoidability of Administrative Agent's Liens with respect to any Collateral), Loan Documents, Letters of Credit, or Obligations, including any lender liability or other Claims; (c) the exercise, protection or enforcement of any rights or remedies of Administrative Agent in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of any taxes, charges, or Liens with respect to any Collateral; (e) any Enforcement Action; (f) negotiation and documentation of any amendment, restatement, supplement, modification, waiver, workout, restructuring, or forbearance with respect to any Loan Documents or Obligations; and (g) Protective Advances. Such costs, expenses, and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees (including all costs of internal counsel or, in lieu thereof, a documentation fee comparable in amount thereto), appraisal fees, brokers' fees and commissions, auctioneers' fees and commissions, accountants' fees, turnaround and financial consultants and experts' fees, environmental study fees and remedial response costs, wages and salaries paid to employees of any Loan Party or independent contractors in liquidating any Collateral, and travel expenses.

(b)          Loan Parties shall indemnify Administrative Agent (and any sub-agent thereof), each Secured Party and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any other Person, and arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by Parent or any of its Subsidiaries, or any Environmental Liability related in any way to Parent or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from (x) the gross negligence or willful misconduct of such Indemnitee or (y) a claim brought by any Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through Syndtrak, Intralinks or any other Internet or intranet website, except as a result of such Indemnitee's gross negligence or willful misconduct.

(c)          Loan Parties shall pay, and hold Administrative Agent and each Secured Party harmless from and against, any and all present and future stamp, documentary, and other similar taxes with respect to this Agreement and any other Loan Documents, any collateral described therein or any payments due thereunder, and save Administrative Agent and Secured Party harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.

(d)          To the extent that Loan Parties fail to pay any amount required to be paid to Administrative Agent or Swingline Lender under Section 10.3(a), (b) or (c), each Lender severally agrees to pay to Administrative Agent or Swingline Lender such Lender's Pro Rata Share (in accordance with its respective Revolving Commitment (or Revolving Credit Exposure, as applicable) determined as of the time that the unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified payment, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent or Swingline Lender in its capacity as such.

(e)          To the extent permitted by Applicable Law, no Loan Party shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated therein, any Loan or the use of proceeds thereof.

(f)          To the extent permitted by Applicable Law, Administrative Agent and Lenders shall not assert, and hereby waive, any claim against any Loan Party and its Subsidiaries, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated therein, any Loan or the use of proceeds thereof.

(e)          All amounts due under this Section 10.3 shall be payable promptly after written demand therefor.

Section 10.4.          Successors and Assigns.

(a)          The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.4(b), (ii) by way of participation in accordance with the provisions of Section 10.4(d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.4(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby. Participants to the extent provided in Section 10.4(d) and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)          Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, Loans and other Revolving Credit Exposure at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)           Minimum Amounts.

(A)         in the case of an assignment of the entire remaining amount of the assigning Lender's Commitments, Loans and other Revolving Credit Exposure at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)         in any case not described in Section 10.4(b)(i)(A), the aggregate amount of the Commitment (which for this purpose includes Loans and Revolving Credit Exposure outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans and Revolving Credit Exposure of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to Administrative Agent or, if "Trade Date" is specified in the Assignment and Acceptance, as of the Trade Date) shall not be less than $5,000,000 with respect to Revolving Loans and in minimum increments of $1,000,000, unless each of Administrative Agent and, so long as no Event of Default has occurred and is continuing, Borrower Agent otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)         Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans, other Revolving Credit Exposure or the Commitments assigned.

(iii)        Required Consents. No consent shall be required for any assignment except to the extent required by Section 10.4(b)(i)(B) and, in addition:

(A)         the consent of Borrower Agent (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of such Lender or an Approved Fund of such Lender; and

(B)         the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required unless such assignment is to a Lender, an Affiliate of such Lender or an Approved Fund of such Lender.

(iv)        Assignment and Acceptance. The applicable Lender and assignee with respect to each assignment shall deliver to Administrative Agent (A) a duly executed Assignment and Acceptance, (B) an Administrative Questionnaire unless the assignee is already a Lender, (C) a processing fee in the amount of $3,500 (or such lesser amount agreed to by Administrative Agent in its discretion), and (D) the documents required under Section 2.18(e).

(v)         No Assignment to Loan Parties. No such assignment shall be made to Parent or any of Parent's Affiliates or Subsidiaries.

(vi)        No Assignment to Natural Persons. No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by Administrative Agent pursuant to Section 10.4(c), from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.16, 2.17, 2.18 and 10.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender's having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.4(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.4(d). If the consent of Borrower Agent to an assignment is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified above), Borrower Agent shall be deemed to have given its consent unless it shall object thereto by written notice to Administrative Agent within five (5) Business Days after notice thereof has actually been delivered by the assigning Lender (through Administrative Agent) to Borrower Agent.

(c)          Any Lender may at any time, without the consent of, or notice to, any Loan Party, Administrative Agent or Swingline Lender, sell participations to any Person (other than a natural person, Parent or any of Parent's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Loan Parties, Swingline Lender, Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to the following to the extent affecting such Participant: (i) increase the Commitment of such Lender; (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder; (iii) postpone the date fixed for any payment of any principal of, or interest on, any Loan or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment; (iv) change Section 2.19(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby; (v) change any of the provisions of Section 10.2(b) or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder. Subject to Section 10.4(e), each Loan Party agrees that each Participant shall be entitled to the benefits of Sections 2.16, 2.17. and 2.18 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.4(b); provided that such Participant agrees to be subject to Section 2.20 as though it were a Lender. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.19 as though it were a Lender.

(d)          Each Lender that sells a participation shall, acting solely for this purpose as an agent of Loan Parties, maintain a register in the United States on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Loans or other obligations under the Loan Documents (the "Participant Register"). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. Borrower Agent and Administrative Agent shall have inspection rights to such Participant Register (upon reasonable prior notice to the applicable Lender) solely for purposes of demonstrating that such Loans or other obligations under the Loan Documents are in "registered form" for purposes of the Code.

(e)          A Participant shall not be entitled to receive any greater payment under Sections 2.16 and 2.18 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrower Agent's prior written consent. A Participant shall not be entitled to the benefits of Section 2.18 unless Borrower Agent is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Loan Parties, to comply with Section 2.18(e) and (f) as though it were a Lender.

(f)          Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)          If any Lender requests compensation under Section 2.16, or if a Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.18 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.20, or if any Lender is a Defaulting Lender, then such Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, this Section 10.4), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.16 or Section 2.18) and obligations under this Agreement and the related Loan Documents to another Person that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)          Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 10.4(b)(iv);

(ii)         such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.17) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrowers (in the case of all other amounts);

(iii)        in the case of any such assignment resulting from a claim for compensation under Section 2.16 or payments required to be made pursuant to Section 2.18, such assignment will result in a reduction in such compensation or payments thereafter; and

(iv)        such assignment does not conflict with Applicable Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrowers to require such assignment and delegation cease to apply.

Section 10.5.          Governing Law; Jurisdiction; Consent to Service of Process.

(a)          THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, UNLESS OTHERWISE SPECIFIED BY THE TERMS HEREOF OR THEREOF OR UNLESS THE LAWS OF ANOTHER JURISDICTION MAY, BY REASON OF MANDATORY PROVISIONS OF LAW, GOVERN THE PERFECTION, PRIORITY, OR ENFORCEMENT OF SECURITY INTERESTS IN THE COLLATERAL, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF GEORGIA, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES OR OTHER RULE OF LAW WHICH WOULD CAUSE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE LAW OF THE STATE OF GEORGIA (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

(b)          EACH LOAN PARTY HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF GEORGIA AND THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA, IN RESPECT OF ANY PROCEEDING, DISPUTE, OR LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, THE LOAN DOCUMENTS, OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF ANY PARTY WITH RESPECT HERETO OR THERETO AND AGREES THAT ANY SUCH PROCEEDING, DISPUTE, OR LITIGATION MAY BE BROUGHT BY IT IN SUCH COURTS. WITH RESPECT TO SUCH COURTS, EACH LOAN PARTY IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS, AND DEFENSES IT MAY HAVE REGARDING PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE, OR INCONVENIENT FORUM. EACH PARTY HERETO WAIVES PERSONAL SERVICE OF PROCESS OF ANY AND ALL PROCESS SERVED UPON IT AND IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.1, SUCH SERVICE TO BE EFFECTIVE AT THE TIME SUCH NOTICE WOULD BE DEEMED DELIVERED UNDER SECTION 10.1. Nothing herein shall limit the right of Administrative Agent or any Lender to bring proceedings against any Loan Party in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Agreement shall be deemed to preclude enforcement by Administrative Agent of any judgment or order obtained in any forum or jurisdiction.

(c)          Each Loan Party irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in Section 10.1(b) and brought in any court referred to in Section 10.1(b). Each of the parties hereto irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)          Each party to this Agreement irrevocably consents to the service of process in any manner permitted by law.

Section 10.6.          WAIVERS.

(a)          EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.6.

(b)          NO PARTY TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY SUCCESSOR OR ASSIGNEE OF SUCH PERSON, OR ANY THIRD PARTY BENEFICIARY, OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH ANY SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY, SPECIAL, OR CONSEQUENTIAL DAMAGES AS A RESULT OF ANY TRANSACTION CONTEMPLATED HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT.

(c)          To the fullest extent permitted by Applicable Law and subject to the specific provisions of any Loan Document, each Loan Party waives (i) presentment, demand, protest, notice of presentment, notice of dishonor, default, non-payment, maturity, release, compromise, settlement, extension, or renewal of any commercial paper, accounts, documents, instruments, chattel paper, and guaranties at any time held by Administrative Agent or any Lender on which a Loan Party may in any way be liable; (ii) notice before taking possession or control of any Collateral; (iii) any bond or security that might be required by a court before allowing Administrative Agent or Lender to exercise any rights or remedies under this Agreement or the other Loan Documents; (iv) any claim against Administrative Agent or any Lender on any theory of liability, for special, indirect, consequential, exemplary, or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, this Agreement or the other Loan Documents, or transactions relating hereto or thereto; (v) notice of acceptance hereof; (vi) all rights to interpose any claims, deductions, setoffs, or counterclaims of any nature (other than compulsory counterclaims) in any action or proceeding with respect to this Agreement, the other Loan Documents, the Obligations, the Collateral, or any matter arising therefrom or relating hereto or thereto; and (vii) any claim under any law or equitable principle requiring Administrative Agent or any Lender to marshal any assets in favor of any Loan Party or against any Obligations or otherwise attempt to realize upon any Collateral or collateral of any Loan Party, or any appraisement, evaluation, stay, extension, homestead, redemption, or exemption laws now or hereafter in force to prevent or hinder the enforcement of this Agreement. Each Loan Party acknowledges that the foregoing waivers are a material inducement to Administrative Agent, LC Issuer and Lenders' entering into this Agreement and that Administrative Agent, LC Issuer and Lenders are relying upon the foregoing in their dealings with Loan Parties.

(d)          Each Loan Party has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

Section 10.7.          Right of Set-off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, each Lender shall have the right, at any time or from time to time upon the occurrence and during the continuance of an Event of Default, without prior notice to any Loan Party, any such notice being expressly waived by each Loan Party to the extent permitted by Applicable Law, to set off and apply against all deposits (general or special, time or demand, provisional or final) of any Loan Party at any time held or other obligations at any time owing by such Lender to or for the credit or the account of Borrowers against any and all Obligations held by such Lender, irrespective of whether such Lender shall have made demand hereunder and although such Obligations may be unmatured. Each Lender agrees promptly to notify Administrative Agent and Borrower Agent after any such set-off and any application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application. Each Lender agrees to apply all amounts collected from any such set-off to the Obligations in the manner set forth in Section 2.19 before applying such amounts to any other Indebtedness or other obligations owed by any Loan Party or any of its Subsidiaries to such Lender.

Section 10.8.          Counterparts; Integration. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement, the other Loan Documents, and any separate letter agreements relating to any fees payable to Administrative Agent and its Affiliates constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters. Delivery of an executed counterpart to this Agreement or any other Loan Document by facsimile transmission or by electronic mail in pdf format shall be as effective as delivery of a manually executed counterpart hereof.

Section 10.9.          Survival. All covenants, agreements, representations and warranties made by Loan Parties herein and in the certificates, reports, notices or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.16, 2.17, 2.18, and 10.3 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the Commitments or the termination of this Agreement.

Section 10.10.         Severability. Any provision of this Agreement or any other Loan Document held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.11.         Confidentiality. Each of Administrative Agent and Lenders agrees to take normal and reasonable precautions to maintain the confidentiality of any information relating to Parent or any of its Subsidiaries or any of their respective businesses and provided to it by or on behalf of Parent or any of its Subsidiaries, other than any such information that is available to Administrative Agent or any Lender on a non-confidential basis prior to disclosure by Parent or any of its Subsidiaries, except that such information may be disclosed (i) to any Related Party of Administrative Agent or any such Lender including, without limitation, accountants, legal counsel and other advisors, (ii) to the extent required by Applicable Law, applicable regulations or by any subpoena or similar legal process, (iii) to the extent requested by any regulatory agency or authority purporting to have jurisdiction over it (including any self-regulatory authority such as the National Association of Insurance Commissioners), (iv) to the extent that such information becomes publicly available other than as a result of a breach of this Section 10.11, or which becomes available to Administrative Agent, any Lender or any Related Party of any of the foregoing on a non-confidential basis from a source other than any Loan Party or any of its Subsidiaries, (v) in connection with the exercise of any remedy hereunder or under any other Loan Documents or any suit, action or proceeding relating to this Agreement or any other Loan Documents or the enforcement of rights hereunder or thereunder, (vi) subject to execution by such Person of an agreement containing provisions substantially the same as those of this Section 10.11, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or (B) any actual or prospective party (or its Related Parties) to any swap or derivative or other transaction under which payments are to be made by reference to any Loan Party and its obligations, this Agreement or payments hereunder, (vii) to any rating agency, (viii) to the CUSIP Service Bureau or any similar organization, or (ix) with the consent of Borrower Agent. Any Person required to maintain the confidentiality of any information as provided for in this Section 10.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord its own confidential information.

Section 10.12.         Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which may be treated as interest on such Loan under Applicable Law (collectively, the "Charges"), shall exceed the maximum lawful rate of interest (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by a Lender holding such Loan in accordance with Applicable Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 10.12 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment (to the extent permitted by Applicable Law), shall have been received by such Lender.

Section 10.13.         Patriot Act. Administrative Agent and each Lender hereby notifies the Loan Parties that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or Administrative Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act.

Section 10.14.         No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees and acknowledges its Affiliates' understanding that (i) (A) the services regarding this Agreement provided by Administrative Agent and/or Lenders are arm's-length commercial transactions between each Loan Party and their respective Affiliates, on the one hand, and Administrative Agent and Lenders, on the other hand, (B) each Loan Party has consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate, and (C) each Loan Party is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of Administrative Agent and Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Loan Party or any of their respective Affiliates, or any other Person, and (B) neither Administrative Agent nor any Lender has any obligation to any Loan Party or any of their Affiliates with respect to the transaction contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) Administrative Agent, Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Loan Parties and their respective Affiliates, and each of Administrative Agent and Lenders has no obligation to disclose any of such interests to any Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against Administrative Agent or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.15.         Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by or on behalf of any Borrower or the transfer to Administrative Agent, LC Issuer, or any Lender of any Property (including through setoff) should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of Property (collectively, a "Voidable Transfer"), and if Administrative Agent, LC Issuer or any Lender, or any of them, is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that such Persons, or any of them, is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys' fees of such Persons related thereto, the liability of Borrowers automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

Section 10.16.         Time is of the Essence. Time is of the essence of this Agreement and the other the Loan Documents.

Article 11

NATURE AND EXTENT OF EACH LOAN PARTY'S LIABILITY

Section 11.1.          Joint and Several Liability. Each Loan Party agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Administrative Agent, LC Issuer and Lenders the prompt payment and performance of, all Obligations and all agreements under the Loan Documents. Each Loan Party agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until Payment in Full of the Obligations, and that such obligations are absolute and unconditional, irrespective of (i) the genuineness, validity, regularity, enforceability, subordination, or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument, or agreement to which any Loan Party is or may become a party or be bound; (ii) the absence of any action to enforce this Agreement (including this Section 11) or any other Loan Document, or any waiver, consent, or indulgence of any kind by Administrative Agent, LC Issuer, or any Lender with respect thereto; (iii) the existence, value, or condition of, or failure to perfect a Lien, or to preserve rights against, any security or guaranty for the Obligations or any action, or the absence of any action, by Administrative Agent, LC Issuer, or any Lender in respect thereof (including the release of any security or guaranty); (iv) the insolvency of any Loan Party or Subsidiary; (v) any election by Administrative Agent, LC Issuer, or any Lender in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (vi) any borrowing or grant of a Lien by any other Loan Party, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (vii) the disallowance of any claims of Administrative Agent, LC Issuer or any Lender against any Loan Party for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; or (viii) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Payment in Full of all Obligations.

Section 11.2.          Waivers.

(a)          Each Loan Party expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Administrative Agent or any other Secured Party to marshal assets or to proceed against any Loan Party, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Loan Party. Each Loan Party waives all defenses available to a surety, guarantor, or accommodation co-obligor other than Payment in Full of all Obligations. It is agreed among each Loan Party, Administrative Agent, LC Issuer and Lenders that the provisions of this Section 11 are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Administrative Agent, LC Issuer and Lenders would decline to make Loans and issue Letters of Credit. Each Loan Party acknowledges that its guaranty pursuant to this Section 11 is necessary to the conduct and promotion of its business and can be expected to benefit such business.

(b)          Administrative Agent and Lenders may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral by judicial foreclosure or non-judicial sale or enforcement, without affecting any rights and remedies under this Section 11. If, in taking any action in connection with the exercise of any rights or remedies, Administrative Agent, LC Issuer or any Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Loan Party or other Person, whether because of any Applicable Laws pertaining to "election of remedies" or otherwise, each Loan Party consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any Loan Party might otherwise have had. Any election of remedies that results in denial or impairment of the right of Administrative Agent, LC Issuer or any Lender to seek a deficiency judgment against any Loan Party shall not impair any Loan Party's obligation to pay the full amount of the Obligations. To the extent permitted by applicable law, each Loan Party waives all rights and defenses arising out of an election of remedies, such as non-judicial foreclosure with respect to any security for the Obligations, even though that election of remedies destroys such Loan Party's rights of subrogation against any other Person. Administrative Agent may bid all or a portion of the Obligations at any foreclosure or trustee's sale or at any private sale, and the amount of such bid need not be paid by Administrative Agent but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Administrative Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 11, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Administrative Agent, LC Issuer or any Lender might otherwise be entitled but for such bidding at any such sale.

Section 11.3.          Extent of Liability; Contribution.

(a)          Notwithstanding anything herein to the contrary, each Loan Party's liability under this Section 11 shall be limited to the greater of (A) all amounts for which such Loan Party is primarily liable, as described below and (B) such Loan Party's Allocable Amount.

(b)          If any Loan Party makes a payment under this Section 11 of any Obligations (other than amounts for which such Loan Party is primarily liable) (a "Guarantor Payment") that, taking into account all other Guarantor Payments previously or concurrently made by any other Loan Party, exceeds the amount that such Loan Party would otherwise have paid if each Loan Party had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such Loan Party's Allocable Amount bore to the total Allocable Amounts of all Loan Parties, then such Loan Party shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Loan Party for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately before such Guarantor Payment. The "Allocable Amount" for any Loan Party shall be the maximum amount that could then be recovered from such Loan Party under this Section 11 without rendering such payment voidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.

(c)          Nothing contained in this Section 11 shall limit the liability of any Loan Party to pay Loans made directly or indirectly to that such Loan Party (including Loans advanced to any other Loan Party and then remade or otherwise transferred to, or for the benefit of, such Loan Party), LC Obligations relating to Letters of Credit issued to support such Loan Party's business, and all accrued interest, fees, expenses, and other related Obligations with respect thereto, for which such Loan Party shall be primarily liable for all purposes hereunder.

Section 11.4.          Joint Enterprise. Each Loan Party has requested that Administrative Agent, LC Issuer and Lenders make this credit facility available to Borrowers on a combined basis, to finance Borrowers' business most efficiently and economically. Loan Parties' business is a mutual and collective enterprise, and Loan Parties believe that consolidation of their credit facilities will enhance the borrowing power of each Borrower and ease the administration of their relationship with credit providers (including Administrative Agent, LC Issuer and Lenders), all to the mutual advantage of Borrowers. Each Loan Party acknowledges and agrees that Administrative Agent, LC Issuer and Lenders' willingness to extend credit to Borrowers and to administer the Collateral on a combined basis, as set forth herein, is done solely as an accommodation to Loan Parties and at Loan Parties' request.

Section 11.5.          Subordination. Each Loan Party hereby subordinates any claims, including any rights at law or in equity, to payment, subrogation, reimbursement, exoneration, contribution, indemnification, or set off, that it may have at any time against any other Loan Party, howsoever arising, to Payment in Full of all Obligations.

Section 11.6.          Keepwell. Loan Parties hereby agree to cause each Qualified ECP Guarantor to jointly and severally absolutely, unconditionally and irrevocably undertake to provide such funds or other support as may be needed from time to time by each Specified Loan Party to honor all of such Specified Loan Party's obligations under its guaranty and the Security Documents in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under its undertaking pursuant to this Section 11 for the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor's obligations and undertakings under its guaranty, voidable under the Bankruptcy Code and other applicable debtor relief laws, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 11 shall remain in full force and effect until Payment in Full of the Obligations. Each Loan Party, for itself and on behalf of each Qualified ECP Guarantor, intends that this Section 11 (and any corresponding provision of any applicable guaranty) constitute, and this Section 11 (and any corresponding provision of any applicable guaranty) shall be deemed to constitute, a "keepwell, support, or other agreement" for the benefit of each Specified Loan Party for all purposes of section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Article 12

GUARANTEE

Section 12.1.          Guaranty. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment of the Obligations. Each Guarantor agrees that the Obligations may be extended or renewed without notice to or further assent from it, and that it will, until Payment in Full of the Obligations, remain bound upon this guaranty notwithstanding any extension or renewal of the Obligations.

Section 12.2.          Obligations Not Waived. To the extent permitted by Applicable Law, each Guarantor waives presentment, demand of payment from and protest to any Borrower of any of the Obligations, and also waives notice of acceptance of this guaranty and notice of protest for nonpayment. To the extent permitted by Applicable Law, the obligations of each Guarantor hereunder shall not be affected by: (a) the failure of Administrative Agent or any Lender to assert any claim or demand or to enforce or exercise any right or remedy against any Borrower or any other Guarantor under the provisions of the Credit Agreement, any other Loan Document, (b) any waiver, amendment or modification of, or any release of any other Guarantor from any of the terms or provisions of this Agreement or any other Loan Document, or (c) the failure to take, perfect any security interest in, or the release of security (if any) held by Administrative Agent or any Lender.

Section 12.3.          Guarantee of Payment. Each Guarantor agrees that its guaranty constitutes a guarantee of payment when due and not of collection, and waives any right to require that prior resort be made by Administrative Agent or any Lender to any Borrower, to any security held for payment of the Obligations or to any balance of any deposit account or credit on the books of Administrative Agent or any Lender.

Section 12.4.          No Discharge or Diminishment of Guaranty. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination (other than the payment of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination by reason of the invalidity or unenforceability of the Obligations. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or otherwise affected by the failure of Administrative Agent or any Lender to assert any claim or demand or to enforce any remedy under the Credit Agreement or any other Loan Document or by any waiver or modification of any provision thereof.

Section 12.5.          Defenses of Borrowers Waived. To the extent permitted by Applicable Law, each Guarantor waives any defense based on or arising out of any defense of any Borrower other than payment of the Obligations. Administrative Agent and Lenders may, at their election, foreclose or realize upon any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any Borrower or any other Guarantor, without impairing the liability of any Guarantor hereunder except to the extent the Obligations have been paid.

Section 12.6.          Subordination. Upon payment by any Guarantor of any sums hereunder, all rights of such Guarantor against any Borrower arising as a result thereof by way of right of subrogation, contribution, indemnity or otherwise shall be subordinate and junior in right of payment to the prior payment of the Obligations. In addition, any indebtedness of any Borrower to any Guarantor is subordinated in right of payment to the prior payment of the Obligations, provided however, nothing herein shall prohibit the payment of any such indebtedness by any Borrower to any Guarantor, prior to the existence of an Event of Default. If any amount shall erroneously be paid to any Guarantor on account of (i) such subrogation, contribution, indemnity or similar right or (ii) any such indebtedness of any Borrower, then such amount shall be held in trust for the benefit of Administrative Agent and Lenders and shall forthwith be paid to Administrative Agent and credited towards the payment of the Obligations in accordance with the terms of the Loan Documents.

Section 12.7.          Information. Each Guarantor, assumes responsibility for keeping itself informed of Borrowers' financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes hereunder, and agrees that Administrative Agent or Lenders will have no duty to advise Guarantors of information known to it or any of them regarding such circumstances or risks.

[Remainder of page left intentionally blank; signatures appear on following pages.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS:

FRED'S, INC., a Tennessee corporation,
as "Borrower Agent" and a "Borrower"

By:	/s/ Jerry A. Shore
Name:	Jerry A. Shore
Title:	Chief Executive Officer

[CORPORATE SEAL]

Attest:	/s/ Mark C. Dely
Name:	Mark C. Dely
Title:	Secretary

FRED'S STORES OF TENNESSEE, INC., a Tennessee corporation, as a "Borrower"

By:	/s/ Jerry A. Shore
Name:	Jerry A. Shore
Title:	Chief Executive Officer

[CORPORATE SEAL]

Attest:	/s/ Mark C. Dely
Name:	Mark C. Dely
Title:	Secretary

FRED'S DOLLAR STORE OF MCCOMB, INC., a Mississippi corporation, as a "Borrower"

By:	/s/ Jerry A. Shore
Name:	Jerry A. Shore
Title:	Chief Executive Officer

[CORPORATE SEAL]

Attest:	/s/ Mark C. Dely
Name:	Mark C. Dely
Title:	Secretary

[Signatures continue on following page.]

Credit Agreement (Fred's)

FRED'S CAPITAL FINANCE INC., a Delaware corporation, as a "Borrower"

By:	/s/ Andrew T. Panaccione
Name:	Andrew T. Panaccione
Title:	President

[CORPORATE SEAL]

Attest:	/s/ Pamela A. Jasinski
Name:	Pamela A. Jasinski
Title:	Secretary

FRED'S CAPITAL MANAGEMENT COMPANY, a Delaware corporation, as a "Borrower"

By:	/s/ Andrew T. Panaccione
Name:	Andrew T. Panaccione
Title:	President

[CORPORATE SEAL]

Attest:	/s/ Pamela A. Jasinski
Name:	Pamela A. Jasinski
Title:	Secretary

NATIONAL PHARMACEUTICAL NETWORK, INC., a Florida corporation, as a "Borrower"

By:	/s/ Jerry A. Shore
Name:	Jerry A. Shore
Title:	President

[CORPORATE SEAL]

Attest:	/s/ Mark C. Dely
Name:	Mark C. Dely
Title:	Secretary

[Signatures continue on following pages.]

Credit Agreement (Fred's)

ADMINISTRATIVE AGENT, LC ISSUER, AND LENDERS:

REGIONS BANK, an Alabama bank, as "Administrative Agent," "Swingline Lender," "LC Issuer" and a "Lender"

By:	/s/ Richard A. Gere
Name:	Richard A. Gere
Title:	Senior Vice President

Address:

1180 West Peachtree St., N.W.
Suite 1000
Atlanta, GA 30309
Tel: (404) 221-4588
Fax: (404) 221-4361 Attention: Fred's Loan Administration

With a copy to:

250 Park Avenue
6th Floor
New York, NY 10177
Tel: (212) 935-4585
Fax: (212) 935-7458
Attention: Fred's Loan Administration

[Signatures continue on following page.]

Credit Agreement (Fred's)

BANK OF AMERICA, N.A., a national banking association, as a "Lender

By:	/s/ Christine M. Scott
Name:	Christine M. Scott
Title:	SVP - Director

Address:

Bank of America N.A.
100 Federal Street, 9th Floor
Boston, MA 02110

Tel:	617-434-4078

Fax:	617-310-3459

Attn:	Christine Scott

Credit Agreement (Fred's)

EXECUTION VERSION

EXHIBITS TO CREDIT AGREEMENT

by and among

FRED'S, INC., AND

AND CERTAIN OF ITS SUBSIDIARIES,

JOINTLY AND SEVERALLY,

as the "Borrowers"

ANY OTHER LOAN PARTIES PARTY HERETO FROM TIME TO TIME

and

THE FINANCIAL INSTITUTIONS PARTY HERETO FROM TIME TO TIME

as the "Lenders,"

REGIONS BANK

as the "Administrative Agent"

and

REGIONS BUSINESS CAPITAL, a division of Regions Bank, as Sole Book Runner and Sole Lead Arranger

CLOSING DATE: APRIL 9, 2015

EXHIBIT A

FORM OF REVOLVING NOTE

U.S. [$________]	___________, 20__

FOR VALUE RECEIVED, the undersigned (collectively, "Borrowers" and individually, a "Borrower"), hereby unconditionally and jointly and severally promise to pay to the order of __________________________ (herein, together with any subsequent holder hereof, called the "Holder") the principal sum of [____________________________________ ($________)] or if less, the outstanding principal amount of all Revolving Loans (as defined in the Credit Agreement (as defined below)) made by Holder pursuant to the terms of the Credit Agreement on the date on which such outstanding principal amount becomes due and payable pursuant to the Credit Agreement, in strict accordance with the terms thereof. Borrowers likewise unconditionally and jointly and severally agree to pay to Holder interest from and after the date hereof on the outstanding principal amount of Revolving Loans evidenced hereby at such interest rates, payable at such times, and computed in such manner as are specified in the Credit Agreement, in strict accordance with the terms thereof.

This Revolving Note (this "Note") is issued pursuant to, and is one of the "Revolving Notes" referred to in, the Credit Agreement dated April 9, 2015 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Borrowers, and the other "Loan Parties" party thereto from time to time, Regions Bank, an Alabama banking corporation, in its capacity as administrative and collateral agent (together with its successors and assigns in such capacity, "Administrative Agent"), the financial institutions party thereto from time to time in their capacities as lenders (collectively, the "Lenders"), and the other parties thereto from time to time, and Holder is and shall be entitled to all benefits thereof and of all Loan Documents executed and delivered in connection therewith. This Note is subject to certain restrictions on transfer or assignment as provided in the Credit Agreement. All capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Credit Agreement.

The repayment of the principal balance of this Note is subject to the provisions of the Credit Agreement. The entire unpaid principal balance and all accrued interest on this Note shall be due and payable immediately upon the termination of the Commitments as set forth in the Credit Agreement.

All payments of principal and interest shall be made in Dollars in immediately available funds as specified in the Credit Agreement.

Upon the occurrence of an Event of Default, the principal balance and all accrued interest of this Note may be declared (or shall become) due and payable in the manner and with the effect provided in the Credit Agreement, and the unpaid principal balance hereof shall bear Default Interest as and when provided in the Credit Agreement. If this Note is collected by or through an attorney at law, then Borrowers shall be jointly and severally obligated to pay, in addition the principal balance and accrued interest hereof, reasonable out-of-pocket attorneys' fees, expenses and court costs.

All principal amounts of Revolving Loans made by Holder to each Borrower pursuant to the Credit Agreement, and all accrued and unpaid interest thereon, shall be deemed outstanding under this Note and shall continue to be owing by Borrowers until paid in accordance with the terms of this Note and the Credit Agreement.

In no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof or otherwise, shall the amount paid or agreed to be paid to Holder for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto; and, in the event of any such payment inadvertently paid by any Borrower or inadvertently received by Holder, such excess sum shall be, at Borrowers' option, returned to Borrowers forthwith or credited as a payment of principal, but shall not be applied to the payment of interest. It is the intent hereof that Borrowers not pay or contract to pay, and that Holder not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by any Borrower under Applicable Law.

Time is of the essence of this Note. To the fullest extent permitted by Applicable Law, each Borrower, for itself and its legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.

Wherever possible each provision of this Note shall be interpreted in such a manner as to be effective and valid under Applicable Law, but if any provision of this Note shall be prohibited or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Holder in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Holder of any right or remedy preclude any other right or remedy. Holder, at its option, may enforce its rights against any Collateral securing this Note without Administrative Agent or Holder enforcing its rights against any Borrower, any Guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to any Borrower. Each Borrower agrees that, without releasing or impairing such Borrower's liability hereunder, Holder or Administrative Agent may at any time release, surrender, substitute or exchange any Collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

The rights of Holder and obligations of each Borrower hereunder shall be construed in accordance with and governed by the laws (without giving effect to the conflict of law principles thereof) of the State of Georgia.

[Remainder of page intentionally left blank; signatures appear on following page]

IN WITNESS WHEREOF, each Borrower has caused this Note to be executed and delivered by its duly authorized officers under seal on the date first above written.

BORROWERS:

ATTEST:	FRED'S, INC., a Tennessee corporation

By:
Mark C. Dely, Secretary	Name:	Jerry A. Shore
[SEAL]	Title:	Chief Executive Officer

ATTEST:	FRED'S STORES OF TENNESSEE, INC., a Tennessee corporation

By:
Mark C. Dely, Secretary	Name:	Jerry A. Shore
[SEAL]	Title:	Chief Executive Officer

ATTEST:	FRED'S DOLLAR STORE OF MCCOMB, INC., a Mississippi corporation

By:
Mark C. Dely, Secretary	Name:	Jerry A. Shore
[SEAL]	Title:	President

ATTEST:	FRED'S CAPITAL FINANCE INC., a Delaware corporation

By:
Pamela A. Jasinski, Secretary	Name:	Andrew T. Panaccione
[SEAL]	Title:	President

ATTEST:	FRED'S CAPITAL MANAGEMENT COMPANY, a Delaware corporation

By:
Pamela A. Jasinski, Secretary	Name:	Andrew T. Panaccione
[SEAL]	Title:	President

[Signatures continue on following page.]

Revolving Note (Fred's)

ATTEST:	NATIONAL PHARMACEUTICAL NETWORK, INC., a Florida corporation

By:
Mark C. Dely, Secretary	Name:	Jerry A. Shore
[SEAL]	Title:	President

Revolving Note (Fred's)

EXHIBIT B

FORM OF SWINGLINE NOTE

U.S. $_______________	__________ __, 20__

FOR VALUE RECEIVED, the undersigned (collectively "Borrowers" and each individually a "Borrower") hereby unconditionally and jointly and severally promise to pay to the order of ______________________ (herein, together with any subsequent holder hereof, called the "Holder") the principal sum of ___________________________ ($____________) or if less, the outstanding principal amount of the Swingline Loan (as defined in the Credit Agreement (as defined below)) made by Holder pursuant to the terms of the Credit Agreement on the date on which such outstanding principal amount becomes due and payable pursuant to the Credit Agreement, in strict accordance with the terms thereof. Borrowers likewise unconditionally and jointly and severally agree to pay to Holder interest from and after the date hereof on the unpaid principal balance hereof at such interest rates, payable at such times and computed in such manner as are specified in the Credit Agreement, in strict accordance with the terms thereof.

This Swingline Note (this "Note") is issued pursuant to, and is the "Swingline Note" referred to in, the Credit Agreement dated April 9, 2015 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Borrowers, and the other "Loan Parties" party thereto from time to time, the financial institutions from time to time party thereto (each, a "Lender" and, collectively, "Lenders"), Regions Bank, an Alabama bank ("Regions"), in its capacity as Swingline Lender and LC Issuer (as each capacity is defined in the Credit Agreement) and as a Lender, and Regions, in its capacity as collateral and administrative agent for the Lenders, Swingline Lender, LC Issuer and other Secured Parties (in such capacity, "Administrative Agent"), and the other parties thereto from time to time, and Holder is and shall be entitled to all benefits thereof and of all Loan Documents executed and delivered in connection therewith. This Note is subject to certain restrictions on transfer or assignment as provided in the Credit Agreement. All capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Credit Agreement.

This Note is subject to mandatory prepayment in accordance with the provisions of the Credit Agreement. The entire unpaid principal balance of and accrued interest on this Note shall be due and payable immediately upon the termination of the Commitments as set forth in the Credit Agreement.

All payments of principal and interest shall be made in Dollars in immediately available funds as specified in the Credit Agreement.

Upon the occurrence of an Event of Default, the principal balance and all accrued interest of this Note may be declared (or shall become) due and payable in the manner and with the effect provided in the Credit Agreement and the unpaid balance hereof shall bear Default Interest as and when provided in of the Credit Agreement. If this Note is collected by or through an attorney at law, then Borrowers shall be jointly and severally obligated to pay, in addition the principal balance and accrued interest hereof, reasonable out-of-pocket attorneys' fees, expenses and court costs.

In no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof or otherwise, shall the amount paid or agreed to be paid to Holder for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto; and, in the event of any such payment inadvertently paid by any Borrower or inadvertently received by Holder, such excess sum shall be, at Borrowers' option, returned to Borrowers forthwith or credited as a payment of principal, but shall not be applied to the payment of interest. It is the intent hereof that Borrowers not pay or contract to pay, and that Holder not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by any Borrower under Applicable Law.

Time is of the essence of this Note. To the fullest extent permitted by Applicable Law, each Borrower, for itself and its legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.

Wherever possible each provision of this Note shall be interpreted in such a manner as to be effective and valid under Applicable Law, but if any provision of this Note shall be prohibited or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Holder in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Holder of any right or remedy preclude any other right or remedy. Holder, at its option, may enforce its rights against any Collateral securing this Note without enforcing its rights against any Borrower, any Guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to any Borrower. Each Borrower agrees that, without releasing or impairing such Borrower's liability hereunder, Holder may at any time release, surrender, substitute or exchange any Collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

The rights of Holder and obligations of each Borrower hereunder shall be construed in accordance with and governed by the laws (without giving effect to the conflict of law principles thereof) of the State of Georgia.

[Remainder of page intentionally left blank; signatures appear on following page]

IN WITNESS WHEREOF, each Borrower has caused this Note to be executed and delivered under seal by its duly authorized officers on the date first above written.

BORROWERS:

FRED'S, INC., a Tennessee corporation
ATTEST:
By:
Mark C. Dely, Secretary	Name:	Jerry A. Shore
[SEAL]	Title:	Chief Executive Officer

ATTEST:	FRED'S STORES OF TENNESSEE, INC., a Tennessee corporation

By:
Mark C. Dely, Secretary	Name:	Jerry A. Shore
[SEAL]	Title:	Chief Executive Officer

ATTEST:	FRED'S DOLLAR STORE OF MCCOMB, INC., a Mississippi corporation

By:
Mark C. Dely, Secretary	Name:	Jerry A. Shore
[SEAL]	Title:	President

ATTEST:	FRED'S CAPITAL FINANCE INC., a Delaware corporation

By:
Pamela A. Jasinski, Secretary	Name:	Andrew T. Panaccione
[SEAL]	Title:	President

ATTEST:	FRED'S CAPITAL MANAGEMENT COMPANY, a Delaware corporation

By:
Pamela A. Jasinski, Secretary	Name:	Andrew T. Panaccione
[SEAL]	Title:	President

[Signatures continue on following page.]

Swingline Note (Fred's)

ATTEST:	NATIONAL PHARMACEUTICAL NETWORK, INC., a Florida corporation

By:
Mark C. Dely, Secretary	Name:	Jerry A. Shore
[SEAL]	Title:	President

Swingline Note (Fred's)

EXHIBIT C

FORM OF ASSIGNMENT AND ACCEPTANCE

Dated as of ______, 20__

Reference is made to that certain Credit Agreement dated April 9, 2015 (at any time amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among FRED'S, INC., a Tennessee corporation, and certain of its Subsidiaries (collectively, "Borrowers"), REGIONS BANK, an Alabama banking corporation, in its capacity as administrative and collateral agent (together with its successors and assigns in such capacity, "Administrative Agent"), and the financial institutions party thereto from time to time in their capacities as lenders (collectively, the "Lenders"), among others. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

______________________ ("Assignor") and ___________________________ ("Assignee") agree as follows:

1.          Assignor hereby assigns to Assignee and Assignee hereby purchases and assumes from Assignor (i) a principal amount of $________ of the outstanding Revolving Loans held by Assignor and $________ of participations of Assignor in LC Obligations (which amounts, according to the records of Administrative Agent, represent _______% of the total principal amount of outstanding Revolving Loans and LC Obligations) and (ii)  a principal amount of $________ of Assignor's Revolving Commitment (which amount includes Assignor's outstanding Revolving Loans being assigned to Assignee pursuant to clause (i) above and which, according to the records of Administrative Agent, represents (____%) of the total Revolving Commitments of Lenders under the Credit Agreement) (the items described above being herein collectively referred to as the "Assigned Interest"), together with an interest in the Loan Documents corresponding to the Assigned Interest. This Agreement shall be effective from the date (the "Assignment Effective Date") on which Assignor receives both (x) the principal amount of the Assigned Interest in the Loans on the Assignment Effective Date, if any, and (y) a copy of this Agreement duly executed by Assignee. From and after the Assignment Effective Date, Assignee hereby expressly assumes, and undertakes to perform, all of Assignor's obligations in respect of Assignor's Commitments to the extent, and only to the extent, of Assignee's Assigned Interest, and all principal, interest, fees and other amounts which would otherwise be payable to or for Assignor's account in respect of the Assigned Interest shall be payable to or for Assignee's account, to the extent such amounts have accrued subsequent to the Assignment Effective Date.

After giving effect to the assignment and assumption set forth herein, on the Effective Date, Assignee’s Commitments will be $____________. After giving effect to the assignment and assumption set forth herein, on the Effective Date, Assignor’s Commitments will be $______________.

2.         Assignor (i) represents that as of the date hereof, the aggregate of its Commitments under the Credit Agreement (without giving effect to assignments thereof, which have not yet become effective) is $________, and the outstanding balance of its Loans and participations in LC Obligations (unreduced by any assignments thereof, which have not yet become effective) is $________; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than that Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; [and] (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party, the performance or observance by any Loan Party of any of its obligations under the Credit Agreement or any of the Loan Documents[; and (iv) attaches the Notes held by it and requests that Administrative Agent exchange such Notes for new Notes payable to Assignee and the Assignor in the principal amounts set forth on Schedule A hereto].

3.          Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Assumption; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, and copies of such other Loan Documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption; (iii) agrees that it shall, independently and without reliance upon the Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) confirms that it is eligible to become an Assignee; (v) appoints and authorizes Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to Administrative Agent by the terms thereof, together with such powers as are incidental thereto; (vi) agrees that it will strictly observe and perform all the obligations that are required to be performed by it as a "Lender" under the terms of the Credit Agreement and the other Loan Documents; (vii) agrees that it will keep confidential all information with respect to each Loan Party furnished to it by such Loan Party or Assignor to the extent provided in the Credit Agreement; (viii) represents and warrants that the assignment evidenced hereby will not result in a non-exempt "prohibited transaction" under Section 406 of ERISA; and (ix) agrees to pay the Administrative Agent the processing fee specified in Section 10.4 of the Credit Agreement..

4.          Assignee acknowledges and agrees that it will not sell or otherwise dispose of the Assigned Interest or any portion thereof, or grant any participation therein, in a manner which, or take any action in connection therewith which, would violate the terms of any of the Loan Documents.

5.          ASSIGNEE ACKNOWLEDGES AND AGREES THAT IT HAS REVIEWED AND HEREBY CONFIRMS THAT IT WILL BE SUBJECT IN ALL RESPECTS TO THE CONFIDENTIALITY PROVISIONS THAT ARE CONTAINED IN SECTION 10.11 OF THE CREDIT AGREEMENT.

6.          This Agreement and all rights and obligations shall be interpreted in accordance with and governed by the laws of the State of Georgia. If any provision hereof would be invalid under Applicable Law, then such provision shall be deemed to be modified to the extent necessary to render it valid while most nearly preserving its original intent; no provision hereof shall be affected by another provision's being held invalid.

7.          Each notice or other communication hereunder shall be in writing, shall be sent by messenger, by telecopy or facsimile transmission or by first-class mail, shall be deemed given when sent and shall be sent as follows:

(a)	If to Assignee, to the following address (or to such other address as Assignee may designate from time to time):

__________________________

__________________________

__________________________

(b)	If to Assignor, to the following address (or to such other address as Assignor may designate from time to time):

__________________________

__________________________

__________________________

__________________________

Payments hereunder shall be made by wire transfer of immediately available Dollars as follows:

If to Assignee, to the following account (or to such other account as Assignee may designate from time to time):

__________________________

ABA No.___________________

__________________________

Account No._______________

Reference: ______________________

If to Assignor, to the following account (or to such other account as Assignor may designate from time to time):

__________________________

__________________________

__________________________

ABA No.___________________

For Account of:______________

Reference: _____________________

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be executed and delivered by their respective duly authorized officers, as of the date first above written.

("Assignor")

By:
Name:
Title:

("Assignee")

By:
Name:
Title:

SCHEDULE A TO ASSIGNMENT AND ASSUMPTION

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

[Letterhead of Borrower Agent]

__________________, 20__

Regions Bank, as Administrative Agent

1180 West Peachtree St., N.W.

Suite 1000

Atlanta, GA 30309

Tel: (404) 221-4588

Fax: (404) 221-4361

Attention: Fred's Loan Administration

The undersigned, a Responsible Officer of FRED'S, INC., a Tennessee corporation ("Parent"), gives this Compliance Certificate (this "Certificate") to Regions Bank, an Alabama banking corporation, in its capacity as administrative and collateral agent (together with its successors and assigns in such capacity, "Administrative Agent"), in accordance with the requirements of Section 5.1 of that certain Credit Agreement dated April 9, 2015 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Parent, certain of its Subsidiaries as Borrowers (collectively, "Borrowers"), certain of its Subsidiaries as Loan Parties, Administrative Agent and the financial institutions party thereto from time to time in their capacities as lenders (collectively, "Lenders"), among others. Capitalized terms used in this Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Credit Agreement.

1.          [Attached hereto are the consolidated balance sheets and a consolidated income statement and statement of cash flows of Parent and its Subsidiaries for the Fiscal [Year][Quarter] ending __________________, 20__ and the other reports required by Section 5.1[(a)][(b)] of the Credit Agreement. Such financial statements and other reports are true and correct and fairly present, in all material respects, the consolidated financial condition and results of operations of Parent and its Subsidiaries for the period presented and such financial statements were prepared in accordance with GAAP (except, with respect to statements delivered for any Fiscal Quarter, the absence of footnotes and subject to normal year-end adjustments).][Parent has filed the periodic report under [Section 13(a)] or [Section 15(d)] of the Exchange Act for the Fiscal [Year][Quarter] ending __________________, 20__ , such periodic report includes the statements and the other reports required by Section 5.1[(a)][(b)] of the Credit Agreement, and such period report can be accessed at the following link: ______________________].

2.          No Default or Event of Default exists on the date hereof, other than: __________________________________________________________________ [if none, so state][if a Default or an Event of Default exists, state Loan Parties' intention with respect thereto].

3.         Attached hereto is a list of all changes to the identities of the Subsidiaries of Parent since the date of the previous Compliance Certificate delivered in accordance with Section 5.1(c) of the Credit Agreement through the date of this Certificate.

4.          For any individual Acquisition made since the date of the previous Compliance Certificate delivered in accordance with Section 5.1(c) of the Credit Agreement through the date of this Certificate with an aggregate amount of cash and non-cash consideration (including all cash and Indebtedness, including contingent obligations, incurred or assumed and the maximum amount of any earnout or similar payment in connection therewith (whether or not actually earned)) of less than $5,000,000, Excess Availability, on the date of and after giving effect to such Acquisition, was not less than $20,000,00. [Note: This tracks language in Credit Agreement.]

5.           Attached hereto is a list of all new Deposit Accounts opened during since the date of the previous Compliance Certificate delivered in accordance with Section 5.1(c) of the Credit Agreement through the date of this Certificate.

6.          The FIFO Inventory Amount as of _____________ ___, 20___ is $_______________.

7.           [No change in GAAP or the application thereof has occurred since the date of the mostly recently delivered audited financial statements of Parent and its Subsidiaries]. [A change in GAAP or the application thereof has occurred since the date of the mostly recently delivered audited financial statements of Parent and its Subsidiaries, and the effect of such change on the financial statements accompanying this Certificate is as follows: _______________].

8.          As of the date hereof, each Borrower is current in its payment of all accrued rent and other charges to Persons who own or lease any premises where any of the Collateral is located, and there are no pending disputes or claims regarding any Borrower's failure to pay or delay in payment of any such rent or other charges.

9.          [The Fixed Charge Coverage Ratio for the ___ Fiscal [Month][Quarter] period ending as of __________________, 20__, is ____ to 1.00, which is [in compliance][not in compliance] with the Credit Agreement requirement of a Fixed Charge Coverage Ratio equal to or exceeding 1.00 to 1.00 for such period.]1

10.         [Attached hereto is a schedule showing the calculations that support Borrowers' [compliance][non-compliance] with such financial covenants.]1

Very truly yours,

Responsible Officer

1 Provide calculation only if a Borrowing Base Trigger Event has occurred.

EXHIBIT E

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT TO CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS (this "Agreement") is made and entered into on _____________ __, 20___, by and among ________________, a ______________ ("New Loan Party"), FRED'S, INC., a Tennessee corporation, and certain of its Subsidiaries other than New Loan Party (collectively, "Existing Loan Parties"; Existing Loan Parties and New Loan Party are each a "Loan Party" and collectively "Loan Parties"), and REGIONS BANK, an Alabama banking corporation, in its capacity as collateral and administrative agent (together with its successors and assigns in such capacity, "Administrative Agent"), for various financial institutions ("Lenders").

Recitals:

Administrative Agent, Lenders and Existing Loan Parties are parties to that certain Credit Agreement dated on or about April 9, 2015 (as at any time amended, restated, supplemented or otherwise modified the "Credit Agreement"), pursuant to which Lenders have made certain Loans and letter of credit accommodations to or for the benefit of Existing Loan Parties.

Existing Loan Parties have requested that New Loan Party become a [Borrower][Guarantor] under the Credit Agreement and the other Loan Documents, and as a condition to Lenders' willingness to make loans or otherwise extend credit or other financial accommodations from time to time based on the assets of New Loan Party under the Credit Agreement, New Loan Party has agreed to execute this Agreement in order to become a ["Borrower"]["Guarantor"] under the Credit Agreement and the other Loan Documents.

NOW, THEREFORE, for Ten Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties hereto, Administrative Agent and Loan Parties agree as follows:

1.         Definitions; Certain Matters of Construction. All capitalized terms used in this Agreement, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Credit Agreement. The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. All references to any Person shall mean and include the successors and permitted assigns of such Person. All references to any of the Loan Documents shall include any and all amendments or modifications thereto and any and all restatements, extensions or renewals thereof. Wherever the phrase "including" shall appear in this Agreement, such word shall be understood to mean "including, without limitation."

2.          Addition of New Loan Party. By its execution and delivery of this Agreement, New Loan Party (a) acknowledges and agrees that, as of the Agreement Effective Date (as hereinafter defined), it is a "["Borrower"]["Guarantor"] under the Credit Agreement and the other Loan Documents with the same force and effect as if originally named therein as ["Borrower"]["Guarantor"], (b) covenants with Administrative Agent that it will hereafter observe and perform the terms and provisions of the Credit Agreement and the other Loan Documents to the same extent as if it were an original party thereto, and (c) confirms that it has received a copy of the Credit Agreement and the other Loan Documents. The parties hereto agree that each reference in the Credit Agreement and the other Loan Documents to ["Borrower"]["Guarantor"] or terms of similar import shall hereafter be deemed to include New Loan Party.

3.          Joint and Several Liability; Borrowers' Representative. New Loan Party acknowledges that it has requested Lenders to extend financial accommodations to it and to Existing Loan Parties on a combined basis in accordance with the provisions of the Credit Agreement, as hereby amended. In accordance with and subject to the terms of the Credit Agreement, New Loan Party acknowledges and agrees that, as of the Agreement Effective Date, it shall be jointly and severally liable in its capacity as a ["Borrower"]["Guarantor"] for any and all Loans and other Obligations heretofore or hereafter made or extended by Lenders to any and all of Loan Parties and for all interest, fees and other charges payable in connection therewith. New Loan Party hereby appoints and designates Parent as the representative and agent of New Loan Party for all purposes, including requesting borrowings and receiving accounts statements and other notices and communications to it from Administrative Agent and Lenders.

Grant of Security Interest. To secure the full and final payment and performance of all Obligations, New Loan Party hereby grants to Administrative Agent, for the benefit of Secured Parties, a continuing security interest in and to, and Lien upon, all right, title, and interest in all Property of New Loan Party, including all of the following Property, whether now owned or hereafter acquired, and wherever located (collectively, the "Collateral"):

(a)          All of such Loan Party's present and after-acquired Inventory, Accounts (including, without limitation, Pharmacy Receivables, Credit Card Receivables and other accounts and receivables, whether constituting Accounts or General Intangibles), Pharmacy Scripts and related customer lists of such Loan Party;

(b)          all Investment Property, General Intangibles, books and records, Documents, Chattel Paper, Deposit Accounts, Securities Accounts, other bank accounts, cash and Cash Investments, Instruments and Supporting Obligations, in each case, arising out of the items set forth in clause (a) above; and

(c)          all monies, whether or not in the possession or under the control of Administrative Agent, a Lender, or a bailee or Affiliate of Administrative Agent or a Lender, including any Cash Collateral;

(d)          all products and cash and non-cash Proceeds of the foregoing, including Proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage, or destruction of any of the foregoing; and

(e)          all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs, and computer records) pertaining to the foregoing.

Capitalized terms used in this Section 3 and not otherwise defined herein or in the Credit Agreement shall have the meaning given such terms in the Security Agreement.

4.          Ratification and Reaffirmation. Each Loan Party hereby ratifies and reaffirms the Obligations, each of the Loan Documents and all of such Loan Party's covenants, duties, indebtedness and liabilities under the Loan Documents.

5.          Acknowledgments and Stipulations. Each Loan Party acknowledges and stipulates that all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by such Loan Party) and that the security interests and Liens granted by each Loan Party in favor of Administrative Agent are duly perfected and, except as provided in the Credit Agreement, first priority security interests and Liens.

6.          Representations and Warranties. To induce Administrative Agent to enter into this Agreement, each Loan Party hereby makes the following representations and warranties to Administrative Agent, which representations and warranties shall survive the delivery of this Agreement and the making of additional Loans under the Credit Agreement as amended hereby:

(a)          Authorization of Agreements. Such Loan Party has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform this Agreement and each other agreement contemplated hereby to which it is a party in accordance with their respective terms. This Agreement and each other such agreement contemplated hereby to which it is a party has been duly executed and delivered by the duly authorized officers of such Loan Party and each is, or each when executed and delivered in accordance with this Agreement will be, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms;

(b)          Compliance of Agreements with Laws. The execution, delivery and performance by such Loan Party of this Agreement and each other agreement contemplated hereby to which it is a party in accordance with their respective terms do not and will not, by the passage of time, the giving of notice or otherwise,

(i)          require any Governmental Approval that has not been obtained or violate any Applicable Law relating to such Loan Party or any of its Subsidiaries,

(ii)         conflict with, result in a breach of or constitute a default under the articles or certificate of incorporation or by-laws or other constituent or entity documents or any shareholders' or members' agreement of such Loan Party or any of its Subsidiaries, any material provisions of any Material Contract to which such Loan Party, any of its Subsidiaries or any of such Loan Party's or such Subsidiaries' property may be bound or any law, treaty, rule or regulation, or determination of a Governmental Authority to which such Loan Party or its Subsidiaries or any of such Person’s Property is bound or any judgment, order or ruling of a Governmental Authority, or [Note: This language tracks the Credit Agreement.]

(iii)        result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Loan Party other than Liens in favor of Administrative Agent;

(c)          Schedules. The Schedules attached hereto contain true, accurate and complete information with respect to New Loan Party and the matters addressed in the Schedules to the Credit Agreement, including, without limitation, the matters represented and warranted by Loan Parties pursuant to Section 4 of the Credit Agreement. The Schedules attached hereto shall be deemed to supplement and be a part of the Schedules to the Credit Agreement;

(d)          No Defaults. After giving effect to this Agreement and to the updated Schedules attached hereto, no Default or Event of Default exists on the date hereof and all of the representations and warranties made by each Loan Party in the Credit Agreement are true and correct in all material respects on and as of the date hereof; and

(e)          Loan Parties. After giving effect to this Agreement, each Person that is a Subsidiary of any Existing Loan Party (other than any Excluded Subsidiary) is a party to the Credit Agreement as a "Loan Party."

7.          Additional Covenants. To induce Administrative Agent to enter into this Agreement, each New Loan Party covenants and agrees to deliver to Administrative Agent, on or before the date hereof, each of the following documents, in form and substance satisfactory to Administrative Agent:

(a)          Evidence of Perfection and Priority of Liens. Copies of all filing receipts or acknowledgments to evidence any filing or recordation necessary to perfect the Liens of Administrative Agent in the Collateral of New Loan Party and evidence in form satisfactory to Administrative Agent that such Liens constitute valid and perfected security interests and Liens, and that there are no other Liens upon any Collateral except for Permitted Liens;

(b)          Organization Documents; Resolutions. Copies of the certificate or articles of incorporation or organization, certified by the Secretary of State or other appropriate officials of New Loan Party's state of incorporation, and copies of the by-laws or similar agreement or instrument governing the operation of New Loan Party, and all amendments thereto, and certified copies of resolutions of New Loan Party's board of directors, duly authorizing and empowering New Loan Party to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party;

(c)          Good Standing Certificates. Good standing certificates for New Loan Party, issued by the Secretary of State or other appropriate official of New Loan Party's jurisdiction of incorporation and each jurisdiction where the conduct of New Loan Party's business activities or ownership of its property necessitates qualification and where failure to be qualified would have a Material Adverse Effect on New Loan Party;

(d)          Opinion Letters. At Administrative Agent's request, the favorable, written opinions of counsel to New Loan Party as to the due organization, valid existence, legal name, good standing and qualification as a foreign corporation of New Loan Party, the number of issued and outstanding equity interests of New Loan Party, the due authorization, execution and delivery of this Agreement and the other Loan Documents contemplated hereby to be delivered in connection herewith, the enforceability of this Agreement and the Credit Agreement as amended hereby and such other Loan Documents, and such other matters as Administrative Agent or its counsel may reasonably request;

(e)          Other Documents. Such other joinders, agreements, documents and instruments as Administrative Agent may reasonably request.

8.          References to Credit Agreement. Upon the effectiveness of this Agreement, each reference in the Credit Agreement to "this Agreement," "hereunder," or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Agreement.

9.          Breach of Agreement. This Agreement shall be part of the Credit Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default.

10.         Effectiveness of Agreement. The provisions of this Agreement shall become effective on the date executed by New Loan Party, the Loan Parties and the Administrative Agent (the "Agreement Effective Date") and when the Schedules required under Section 7(c) hereof, in form and substance satisfactory to Administrative Agent, have been delivered to Administrative Agent.

11.         Expenses of Administrative Agent. Borrowers jointly and severally agree to pay, on demand, all costs and expenses incurred by Administrative Agent in connection with the preparation, negotiation and execution of this Agreement and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including the costs and fees of Administrative Agent's legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

12.         Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Georgia.

13.         Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

14.         No Novation, etc. Except as otherwise expressly provided in this Agreement, nothing herein shall be deemed to amend or modify any provision of the Credit Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Agreement is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Credit Agreement as herein modified shall continue in full force and effect.

15.         Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

16.         Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts and by different parties to this Agreement on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic mail transmission shall be deemed to be an original signature hereto.

17.         Entire Agreement; Schedules. This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written. Each of the Schedules attached hereto is incorporated into this Agreement and by this reference made a part hereof.

18.         Further Assurances. Each Loan Party agrees to take such further actions as Administrative Agent shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

19.         Section Titles. Section titles and references used in this Agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

20.         Waiver of Jury Trial. To the fullest extent permitted by Applicable Law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Agreement.

[Remainder of page intentionally left blank; signatures begin on following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date and year first above written.

NEW LOAN PARTY:

ATTEST:	[____________________________]

By:
Name:
Secretary	Title:

[CORPORATE SEAL]

[Signatures continue on following page.]

Joinder Agreement

EXISTING LOAN PARTIES:

ATTEST:

By:
Name:
Secretary	Title:

[SEAL]

ATTEST:

By:
Name:
Secretary	Title:

[SEAL]

ATTEST:

By:
Name:
Secretary	Title:

[SEAL]

ATTEST:

By:
Name:
Secretary	Title:

[SEAL]

ATTEST:

By:
Name:
Secretary	Title:

[SEAL]

Joinder Agreement

REGIONS BANK, as Administrative Agent

By:
Name:
Title:

Joinder Agreement

SCHEDULES TO

Joinder Agreement

See attached.

EXHIBIT F

Form of Notice of Borrowing

___________ __, 20__

Regions Bank, as Administrative Agent

1180 West Peachtree St., N.W.

Suite 1000

Atlanta, GA 30309

Tel: (404) 221-4588

Fax: (404) 221-4361

Attention: Fred's Loan Administration

Ladies and Gentlemen:

1.	This Notice of Borrowing is delivered pursuant to Section 4.1 of that certain Credit Agreement dated April 9, 2015 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among FRED'S, INC., a Tennessee corporation, and certain of its Subsidiaries (collectively, "Loan Parties"), Regions Bank, an Alabama banking corporation, in its capacity as administrative and collateral agent (together with its successors and assigns in such capacity, "Administrative Agent"), and the financial institutions party thereto from time to time in their capacities as lenders (collectively, the "Lenders"), among others. Capitalized terms used herein shall have the meanings given such terms in the Credit Agreement.

Borrower Agent, on behalf of Borrowers, hereby gives you notice, irrevocably, pursuant to Section 2.21 of the Credit Agreement, that Borrowers hereby request the following Loan(s) be made under the Credit Agreement and, in that regard, sets forth below the information relating to such Loan (the "Proposed Borrowing"), as required by Section 2.3 of the Credit Agreement:

FOR A REVOLVING LOAN:
Principal Amount	Date Loan to Be Made

Apply the proceeds of this Loan as follows:
Name of Bank: [________________]
Account Name: [________________]
Account Number: [________________]
ABA Routing Number: [________________]
Reference: [________________]
Other: [Swingline Loan][Base Rate Loan][LIBOR Loan]

Borrower Agent, on behalf of Borrowers, hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(a)          the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been accurate and complete in all material respects on and as of such earlier date);

(b)          no event has occurred and is continuing, or would result from the making of such Proposed Borrowing or from the application of the proceeds thereof, which constitutes a Default or an Event of Default;

(c)          the Proposed Borrowing satisfies all limitations set forth in the Credit Agreement (including, without limitation, availability under the Borrowing Base and the Commitments); and

(d)          all of the other conditions to the Proposed Borrowing set forth in Section 3.2 of the Credit Agreement have been satisfied (or waived in accordance with the terms of the Credit Agreement).

FRED'S, INC.,
on behalf of Borrowers in its capacity as Borrower Agent pursuant to Section 2.21 of the Credit Agreement

By:
Name:
Title:

EXHIBIT G

Form of NOTICE OF Conversion/Continuation

Date ______________, 20__

Regions Bank, as Administrative Agent

1180 West Peachtree St., N.W.

Suite 1000

Atlanta, GA 30309

Tel: (404) 221-4588

Fax: (404) 221-4361

Attention: Fred's Loan Administration

Re:	Credit Agreement dated April 9, 2015 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among FRED'S, INC., a Tennessee corporation ("Parent"), and certain of its Subsidiaries (collectively, "Loan Parties"), Regions Bank, an Alabama banking corporation, in its capacity as administrative and collateral agent (together with its successors and assigns in such capacity, "Administrative Agent"), and the financial institutions party thereto from time to time in their capacities as lenders (collectively, the "Lenders"), among others.

Ladies and Gentlemen:

This Notice of Conversion/Continuation is delivered to you pursuant to Section 3.1 of the Credit Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Credit Agreement. Borrower Agent, on behalf of Borrowers, hereby gives notice of its request for a conversion of Loans from one Type to another, as follows:

Check as applicable:

☐ A conversion of Loans from one Type to another, as follows:

(i)	The requested date of the proposed conversion is ______________, 20__ (the "Conversion Date");

(ii)	The Type of Loans to be converted pursuant hereto are presently __________________ [select either LIR Loans or Base Rate Loans] in the principal amount of [$________] outstanding as of the Conversion Date;

(iii)	The portion of the aforesaid Loans to be converted on the Conversion Date is [$________] (the "Conversion Amount");

(iv)	The Conversion Amount is to be converted into a ____________ [select a LIBOR Loan, LIR Loan or a Base Rate Loan] (the "Converted Loan") on the Conversion Date.

(v)	[In the event Borrower Agent selects a LIBOR Loan:] Borrower Agent hereby requests that the Interest Period for such Converted Loan be for a duration of _____ [insert length of Interest Period].

☐ A continuation of LIBOR Loans for a new Interest Period, as follows:

(i)	The requested date of the proposed continuation is _______________, 20__ (the "Continuation Date");

(ii)	The aggregate amount of the LIBOR Loans subject to such continuation is $__________________;

(iii)	The duration of the selected Interest Period for the LIBOR Loans which are the subject of such continuation is: _____________ [select duration of applicable Interest Period];

Borrower Agent, on behalf of Borrowers, hereby ratifies and reaffirms all of Borrowers' liabilities and obligations under the Loan Documents and certifies that no Default or Event of Default exists on the date hereof.

Borrower Agent has caused this Notice of Conversion/Continuation to be executed and delivered by its duly authorized representative on the date first set forth above.

FRED'S, INC., on behalf of Borrowers in its capacity as Borrower Agent pursuant to Section 2.21 of the Credit Agreement

By:
Name:
Title:

EXHIBIT H

Form of FIFO INVENTORY AMOUNT CALCULATION

Warehouse
LC Merchandise not Received
Inventory in transit
Profit in InterCompany Inv
Stores

Pharmacy
LIFO Reserve

Total, as reported in financial statements

Add back LIFO Reserve

FIFO Inventory value

EXECUTION VERSION

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this "Agreement") is dated as of April 9, 2015, by and among (A) FRED'S, INC., a Tennessee corporation ("Parent"); (B) the Subsidiaries of Parent identified on the signature pages hereto and any other Subsidiaries of Parent which may become Borrowers under the Credit Agreement (as defined below) from time to time (together with Parent, each, a "Borrower" and, collectively, "Borrowers"); (C) the Subsidiaries of Parent identified on the signature pages hereto and any other Subsidiaries of Parent which may become Guarantors under the Credit Agreement (as defined below) from time to time (each, a "Guarantor" and, collectively, "Guarantors"); and (D) REGIONS BANK, an Alabama bank (as further defined below, "Regions"), in its capacity as administrative agent and collateral agent for the Lenders (as defined in the Credit Agreement), LC Issuer (as defined in the Credit Agreement) and other Secured Parties (as defined in the Credit Agreement) (in such capacity and as further defined below, "Administrative Agent" or "Agent").

RECITALS:

Borrowers have requested that Administrative Agent and Lenders establish a revolving credit facility and that LC Issuer establish a letter of credit sub-facility pursuant to that certain Credit Agreement dated on or about the date hereof among Loan Parties, Lenders, LC Issuer and Administrative Agent (as at any time amended, restated, supplemented or otherwise modified, the "Credit Agreement").

Administrative Agent, Lenders and LC Issuer are unwilling to provide such revolving credit facility and letter of credit sub-facility unless, among other things, Borrowers and the other Loan Parties party hereto enter into this Agreement to, among other things, grant to Administrative Agent, for the benefit of Secured Parties, a Lien (as defined in the Credit Agreement) in the Collateral (as defined below).

To induce Administrative Agent, Lenders and LC Issuer to provide such revolving credit facility and letter of credit sub-facility, Borrowers and the other Loan Parties desire to enter into this Agreement to, among other things, grant to Administrative Agent, for the benefit of Secured Parties, a Lien in the Collateral (as defined below).

NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, each Loan Party and Administrative Agent, each intending to be legally bound, hereby covenant and agree as follows:

Section 1.          Definitions. Capitalized terms that are not otherwise defined herein shall have the meanings set forth in the Credit Agreement. As used in this Agreement, the following terms shall have the following meanings:

"Cash Investments Collateral" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, (c) commercial paper maturing no more than two hundred seventy (270) days from the date of creation thereof, (d) certificates of deposit or bankers' acceptances issued by any bank organized under the laws of the United States or any state hereof, (e) demand deposit accounts maintained with any bank organized under the laws of the United States or any state thereof, and (f) investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (e) above.

"Collateral Disclosure Certificate" means each collateral disclosure certificate substantially in the form of Exhibit A (or such other form as may be approved by Administrative Agent from time to time), executed and delivered by a Loan Party as of the Closing Date or thereafter in accordance with Section 10.

"Credit Card Agreements" means all agreements now or hereafter entered into by a Loan Party or for the benefit of a Loan Party with any Credit Card Issuer or any Credit Card Processor in respect of the issuance, servicing or processing or credit or debit cards.

"Credit Card Issuer" means any Person who issues or whose members issue credit cards, including MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa U.S.A., Inc., or Visa International or otherwise and American Express, Discover, Diners Club, Carte Blanche, and other non-bank credit or debit cards.

"Credit Card Processor" means any servicing or processing agent or any factor or financial intermediary which facilitates, services, processes, or manages the credit authorization, billing transfer, and/or payment procedures with respect to a Loan Party's sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

"Credit Card Receivables" means amounts, together with all income, payments and proceeds thereof, owed by a Credit Card Issuer or Credit Card Processor to a Loan Party resulting from charges by a customer of a Loan Party on credit or debit cards issued by such Credit Card Issuer or processed by such Credit Card Processor (including, without limitation, electronic benefits transfers) in connection with the sale of goods by a Loan Party, or services performed by a Loan Party, in each case in the Ordinary Course of Business.

"Deposit Account Control Agreement" shall mean, with respect to any Loan Party's Deposit Account, any agreement (in form and substance satisfactory to Administrative Agent and as the same may be amended, restated, supplemented, or otherwise modified from time to time) among Administrative Agent, such Loan Party, and the depository institution at which such Deposit Account has been established, pursuant to which, among other things, Administrative Agent shall obtain Control over such Deposit Account.

"Fiscal Intermediary" means any qualified insurance company or other Person that has entered into an ongoing relationship with any Governmental Authority to make payments to payees under Medicare, Medicaid or any other Federal, state or local public health care or medical assistance program pursuant to any of the Health Care Laws.

"Health Care Laws" means all Federal, state and local laws, rules, regulations, interpretations, guidelines, ordinances and decrees primarily relating to patient healthcare, any health care provider, medical assistance and cost reimbursement programs, as now or at any time hereafter in effect, applicable.

"Permitted Location" means (a) any location described on Schedule 2 to this Agreement, (b) any retail store location of any Borrower as of the Closing Date, (c) any retail store location of any Borrower opened after the Closing Date in the Ordinary Course of Business or acquired in connection with an Acquisition permitted pursuant to Section 7.4(c) or (d) of the Credit Agreement, and (d) any other location in the continental United States of which Borrower Agent has provided at least 30 days' written notice to Administrative Agent, and Administrative Agent shall have consented in writing before such location's being a "Permitted Location."

"Pharmacy Receivables" means as to each Loan Party, all present and future rights of such Loan Party to payment from a Third Party Payor arising from the sale of prescription drugs by such Loan Party (it being understood that the portion of the purchase price for such prescription drugs payable by the purchaser of such prescription drugs or any Person other than a Third Party Payor shall not be deemed to be a Pharmacy Receivable).

"Pharmacy Script" means, as to each Loan Party, all of such Loan Party’s now owned or hereafter existing or acquired retail customer files with respect to prescriptions for retail customers and other medical information related thereto, maintained by the retail pharmacies of Loan Parties, wherever located.

"Protective Advance" shall have the meaning given such term in Section 16.

"Third Party" means any (a) lessor, mortgagee, mechanic or repairman, warehouse operator or warehouseman, processor, packager, consignee, shipper, customs broker, freight forwarder, bailee, or other third party which may have possession of any Collateral or lienholders' enforcement rights against any Collateral; (b) Licensor whose rights in or with respect to any Collateral limit or restrict or may, in Administrative Agent's determination, limit or restrict Loan Parties' or Administrative Agent's rights to sell or otherwise dispose of such Collateral; or (c) any Credit Card Issuer or Credit Card Processor.

"Third Party Agreement" means an agreement in form and substance satisfactory to Administrative Agent pursuant to which a Third Party, as applicable and as required by Administrative Agent, in each case containing terms reasonably acceptable to Administrative Agent and as the same may be amended, restated, supplemented, or otherwise modified from time to time, among other things (a) waives or subordinates in favor of Administrative Agent any Liens such Third Party may have in and to any Collateral or any setoff, recoupment, or similar rights such Third Party may have against any Loan Party; (b) grants Administrative Agent access to Collateral which may be located on such Third Party's premises or in the custody, care, or possession of such Third Party for purposes of allowing Administrative Agent to inspect, remove or repossess, sell, store, or otherwise exercise its rights under the Credit Agreement or any other Loan Document with respect to such Collateral; (c) authorizes Administrative Agent (with or without the payment of any royalty or licensing fee, as determined by Administrative Agent) to (i) complete the manufacture of work-in-process (if the manufacturing of such Goods requires the use or exploitation of a Third Party's Intellectual Property) and (ii) dispose of Collateral bearing, consisting of, or constituting a manifestation of, in whole or in part, such Third Party's Intellectual Property; (d) agrees to hold any negotiable Documents in its possession relating to the Collateral as agent or bailee of Administrative Agent for purposes of perfecting Administrative Agent's Lien in and to such Collateral under the UCC; (e) with respect to Third Parties other than landlords, agrees to deliver the Collateral to Administrative Agent upon request or, upon payment of applicable fees and charges to deliver such Collateral in accordance with Administrative Agent's instructions; (f) agrees to terms regarding Collateral held on Consignment by such Third Party; or (g) with respect to any Third Party which is a Credit Card Processor or Credit Card Issuer, (i) acknowledges Administrative Agent's security interest in all funds due and to become due to a Loan Party under a Credit Card Agreement and (ii) agrees to transfer all such funds to a Collection Account or such other Deposit Account as Administrative Agent may designate from time to time.

"Third Party Payor" shall mean any Person, such as a Fiscal Intermediary, Blue Cross/Blue Shield, or private health insurance company, which is obligated to reimburse or otherwise make payments to health care providers who provide medical care or medical assistance or other goods or services for eligible patients under any private insurance contract.

Section 2.          Grant of Security Interest. To secure the full and final payment and performance of all Obligations, each Loan Party hereby grants to Administrative Agent, for the benefit of Secured Parties, a continuing security interest in and to, and Lien upon, all right, title, and interest in all of the following Property of such Loan Party, whether now owned or hereafter created, acquired or arising, and wherever located:

(a)          All of such Loan Party's present and after-acquired Inventory, Accounts (including, without limitation, Pharmacy Receivables, Credit Card Receivables and other accounts and receivables, whether constituting Accounts or General Intangibles), Pharmacy Scripts and related customer lists of such Loan Party;

(b)          all Investment Property, General Intangibles, books and records, Documents, Chattel Paper, Deposit Accounts, Securities Accounts, other bank accounts, cash and Cash Investments Collateral, Instruments and Supporting Obligations, in each case, arising out of the items set forth in clause (a) above; and

(c)          all monies, whether or not in the possession or under the control of Administrative Agent, a Lender, or a bailee or Affiliate of Administrative Agent or a Lender, including any Cash Collateral;

(d)          all products and cash and non-cash Proceeds of the foregoing, including Proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage, or destruction of any of the foregoing; and

(e)          all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs, and computer records) pertaining to the foregoing.

Section 3.          Certain Exceptions Relating to Collateral. Any term or provision of this Agreement or any other Loan Document to the contrary notwithstanding, (a) the Collateral shall not include, and none of the Obligations shall be paid with or with the Proceeds of, any Account, Instrument, Chattel Paper, or other obligation or Property of any kind due from, owed by, or belonging to, a Sanctioned Person or Sanctioned Entity and (b) none of the foregoing items or Properties nor any Proceeds thereof shall be applied to the payment or reduction of the Obligations.

Section 4.          Care of Collateral. Except as expressly required by any other Loan Document or Applicable Law, Administrative Agent (a) shall have no obligation to (i) exercise any degree of care in connection with any Collateral in its possession or (ii) take any steps necessary to preserve any rights in the Collateral or to preserve any rights in the Collateral against senior or prior parties (which steps Loan Parties agree to take) and (b) shall not be liable or responsible for (i) any loss or damage to the Collateral or for any diminution in the value thereof or (ii) any act or default of any Third Party having possession of the Collateral. In any case, Administrative Agent shall be deemed to have exercised reasonable care of the Collateral if Administrative Agent takes such steps for the care and preservation of the Collateral or rights therein as Borrower Agent reasonably requests Administrative Agent to take; provided that Administrative Agent's omission to take any action requested by Borrower Agent shall not be deemed a failure to exercise reasonable care. Administrative Agent's segregation or specific allocation of specified items of Collateral against any of Loan Parties' liabilities shall not waive or affect any Lien against other items of Collateral or any of Administrative Agent's options, powers, or rights under this Agreement, any other Loan Document or Applicable Law.

Section 5.          Liens on Goods on Consignment. With respect to any Loan Party's Inventory which such Loan Party has, is selling, or sells on Consignment with a Person that is not a Loan Party, such Loan Party shall, at its expense and upon request of Administrative Agent from time to time, promptly take whatever actions are required by Administrative Agent to cause such Loan Party's security interest in and to such consigned Goods to be perfected (with such priority as Administrative Agent may require) in accordance with the UCC and assigned in accordance with the UCC to Administrative Agent but in no event shall such Inventory constitute Eligible Inventory (as defined in the Addendum) without the prior written consent of Administrative Agent.

Section 6.          No Assumption of Liability. The Lien on Collateral granted hereunder is given as security only and shall not subject Secured Party to, or in any way modify, any obligation or liability of Loan Parties relating to any Collateral.

Section 7.          Power of Attorney. Each Loan Party hereby constitutes and appoints Administrative Agent (and all Persons designated from time to time by Administrative Agent) as such Loan Party's true and lawful attorney (and agent-in-fact) for the purposes provided in this Section 7, which power of attorney is coupled with an interest and is, therefore, irrevocable. Administrative Agent, or Administrative Agent's designee, may, without notice and in either its or a Loan Party name, but at the cost and expense of Loan Parties:

(a)          During an Account Control Period (as defined in the Addendum), indorse a Loan Party's name on any Payment Item or other Proceeds of Collateral (including proceeds of insurance) that come into Administrative Agent's possession or control;

(b)          File any financing statements (and other similar filings or public records or notices relating to the perfection of Liens) and amendments thereto relating to the Collateral which Administrative Agent deems appropriate, each in form and substance required by Administrative Agent, and to (i) describe the Collateral thereon by specific collateral category or otherwise and (ii) include therein all other information which is required by Article 9 of the UCC or other Applicable Law with respect to the preparation or filing of a financing statement (or other similar filings or public records or notices relating to the perfection of Liens) or amendment thereto; and

(c)          During the existence of an Event of Default, (i) notify any Account Debtors of the assignment of Accounts owed by such Account Debtors, demand and enforce payment of Accounts by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge, or release any Accounts or other Collateral or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts, and at such times as Administrative Agent deems advisable; (iv) collect, liquidate, and receive balances in Deposit Accounts or investment accounts and take control, in any manner, of Proceeds of Collateral; (v) prepare, file, and sign a Loan Party's name to a proof of claim or other document in any bankruptcy or similar proceeding of or relating to any Account Debtor or to any notice, assignment, or satisfaction of Lien or similar document; (vi) receive, open, and dispose of mail addressed to any Loan Party and notify postal authorities to deliver any such mail to an address designated by Administrative Agent; (vii) indorse any Chattel Paper, Document, Instrument, or other document or agreement relating to any Accounts, Inventory or other Collateral; (viii) use any Loan Party's stationery and sign its name to verifications of Accounts and notices to Account Debtors; (ix) use information contained in any data processing, electronic, or information systems relating to Collateral; (x) make and adjust claims under insurance policies; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker's acceptance, or other instrument for which any Loan Party is a beneficiary; and (xii) take all other actions as Administrative Agent deems appropriate to fulfill any Loan Party's obligations under the Loan Documents.

Section 8.          Additional Collateral and Perfection Information. Schedule 1 sets forth, for each Loan Party and each of its Subsidiaries, (a) the address of such Person's chief executive office and other locations where Collateral (other than in-transit Inventory) is stored or books and records are kept; (b) such Person's tax identification number and, if applicable and available, organizational identification number; (c) any fictitious name or trade name used by such Person during the past five years; and (d) a list of Third Parties which hold any of such Person's Inventory with an aggregate book value in excess of $5,000,000.

Section 9.          Collateral Disclosure Certificates. On the Closing Date and within 30 days after the commencement of each Fiscal Year, Borrowers shall (i) execute and deliver to Administrative Agent a Collateral Disclosure Certificate with then current information which shall be in form and substance satisfactory to Administrative Agent and (ii) supplement Schedules 1 and 2 hereto, Schedules 4.19 and 4.20 to the Credit Agreement, with respect to any matter hereafter arising that, if existing or occurring at the Closing Date, would have been required to be set forth or described in such Schedule or as an exception to such representation or that is necessary to correct any information in such Schedule or representation which has been rendered inaccurate thereby, and, in each case such Collateral Disclosure Certificate or Schedule shall be appropriately marked to show the changes made therein; provided that (A) neither such Collateral Disclosure Certificate nor such supplement to any Schedule or representation or warranty shall amend, supplement or otherwise modify such Collateral Disclosure Certificate or any such Schedule or representation or warranty, or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to by Administrative Agent and the Required Lenders or Lenders, as applicable in accordance with Section 10.2 of the Credit Agreement and (B) no supplement to any Schedule shall be required or permitted with respect to representations and warranties that relate solely to the Closing Date. All information set forth in the Collateral Disclosure Certificates delivered on the Closing Date is true and correct as of the Closing Date in all material respects, and all information in any Collateral Disclosure Certificate delivered to Administrative Agent after the Closing Date shall be true and correct as of the date thereof in all material respects.

Section 10.         Covenants Regarding Collateral and Property. Until Payment in Full of the Obligations, each Loan Party shall, and shall cause each Subsidiary, as applicable, to:

(a)          Protection of Collateral. Pay all expenses of protecting, storing, warehousing, insuring, handling, maintaining, and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Administrative Agent to any Person to realize upon any Collateral.

(b)          Defense of Title to Collateral. Defend its title to Collateral and Administrative Agent's Liens therein against all Persons, claims, and demands whatsoever, except Liens permitted by Section 7.2 of the Credit Agreement.

(c)          Third Parties. If such Person's records or reports of the Collateral are prepared or maintained by any other Person, irrevocably authorize such Person (and such Person is hereby irrevocably authorized) to deliver, at Administrative Agent's request from time to time, such records, reports, and related documents to Administrative Agent and to discuss the same and all information therein with Administrative Agent.

(d)          After-Acquired and Other Collateral.

(i)          Except as otherwise set forth in Section 5.11 of the Credit Agreement, promptly (but in any event within ten (10) Business Days), at such Person's expense, notify Administrative Agent in writing if, after the Closing Date, any Borrower or Subsidiary obtains any interest in any Collateral consisting of Deposit Accounts, Chattel Paper, Documents, Instruments, Investment Property or any other Collateral which may be perfected by any means other the filing of a financing statement, and, upon Administrative Agent's request, promptly take such actions as Administrative Agent deems appropriate to effect Administrative Agent's duly perfected, first-priority Lien upon such Collateral.

(ii)         Exercise its commercially reasonable efforts to obtain and deliver to Administrative Agent such Third Party Agreements as Administrative Agent may reasonably request from time to time (with it being agreed that the success or failure for whatever reason to obtain any such Third Party Agreements shall not in any way limit Administrative Agent's right to institute Reserves (as defined in the Addendum) or deem any corresponding Collateral to be ineligible).

(iii)        If any Collateral is in the possession of a Third Party, at Administrative Agent's reasonable request, obtain an acknowledgment that such Third Party holds the Collateral for the benefit of Administrative Agent (with it being agreed that the success or failure for whatever reason to obtain any such agreement shall not in any way limit Administrative Agent's right to institute Reserves (as defined in the Addendum) or deem any Collateral not subject to such an acknowledgment to be ineligible).

(iv)        Upon request, provide Administrative Agent with copies of all existing agreements, and promptly after execution thereof provide Administrative Agent with copies of all future agreements, between any Borrower or Subsidiary and any Third Party or other Person which owns any premises at which any material amount of Collateral may be kept or that otherwise may possess or handle any material amount of Collateral.

(e)          Location of Collateral. Maintain all tangible Collateral (other than in-transit Inventory) at a Permitted Location. Collateral shall not, without the prior written approval of Administrative Agent, be moved from a Permitted Location except, before a Default or an Event of Default, with respect to sales or other dispositions of assets permitted pursuant to Section 7.6 of the Credit Agreement.

(f)          Further Assurances. Promptly upon Administrative Agent's request, Loan Parties shall provide such further assurances as are set forth in Section 5.17 of the Credit Agreement.

Section 11.         Particular Covenants Relating to Accounts. Until Payment in Full of the Obligations, each Loan Party shall, and shall cause each Subsidiary, as applicable, to:

(a)          Taxes. Authorize Administrative Agent to, if an Account of any Borrower includes a charge for any Taxes, pay the amount thereof to the proper taxing authority for the account of such Borrower and to charge Loan Parties therefor; provided, however, that neither Administrative Agent, LC Issuer nor Lenders shall be liable for any Taxes that may be due from any Loan Party or with respect to any Collateral.

(b)          Account Verification. Cooperate fully with Administrative Agent in facilitating Administrative Agent's verification of the validity, amount, or any other matter relating to any Accounts of Borrowers, and each Borrower, for itself and on behalf of each of its Subsidiaries, grants Administrative Agent the right, at any time and in the name of Administrative Agent, any designee of Administrative Agent, or such Borrower or Subsidiary, to complete such verification by mail, telephone, or otherwise.

(c)          Assignments of Accounts. If so requested by Administrative Agent from time to time during the existence of an Event of Default, promptly execute and deliver to Administrative Agent formal, written assignments of all of such Borrowers' Accounts which have not, as of such date been included in any such formal, written assignment.

(d)          Certain Notices Regarding Accounts and Account Debtors. Notify Administrative Agent promptly (which notice may include disclosure in a Borrowing Base Certificate (as defined in the Addendum) if delivery thereof would constitute prompt notice pursuant to this clause (d)) of (i) the assertion of any claims, offsets, defenses, or counterclaims by any Account Debtor, or any disputes with Account Debtors, in each case, where the amount in controversy is greater than $1,500,000 or any settlement, adjustment, or compromise thereof; (ii) all material adverse information known to any Borrower relating to the financial condition of any Account Debtor obligated in respect of Accounts having an aggregate value greater than $1,500,000; and (iii) after the occurrence of the Borrowing Base Trigger Event, any event or circumstance which, to the knowledge of any Responsible Officer of any Borrower, would cause Administrative Agent to consider any then existing Credit Card Receivables or Pharmacy Receivables having a value greater than $1,500,000 as no longer constituting Eligible Credit Card Receivables (as defined in the Addendum) or Eligible Pharmacy Receivables (as defined in the Addendum), as applicable.

Section 12.         Particular Covenants Regarding Inventory. Until Payment in Full of the Obligations, each Loan Party shall, and shall cause each Subsidiary, as applicable, to:

(a)          Records and Reports of Inventory. Keep accurate and complete records of its Inventory, including costs and daily withdrawals and additions.

(b)          Inventory Examinations. Conduct a physical inventory at least once per calendar year (and, during the existence of an Event of Default, at such other times as may be requested by Administrative Agent) and periodic cycle counts consistent with historical practices and provide to Administrative Agent a report based on each such inventory and count promptly upon completion thereof, together with such supporting information as Administrative Agent may request. Administrative Agent may participate in and observe each physical count.

(c)          Returns of Inventory. Not return any Inventory to a supplier, vendor, or other Person, whether for cash, credit, or otherwise, unless (i) such return is in the Ordinary Course of Business; (ii) no Event of Default or Overadvance (as defined in the Addendum and calculated by giving pro forma effect to the removal of such Inventory from the Borrowing Base (as defined in the Addendum)) exists or would result therefrom; and (iii) any payment received by a Borrower for a return is promptly remitted to Administrative Agent for application to the Obligations.

(d)          Acquisition, Sale, and Maintenance. (i) Not acquire or accept any Inventory on Consignment or approval unless such acquisition or acceptance is in the Ordinary Course of Business; (ii) take commercially reasonable steps to assure that all Inventory is produced in accordance with Applicable Law, including the Fair Labor Standards Act of 1938; (iii) not sell any Inventory on Consignment or approval or any other basis under which the customer may return or require a Loan Party to repurchase such Inventory unless such sale is in the Ordinary Course of Business; (iv) use, store, and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in compliance with all Applicable Law.

Section 13.         Post-Default Allocation of Payments. Notwithstanding anything herein or in any other Loan Document to the contrary, during an Event of Default, if so directed by the Required Lenders or at Administrative Agent's discretion, monies to be applied to the Obligations, whether arising from payments by Loan Parties, realization on Collateral, setoff, or otherwise, shall be allocated as follows:

(a)          first, to all costs and expenses, including Extraordinary Expenses, owing to Administrative Agent in its capacity as Administrative Agent;

(b)          second, to all costs and expenses reimbursable by Borrowers owing to LC Issuer and Lenders;

(c)          third, to all amounts owing to Swingline Lender on Swingline Loans (including principal and interest);

(d)          fourth, to all amounts owing to LC Issuer with respect to that portion of the LC Obligations which constitutes unreimbursed draws under Letters of Credit;

(e)          fifth, to all Obligations constituting fees to the extent not already paid above (other than amounts which constitute Secured Bank Product Obligations);

(f)          sixth, to all Obligations constituting interest to the extent not already paid above (other than amounts which constitute Secured Bank Product Obligations);

(g)          seventh, to the Cash Collateralization that portion of the LC Obligations constituting undrawn amounts under outstanding Letters of Credit;

(h)          eighth, to (A) all Loans and (B) Secured Bank Product Obligations, if and to the extent that the provider thereof has delivered written notice to Administrative Agent, in form and substance satisfactory to Administrative Agent, within ten (10) days following the later of the Closing Date or creation of the Bank Product (i) describing the Bank Product and setting forth the maximum amount to be secured by the Collateral and the methodology to be used in calculating such amount and (ii) agreeing to be bound by Section 9.12 of the Credit Agreement (including Cash Collateralization thereof), up to the amount of Reserves (as defined in the Addendum) then imposed by Administrative Agent relative thereto;

(i)          ninth, to all other Secured Bank Product Obligations described in clause (viii) above, to the extent not already paid above; and

(j)          last, to all other Obligations, including any Secured Bank Product Obligations not described in, and paid pursuant to, clause (h) or (i) above.

Amounts shall be applied to each of the foregoing categories of Obligations in the order presented above before being applied to the following category. Where applicable, all amounts to be applied to a given category will be applied on a pro rata basis among those entitled to payment in such category. In determining the amount to be applied to Secured Bank Product Obligations within any given category, each Secured Bank Product Provider's pro rata share thereof shall be based on the lesser of (x) the amount presented in the most recent notice from such Secured Bank Product Provider to Administrative Agent and (y) the actual amount of such Secured Bank Product Obligations, calculated in accordance with a methodology presented to and approved by Administrative Agent by such Secured Bank Product Provider to Administrative Agent. Administrative Agent has no duty to investigate the actual amount of any Secured Bank Product Obligations and, instead, is entitled to rely in all respects on the applicable Secured Bank Product Provider's reasonably detailed written accounting thereof. If such Secured Bank Product Provider does not submit such accounting of its own accord and in a timely manner, Administrative Agent, may instead rely on any prior accounting thereof. No notice to include obligations under any Bank Product in the Obligations or notice to increase the maximum dollar amount of any Secured Bank Product Obligations shall be effective if received by Administrative Agent during the existence of an Event of Default (until such Event of Default is waived in accordance with the terms of this Agreement). The allocations set forth in this Section 13 are solely to determine the rights and priorities of the Secured Parties among themselves and may be changed by agreement among them without the consent of any Loan Party. No Loan Party is entitled to any benefit under this Section 13 or has any standing to enforce this Section 13. Excluded Swap Obligations with respect to any Loan Party shall not be paid with amounts received from such Loan Party or such Loan Party's assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section 13. Administrative Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount ought to have been made shall be to recover the amount from the Person which actually received it (and, if such amount was received by any Secured Party, then such Secured Party, by accepting the benefits of this Agreement, agrees to return it).

Section 14.         Remedies upon Default.

(a)          In addition to (and not in lieu of) Section 8.2 of the Credit Agreement, upon the occurrence of an Event of Default under Section 8.1(g) or (h) of the Credit Agreement, all Commitments shall, automatically and without notice to any Person, terminate and all Obligations (other than Obligations under any Hedging Agreements between a Loan Party and Administrative Agent or any Lender (or any of their respective Affiliates), all of which shall be due in accordance with and governed by the provisions of such Hedging Agreements) shall, automatically and without notice to any Person, become immediately due and payable, without diligence, presentment, demand, protest, or notice of any kind, all of which are hereby waived by Loan Parties to the fullest extent permitted by Applicable Law. During the existence of any Event of Default, Administrative Agent may (and, at the written direction of the Required Lenders, shall) do one or more of the following from time to time:

(i)          declare any Obligations immediately due and payable (other than Obligations under any Hedging Agreements between a Loan Party and Administrative Agent or any Lender (or any of their respective Affiliates), all of which shall be due in accordance with and governed by the provisions of such Hedging Agreements), whereupon they shall be due and payable without diligence, presentment, demand, protest, or notice of any kind, all of which are hereby waived by Loan Parties to the fullest extent permitted by law;

(ii)         (A) refuse to make Loans, issue Letters of Credit, or make other extensions of credit to Borrowers; (B) terminate, reduce, or condition any Commitment; and (C) require Loan Parties to Cash Collateralize LC Obligations, Secured Bank Product Obligations, and other Obligations that are contingent or not yet due and payable (and, if Loan Parties do not, for whatever reason, promptly provide such Cash Collateral, Administrative Agent may provide such Cash Collateral with the proceeds of a Revolving Loan and each Lender shall fund its Pro Rata Share thereof regardless of whether an Overadvance exists or would result therefrom or any condition precedent to the making of any Loan has not been satisfied);

(iii)        (A) take possession of any Collateral; (B) require Loan Parties to assemble Collateral, at Loan Parties' expense, and make it available to Administrative Agent at a time and place designated by Administrative Agent; (C) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by a Loan Party, such Loan Party shall not charge for such storage); (D) sell, lease, or otherwise dispose of any Collateral in its then condition or after the refurbishing, restoration, repair, or further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Administrative Agent, in its discretion, deems advisable and at such prices or terms as Administrative Agent may deem reasonable, for cash, upon credit, or for future delivery; (E) demand, collect, invoice, and sue for all amounts owed pursuant to Accounts, General Intangibles, Chattel Paper, Instruments, or Documents or for proceeds of any Collateral (either in a Loan Party's name or Administrative Agent's or any Lender's name, at Administrative Agent's option), with the right to enforce, compromise, settle, or discharge any such amounts; and (F) require or cause all invoices and statements sent to any Account Debtor to state that the Accounts and such other obligations have been assigned to Administrative Agent and are payable directly and only to Administrative Agent and Loan Parties shall deliver to Administrative Agent such originals of documents evidencing the sale and delivery of Goods or the performance of services giving rise to any Accounts as Administrative Agent may require; and

(iv)        exercise such other rights and remedies which may be available to it under this Agreement, the other Loan Documents, and agreements relating to Bank Products, or Applicable Law (including the rights of a secured party under the UCC), all of which shall be cumulative.

(b)          Administrative Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Administrative Agent's actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other Person whatsoever, but the same shall be at Loan Parties' sole risk.

Section 15.         Commercially Reasonable. Each Loan Party agrees that notice of any proposed sale or other disposition of Collateral by Administrative Agent shall be reasonable if such notice is delivered as provided in Section 10.1 of the Credit Agreement at least ten (10) Business Days before the action to be taken, and Loan Parties waive any other notice. Administrative Agent shall have the right to conduct such sales on any Loan Party's premises, without charge, and such sales may be adjourned from time to time in accordance with Applicable Law. Administrative Agent may purchase any Collateral at public or, if permitted by Applicable Law, private sale and, in lieu of actual payment of the purchase price, may set off the amount of such price against the Obligations. Each Loan Party shall be liable for any deficiencies, which shall bear Default Interest (including interest arising after commencement any Loan Party's Insolvency Proceeding, whether or not such interest is allowed in such Insolvency Proceeding) and all costs and expenses of collection and enforcement, including reasonable attorneys' fees and expenses, if the proceeds of the disposition of the Collateral do not result in Payment in Full. To the extent that Applicable Law imposes duties on Administrative Agent or any Lender to exercise remedies in a commercially reasonable manner (which duties cannot be waived under Applicable Law), each Loan Party acknowledges and agrees that it is not commercially unreasonable for Administrative Agent or any other Secured Party, as applicable, (a) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by Applicable Law, to fail to obtain consents of any Governmental Authority or other third party for the collection or disposition of Collateral to be collected or disposed of; (b) to fail to exercise collection remedies against Account Debtors, secondary obligors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against, Collateral; (c) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists; (d) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature; (e) to contact other Persons, whether or not in the same business as any Loan Party, for expressions of interest in acquiring all or any portion of the Collateral; (f) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature; (g) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so or that match buyers and sellers of assets; (h) to dispose of assets in wholesale rather than retail markets; (i) to disclaim disposition warranties; (j) to purchase, at Loan Parties' expense, insurance or credit enhancements to insure Administrative Agent and any other Secured Party against risks of loss, collection, or disposition of Collateral or to provide to Administrative Agent and the other Secured Parties a guaranteed return from the collection or disposition of Collateral; or (k) to the extent deemed appropriate by Administrative Agent, to obtain the services of other brokers, investment bankers, consultants, and other professionals to assist Administrative Agent in the collection or disposition of any of the Collateral. Each Loan Party acknowledges that the purpose of this Section 15 is to provide non-exhaustive indications of what actions or omissions by Administrative Agent or any other Secured Party would not be commercially unreasonable in the exercise by Administrative Agent or any other Secured Party of remedies against the Collateral and that other actions or omissions by Administrative Agent or any other Secured Party shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 15. Without limitation of the foregoing, nothing contained in this Section 15 shall be construed to grant any rights to any Loan Party or to impose any duties on Administrative Agent or the other Secured Party that would not have been granted or imposed by this Agreement, any other Loan Document, any agreement related to Bank Products, or by Applicable Law in the absence of this Section 15.

Section 16.         Protective Advances.   From time to time, Administrative Agent may, in its discretion, make one or more Base Rate Revolving Loans to preserve, protect, or defend any Collateral or to increase or improve the likelihood of collecting or obtaining repayment of any Obligations (in each case, if Administrative Agent determines that doing so is necessary or desirable) (a "Protective Advance"). Administrative Agent may make a Protective Advance without regard to Excess Availability or the satisfaction of any condition precedent to the making of Loans, unless (A) the Required Lenders have, in writing, revoked Administrative Agent's authority to do so or (B) Administrative Agent would have actual knowledge that, after giving effect thereto, the aggregate outstanding principal amount of all Loans made as Protective Advances (i) would exceed $15,000,000 or (ii) would cause the amount of the Revolving Credit Exposure outstanding to exceed the aggregate of the Revolving Commitments at such time or any individual Lender's Revolving Commitment. If the terms of the foregoing clauses (A) and (B) are not applicable, Administrative Agent's determination that funding of a Protective Advance is appropriate shall be conclusive. Each Lender shall participate based on its Pro Rata Share in each Protective Advance. The provisions of this Section 16 are solely for the benefit of Administrative Agent and Lenders, and none of the Loan Parties may rely on this Section 16 or have any standing to enforce its terms.

Section 17.         Credit Bidding. Each Lender agrees that, except as otherwise provided in any Loan Documents or with the written consent of Administrative Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations under any Loan Documents, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales, or other similar dispositions of Collateral. This Section 17 does not confer any rights or benefits upon Loan Parties or any other Person, and no Loan Party shall have any standing to enforce this Section 17.

Section 18.         Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be valid under Applicable Law. To the extent any such provision is found to be invalid or unenforceable under Applicable Law in a given jurisdiction, then (a) such provision shall be ineffective only to such extent; (b) the remainder of such provision and the other provisions of this Agreement shall remain in full force and effect in such jurisdiction; and (c) such provision shall remain in full force and effect in any other jurisdiction.

Section 19.         Cumulative Effect; Conflict of Terms. The parties acknowledge that different provisions of this Agreement may contain requirements, limitations, restrictions, or permissions relating to the same subject matter and, in such case, all of such provisions shall be deemed to be cumulative (rather than instead of one another) and must be satisfied or performed, as applicable. Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), to the extent any provision contained in this Agreement conflicts directly with any provision in another Loan Document, then the provision in this Agreement shall control.

Section 20.         Counterparts. This Agreement and any amendments, waivers, or consents relating hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together, shall constitute but one and the same instrument.

Section 21.         Fax or Other Transmission. Delivery by one or more parties hereto of an executed counterpart of this Agreement via facsimile, telecopy or other electronic method of transmission pursuant to which the signature of such party can be seen (including Adobe Corporation's Portable Document Format or PDF) shall have the same force and effect as the delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability, or binding effect of this Agreement.

Section 22.         Governing Law. THIS AGREEMENT, UNLESS OTHERWISE SPECIFIED BY THE TERMS HEREOF OR UNLESS THE LAWS OF ANOTHER JURISDICTION MAY, BY REASON OF MANDATORY PROVISIONS OF LAW, GOVERN THE PERFECTION, PRIORITY, OR ENFORCEMENT OF SECURITY INTERESTS IN THE COLLATERAL, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF GEORGIA, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES OR OTHER RULE OF LAW WHICH WOULD CAUSE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE LAW OF THE STATE OF GEORGIA (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

Section 23.         Submission to Jurisdiction. EACH LOAN PARTY HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF GEORGIA AND THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA, IN RESPECT OF ANY PROCEEDING, DISPUTE, OR LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF ANY PARTY WITH RESPECT HERETO AND AGREES THAT ANY SUCH PROCEEDING, DISPUTE, OR LITIGATION MAY BE BROUGHT BY IT IN SUCH COURTS. WITH RESPECT TO SUCH COURTS, EACH LOAN PARTY IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS, AND DEFENSES IT MAY HAVE REGARDING PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE, OR INCONVENIENT FORUM. EACH PARTY HERETO WAIVES PERSONAL SERVICE OF PROCESS OF ANY AND ALL PROCESS SERVED UPON IT AND IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN THE CREDIT AGREEMENT, SUCH SERVICE TO BE EFFECTIVE AT THE TIME SUCH NOTICE WOULD BE DEEMED DELIVERED PURSUANT TO THE CREDIT AGREEMENT. Nothing herein shall limit the right of Administrative Agent or any Lender to bring proceedings against any Loan Party in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Agreement shall be deemed to preclude enforcement by Administrative Agent of any judgment or order obtained in any forum or jurisdiction.

Section 24.         Waivers; Limitation on Damages; Limitation on Liability.

(a)          Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH LOAN PARTY, BY EXECUTION HEREOF, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF ANY PARTY WITH RESPECT HERETO OR THERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO ADMINISTRATIVE AGENT, LC ISSUER, AND THE LENDERS TO ENTER INTO AND ACCEPT THIS AGREEMENT.

(b)          Waiver of Certain Damages. NO PARTY TO THIS AGREEMENT SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO THIS AGREEMENT OR ANY SUCCESSOR OR ASSIGNEE OF SUCH PERSON, OR ANY THIRD PARTY BENEFICIARY, OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH ANY SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY, SPECIAL, OR CONSEQUENTIAL DAMAGES AS A RESULT OF ANY TRANSACTION CONTEMPLATED HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT.

(c)          Acknowledgement of Waivers. Each Loan Party has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

Section 25.         Time is of the Essence. Time is of the essence of this Agreement and the other the Loan Documents.

[SIGNATURES ON FOLLOWING PAGES.]

IN WITNESS WHEREOF, this Agreement has been executed and delivered under seal as of the date set forth above.

BORROWERS:

FRED'S, INC., a Tennessee corporation,
as "Borrower Agent" and a "Borrower"

By:	/s/ Jerry A. Shore
Name:	Jerry A. Shore
Title:	Chief Executive Officer

[CORPORATE SEAL]

Attest:	/s/ Mark C. Dely
Name:	Mark C. Dely
Title:	Secretary

FRED'S STORES OF TENNESSEE, INC., a Tennessee corporation, as a "Borrower"

By:	/s/ Jerry A. Shore
Name:	Jerry A. Shore
Title:	Chief Executive Officer

[CORPORATE SEAL]

Attest:	/s/ Mark C. Dely
Name:	Mark C. Dely
Title:	Secretary

FRED'S DOLLAR STORE OF MCCOMB, INC., a Mississippi corporation, as a "Borrower"

By:	/s/ Jerry A. Shore
Name:	Jerry A. Shore
Title:	President

[CORPORATE SEAL]

Attest:	/s/ Mark C. Dely
Name:	Mark C. Dely
Title:	Secretary

[Signatures continue on following pages.]

Security Agreement (Fred's)

FRED'S CAPITAL FINANCE INC., a Delaware corporation, as a "Borrower"

By:	/s/ Andrew T. Panaccione
Name:	Andrew T. Panaccione
Title:	President

[CORPORATE SEAL]

Attest:	/s/ Pamela A. Jasinski
Name:	Pamela A. Jasinski
Title:	Secretary

FRED'S CAPITAL MANAGEMENT COMPANY, a Delaware corporation, as a "Borrower"

By:	/s/ Andrew T. Panaccione
Name:	Andrew T. Panaccione
Title:	President

[CORPORATE SEAL]

Attest:	/s/ Pamela A. Jasinski
Name:	Pamela A. Jasinski
Title:	Secretary

NATIONAL PHARMACEUTICAL NETWORK, INC., a Florida corporation, as a "Borrower"

By:	/s/ Jerry A. Shore
Name:	Jerry A. Shore
Title:	President

[CORPORATE SEAL]

Attest:	/s/ Mark C. Dely
Name:	Mark C. Dely
Title:	Secretary

[Signatures continue on following page.]

Security Agreement (Fred's)

ADMINISTRATIVE AGENT:

REGIONS BANK, an Alabama bank, as "Administrative Agent"

By:	/s/ Richard A. Gere
Name:	Richard A. Gere
Title:	Senior Vice President

Security Agreement (Fred's)

EXHIBIT A

Form of Collateral Disclosure Certificate

[See attached.]

SCHEDULE 1

Additional Collateral and Perfection Information

[See attached.]

SCHEDULE 2

Permitted Locations

[See attached.]

EXECUTION VERSION

ADDENDUM TO CREDIT AGREEMENT

THIS ADDENDUM TO CREDIT AGREEMENT (this "Addendum") is dated as of April 9, 2015, by and among (A) FRED'S, INC., a Tennessee corporation ("Parent"); (B) the Subsidiaries of Parent identified on the signature pages hereto and any other Subsidiaries of Parent which may become Borrowers under the Credit Agreement (as defined below) from time to time (together with Parent, each, a "Borrower" and, collectively, "Borrowers"); (C) the Subsidiaries of Parent identified on the signature pages hereto and any other Subsidiaries of Parent which may become Guarantors under the Credit Agreement (as defined below) from time to time (each, a "Guarantor" and, collectively, "Guarantors"); (D) the financial institutions from time to time party hereto (each, a "Lender" and, collectively, "Lenders"); (E) REGIONS BANK, an Alabama bank (as further defined below, "Regions"), in its capacity as the Swingline Lender (as defined below) and LC Issuer (as defined below); and (F) Regions, in its capacity as administrative agent and collateral agent for the Lenders, LC Issuer and other Secured Parties (in such capacity and as further defined below, "Administrative Agent" or "Agent").

RECITALS:

Borrowers have requested that Administrative Agent and Lenders establish a revolving credit facility and that LC Issuer establish a letter of credit sub-facility pursuant to that certain Credit Agreement dated on or about the date hereof (as at any time amended, restated, supplemented or otherwise modified, the "Credit Agreement").

Administrative Agent, Lenders and LC Issuer are unwilling to provide such credit facility and letter of credit sub-facility unless, among other things, Borrowers and the other Loan Parties party hereto enter into this Addendum.

To induce Administrative Agent, Lenders and LC Issuer to provide such credit facility and letter of credit sub-facility, Borrowers and the other Loan Parties desire to enter into this Addendum.

NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, each Loan Party, Administrative Agent, each Lender and LC Issuer, each intending to be legally bound, hereby covenant and agree as follows:

Section 1.          Application of Addendum. The Credit Agreement shall be interpreted without reference to this Addendum until such time as a Borrowing Base Trigger Event has occurred, after which time this Addendum shall be deemed incorporated into the Credit Agreement and all terms contained herein shall become applicable.

Section 2.          Definitions. Capitalized terms that are not otherwise defined herein shall have the meanings set forth in the Credit Agreement. As used in this Addendum, the following terms shall have the following meanings:

"Account Control Event" means (a) the occurrence of an Event of Default or (b) at any time of determination, that Excess Availability is less than the greater of (i) twelve and one-half percent (12.5%) of the Commitments and (ii) $19,000,000.

"Account Control Period" means the period beginning on the occurrence of an Account Control Event and ending on the first Business Day on which (a) no Event of Default has existed and (b) Excess Availability has been greater than the greater of (i) twelve and one-half percent (12.5%) of the Commitments and (ii) $19,000,000, in each case for the preceding sixty (60) days.

"Aggregate Revolving Obligations" means, at any time of determination, the sum (without duplication) of (a) the outstanding principal amount of all Revolving Loans plus (b) the outstanding amount of all LC Obligations.

"Applicable Margin" means, subject to the terms of this definition and at any time on or after the Borrowing Base Trigger Event, with respect to any Type of Loan and at any time of determination, the percentage rate per annum set forth in the following table, as determined by reference to Average Excess Availability for the calendar quarter preceding each Determination Date (as defined below), as further described below:

		Revolving Loans
Level	Average Excess Availability	Base Rate	LIR	LIBOR
I	Greater than $100,000,000	0.25%	1.25%	1.25%
II	Greater than or equal to $50,000,000 but less than or equal to $100,000,000	0.50%	1.50%	1.50%
III	Less than $50,000,000	0.75%	1.75%	1.75%

The Applicable Margin shall be subject to reduction or increase, as applicable and as set forth in the table above, on a quarterly basis on each Determination Date, and any such reduction or increase shall be automatic and without notice to any Person. Without limiting Administrative Agent's or Required Lenders' rights to charge Default Interest, if (a) the Borrowing Base Certificate and related reports setting forth the Borrowing Base and the basis therefor are not received by Administrative Agent on or before the applicable dates required pursuant to Section 7 of this Addendum, as applicable, or (b) an Event of Default (whether resulting from a failure to timely deliver such Borrowing Base Certificate and related reports or otherwise) occurs and, in either case, Administrative Agent or Required Lenders so elect, then, in each case, from the date such Borrowing Base Certificate or related reports were required to be delivered or the date such Event of Default occurred, as applicable, the Applicable Margin shall, at the option of Administrative Agent or the Required Lenders, be at the Level with the highest rates of interest until such time as such Borrowing Base Certificate and related reports are received by Administrative Agent and any such Event of Default is waived in accordance with the terms of the Credit Agreement; provided, that, if the Applicable Margin is increased due to Loan Parties' failure to deliver such Borrowing Base Certificate and related reports setting forth the Borrowing Base and the basis therefor to Administrative Agent on or before the applicable date required pursuant to Section 7 of this Addendum, such Applicable Margin shall be reduced to the level otherwise applicable hereunder if Loan Parties deliver such Borrowing Base Certificate and related reports setting forth the Borrowing Base and the basis therefor on or before the date that is fifteen (15) days after the applicable date required pursuant to Section 7 of this Addendum as of the date immediately following such delivery.

Any of the foregoing to the contrary notwithstanding, after the occurrence of the Borrowing Base Trigger Event to, but not including, the first Determination Date, the Applicable Margin shall be equal to the rates set forth in Level II. As used herein, "Determination Date" means the first day of Parent's Fiscal Quarters beginning on or about the first day of each February, May, August and November.

If any Borrowing Base Certificate or any other report on which Excess Availability or Average Excess Availability is determined or reported to Administrative Agent is shown to be inaccurate (regardless of whether the Credit Agreement or any Commitments are or remain in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an "Applicable Period") than the Applicable Margin actually applied for such Applicable Period, then (A) Borrowers shall immediately deliver to Administrative Agent a correct Borrowing Base Certificate or related report for the Applicable Period; (B) the Applicable Margin for such Applicable Period shall be determined by reference to such Borrowing Base Certificate or related report; and (C) Borrowers shall promptly pay Administrative Agent, ON DEMAND, the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Period and any other additional fee or charge which was based, in whole or in part, on the Applicable Margin, which payment shall be promptly applied by Administrative Agent for its own account and the account of Lenders and LC Issuer, as applicable, in accordance with the terms hereof. If any inaccurate Borrowing Base Certificate or other report on which Excess Availability or Average Excess Availability is determined would, if corrected, have led to the application of a lower Applicable Margin for any period for which interest has already been paid, none of the Secured Parties shall be required to refund or return any portion of such interest.

"Average Excess Availability" means, for any period, Excess Availability for each day of such period, divided by the number of days in such period.

"Bank Product Reserve" means an amount determined from time to time by Administrative Agent in its discretion as a reserve for Secured Bank Product Obligations then provided to or outstanding with respect to any Loan Party or any of its Subsidiaries.

"Borrowing Base" means, on any date of determination, an amount, calculated in Dollars, equal to:

(a)          ninety percent (90%) of the total amount of Eligible Credit Card Receivables; plus

(b)          ninety percent (90%) of the total amount of Eligible Pharmacy Receivables; plus

(c)          ninety percent (90%) of the NOLV Percentage of Eligible Inventory; plus

(d)          Pharmacy Scripts Availability; minus

(e)          Reserves.

Notwithstanding the foregoing, to the extent that the Borrowing Base Trigger Event has occurred and subject to the satisfaction of the Specified Requirement (as defined below), the "Borrowing Base" shall be deemed to be equal to fifty-five percent (55%) of the book value of each Borrower's Inventory beginning on the date that the Borrowing Base Trigger Event occurs and ending on the later of: (i) the date that is 60 days after the date that the Borrowing Base Trigger Event occurs or (ii) the date on which both (x) a field examination of Borrowers' books and records or any other financial or Collateral matters as Administrative Agent deems appropriate (and received the results thereof) has been completed to the satisfaction of Administrative Agent and (y) a Qualified Appraisal of Inventory and Pharmacy Scripts has been completed to the satisfaction of Administrative Agent. For purposes hereof, the "Specified Requirement" shall mean within 30 days after the date that the Borrowing Base Trigger Event occurs, the delivery by Borrowers to Administrative Agent of all information necessary to complete the field examination and Qualified Appraisal referenced above and the providing of access by Borrowers to Administrative Agent and its agents, including field examiners and appraisers, to Borrowers' Collateral and physical locations .

"Borrowing Base Certificate" means a borrowing base certificate substantially in such form as may be acceptable to Administrative Agent from time to time in its discretion.

"Capital Expenditures" means, with respect to any Person for any fiscal period, the aggregate amount of all expenditures incurred by any Person to acquire or repair and maintain fixed assets, plant, and equipment (including renewals and replacements) during such period, which would be required to be capitalized on the balance sheet of such Person in accordance with GAAP.

"Collection Account" means a Deposit Account established or maintained by a Borrower at Regions Bank, which Deposit Account shall be utilized solely for purposes of receiving or collecting payments made by such Borrower's Account Debtors and other Proceeds of Collateral and over which Administrative Agent shall have Control.

"Consolidated Cash Taxes Paid" means, for any fiscal period and determined on a consolidated basis in accordance with Applicable Law and GAAP consistently applied, the sum of all income taxes paid in cash by Parent and its Subsidiaries during such period ((including, without limitation, any federal, state. Local and foreign income and similar taxes) net of all income tax refunds and credits received in cash by Parent and its Subsidiaries during such period), which number for the applicable period of computation shall not be less than zero.

"Consolidated EBITDA" means, for any fiscal period and determined on a consolidated basis in accordance with Applicable Law and GAAP consistently applied, the sum of Parent's and its Subsidiaries', (a) Consolidated Net Income, plus (b) without duplication, the sum of the following to the extent included in the calculation of Consolidated Net Income: (i) Consolidated Interest Expense, (ii) income tax expense (including, without limitation, any federal, state, local and foreign income and similar taxes) of Parent and its Subsidiaries for such period, (iii) depreciation and amortization expense for such period and (iv) non-cash losses, minus (c) non-cash gains; provided, that any non-cash item, in the event any such item becomes a cash item in a later fiscal period, shall be added back or deducted, as applicable, to the extent such item became a cash item in such later fiscal period.

"Consolidated Interest Expense" means, for any fiscal period and determined on a consolidated basis in accordance with Applicable Law and GAAP consistently applied, all interest expense (including that attributable to the interest component or portion of Capital Leases) of Parent and its Subsidiaries for such period.

"Consolidated Interest Paid" means, for any fiscal period and determined on a consolidated basis in accordance with Applicable Law and GAAP consistently applied, all interest (including that attributable to the interest component or portion of Capital Leases) paid by Parent and its Subsidiaries in cash during such period.

"Consolidated Net Income" means, for any fiscal period and determined on a consolidated basis in accordance with Applicable Law and GAAP consistently applied, the net income (or net deficit) of Parent and its Subsidiaries for such period (computed without regard to any extraordinary items of gain or loss); provided that there shall be excluded from Consolidated Net Income the net income (or net deficit) of any Person (other than a Subsidiary) in which Parent or any of its Subsidiaries has a joint interest with a third party, except to the extent such net income is actually paid in cash to Parent or any of its Subsidiaries by dividend or other distribution during such period.

"Consolidated Unfinanced Capital Expenditures" means, at any time of determination and determined on a consolidated basis in accordance with Applicable Law and GAAP consistently applied for any applicable fiscal period, all Capital Expenditures made by Parent and its Subsidiaries during such period which were not financed with the proceeds of (a) Funded Indebtedness (other than Revolving Loans) or (b) the issuance of Equity Interests.

"Credit Card Agreements" shall have the meaning given such term in the Security Agreement.

"Credit Card Issuer" shall have the meaning given such term in the Security Agreement.

"Credit Card Processor" shall have the meaning given such term in the Security Agreement.

"Credit Card Receivables" shall have the meaning given such term in the Security Agreement.

"Eligible Credit Card Receivables" means at the time of any determination thereof, each Credit Card Receivable that at all times satisfies the criteria set forth below and which has been earned by performance and represents the bona fide amounts due to a Borrower from a Credit Card Processor and/or Credit Card Issuer, and in each case originated in the Ordinary Course of Business of such Borrower. Without limiting the foregoing, in order to be an Eligible Credit Card Receivable, an Account shall indicate no Person other than a Borrower as payee or remittance party. In determining the amount to be so included, the face amount of an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual fees, discounts, claims or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that a Borrower may be obligated to rebate to a customer, a Credit Card Processor, or Credit Card Issuer pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by the Loan Parties to reduce the amount of such Credit Card Receivable. Except as otherwise determined by Administrative Agent in its Permitted Discretion, Eligible Credit Card Receivables shall not include any Credit Card Receivable:

(a)          which is unpaid more than five (5) Business Days after the date of determination of eligibility thereof;

(b)          where such Credit Card Receivable or the underlying Credit Card Agreement contravenes any laws, rules or regulations applicable thereto, including, rules and regulations relating to truth-in-lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy or any party to the underlying Credit Card Agreement is in violation of any such laws, rules or regulations;

(c)          which is not a valid, legally enforceable obligation of the applicable Credit Card Issuer or Credit Card Processor with respect thereto;

(d)          which is disputed, is with recourse due to the creditworthiness of the cardholder, or with respect to which a claim, chargeback, offset, deduction, counterclaim, or other defense has been asserted (to the extent of such claim, chargeback, offset, deduction or counterclaim, dispute or other defense);

(e)          that is not subject to a perfected first priority security interest in favor of Administrative Agent, or with respect to which a Borrower does not have good, valid and marketable title thereto, free and clear of any Lien, other than Liens granted to Administrative Agent pursuant to the Security Agreement;

(f)          which does not conform in all material respects to all representations, warranties or other provisions in this Addendum or the other Loan Documents relating to Credit Card Receivables;

(g)          which does not constitute an Account or a Payment Intangible;

(h)          as to which the Credit Card Issuer or Credit Card Processor has asserted the right to require a Loan Party to repurchase such Credit Card Receivable from such Credit Card Issuer or Credit Card Processor;

(i)          which is due from a Credit Card Issuer or Credit Card Processor which is the subject of an Insolvency Proceeding;

(j)          which is evidenced by Chattel Paper or an Instrument unless such Chattel Paper or an Instrument, as applicable, is in the possession of Administrative Agent, and to the extent necessary or appropriate, endorsed to Administrative Agent;

(k)          which are Pharmacy Receivables;

(l)          which arise from a private label credit card of a Borrower or any other proprietary credit card of a Borrower where such Borrower has liability for the failure of the card holder to make payment thereunder as a result of the financial condition of such card holder;

(m)          which is payable in any currency other than Dollars;

(n)          which do not direct payment thereof to be sent to (i) prior to the applicable date set forth in Section 9(a) of this Addendum, a Controlled Account, and (ii) on and after the applicable date set forth in Section 9(a) of this Addendum, a Collection Account; or

(o)          which Administrative Agent, in its Permitted Discretion, deems not to be an Eligible Credit Card Receivable.

"Eligible Inventory" means, as to Inventory owned only by Borrowers, the value of such Inventory determined on the basis of the lower of cost (as determined in accordance with GAAP) or market, calculated on a first-in, first-out basis, and excluding any portion of cost attributable to intercompany profit among Parent and its Affiliates, but excluding therefrom, without duplication, any Inventory:

(a)          which constitutes raw materials or work-in-process or which does not constitute finished goods;

(b)          which is not subject to a valid, duly perfected, first priority Lien in favor of Administrative Agent, or with respect to which a Borrower does not have good, valid and marketable title thereto, free and clear of any Lien, other than Liens granted to Administrative Agent pursuant to the Security Agreement and, with respect to the Cardinal Inventory, Liens of Cardinal so long as such Liens are subject to the Cardinal Intercreditor Agreement;

(c)          as to which any of the covenants, representations, and warranties in this Addendum or the other Loan Documents respecting Inventory shall in any material respect be untrue, misleading, or in default; provided, however, that this clause (c) shall not (i) be deemed a waiver by the Required Lenders of any Default or Event of Default which occurs under the Credit Agreement or any other Loan Document as a result of any such representation, warranty, or covenant being untrue or misleading, or in default or (ii) limit the ability of Administrative Agent to institute Reserves in connection therewith to the extent provided in this Addendum;

(d)          which is on Consignment (i.e., where such Borrower is the consignee) from any seller, vendor, or supplier or subject to any agreement whereby the seller, vendor, or supplier has retained any title to such Inventory or the right to repurchase such Inventory;

(e)          which is on Consignment (i.e., where such Borrower is the consignor) to any other Person;

(f)          which (in each case, as determined by Administrative Agent) (i) is not new; (ii) is not in good and saleable condition; (iii) is damaged, defective, unserviceable, or otherwise unmerchantable; (iv) constitutes returned or repossessed Goods; (v) constitutes obsolete Goods; (vi) as applicable, fails to meet standards of any Governmental Authority or Applicable Law regarding manufacture, storage, use, or sale of such Inventory, or (vii) has been acquired from a Sanctioned Person or Sanctioned Entity;

(g)          which is subject to any negotiable Document;

(h)          which is subject to any License with any Third Party which materially limits or restricts or is likely to limit or restrict any Borrower or Administrative Agent's right to sell or otherwise dispose of such Inventory (unless such Third Party has entered into a Third Party Agreement) or which constitute or are alleged to constitute infringing Goods or which have been manufactured or sold in a manner which violates the Intellectual Property rights of any Person;

(i)          which is not located at a Permitted Location in the Continental United States;

(j)          with respect to warehouse locations, which is located at a Permitted Location not owned and controlled by a Borrower, unless (i) Administrative Agent has received from the Person owning or in control of such Permitted Location a Third Party Agreement or (ii) if Administrative Agent agrees to do so in lieu of a Third Party Agreement, Administrative Agent has instituted a Rent and Charges Reserve in an amount determined by Administrative Agent in its Permitted Discretion;

(k)          which consists of any packaging or shipping materials, supplies, spare parts, catalysts, catalogs, labels, samples, display items or floor models, tooling, or promotional materials; or

(l)          which Administrative Agent, in its Permitted Discretion, deems not to be Eligible Inventory.

"Eligible Pharmacy Receivables" means, at the time of any determination thereof, each Pharmacy Receivable that at all times satisfies the criteria set forth below and which has been earned by performance, and in each case originated in the Ordinary Course of Business of such Borrower. In determining the amount to be so included, the face amount of a Pharmacy Receivable shall be reduced by, without duplication, to the extent not reflected in such face amount, (1) any and all returns, accrued rebates, discounts (which may, at Administrative Agent’s option, be calculated on shortest terms), credits, allowances or sales or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Pharmacy Receivables at such time, and (2) the aggregate amount of all customer deposits, unapplied cash, bonding subrogation rights to the extent not Cash Collateralized. Except as otherwise determined by Administrative Agent in its Permitted Discretion, Eligible Pharmacy Receivables shall be non-recourse and adjudicated and shall not include any Pharmacy Receivable:

(a)          which is unpaid within the earlier of sixty (60) days following its original due date or ninety (90) days following its original invoice date;

(b)          which is the obligation of an Account Debtor (or its Affiliates) if fifty percent (50%) or more of the dollar amount of all Pharmacy Receivables owing by that Account Debtor (or its Affiliates) are ineligible under the criteria listed in clause (a) above;

(c)          where such Pharmacy Receivable or the underlying contract contravenes any laws, rules or regulations applicable thereto, including, rules and regulations relating to truth-in-lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy or any party to the underlying contract is in violation of any such laws, rules or regulations;

(d)          which is not a valid, legally enforceable obligation of the applicable Account Debtor with respect thereto;

(e)          which is disputed, or with respect to which a claim, chargeback, offset, deduction, counterclaim or other defense has been asserted (to the extent of such claim, chargeback, offset, deduction, counterclaim or other defense);

(f)          which is not subject to a perfected first priority security interest in favor of Administrative Agent, or with respect to which a Borrower does not have good, valid and marketable title thereto, free and clear of any Lien, other than Liens granted to Administrative Agent pursuant to the Security Agreement;

(g)          which does not conform in all material respects to all representations, warranties or other provisions in this Addendum or the other Loan Documents relating to Pharmacy Receivables;

(h)          which does not constitute an Account or a Payment Intangible;

(i)          which is due from an Account Debtor which is the subject of an Insolvency Proceeding;

(j)          where the Account Debtor obligated upon such Pharmacy Receivable suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due;

(k)          which is evidenced by Chattel Paper or an Instrument of any kind unless such Chattel Paper or Instrument, as applicable, is in the possession of Administrative Agent, and to the extent necessary or appropriate, endorsed to Administrative Agent;

(l)          which are Credit Card Receivables;

(m)          which do not direct payment thereof to be sent to (i) prior to the applicable date set forth in Section 9(a) of this Addendum, a Controlled Account, and (ii) on and after the applicable date set forth in Section 9(a) of this Addendum, a Collection Account;

(n)          which is payable in any currency other than Dollars;

(o)          for which the Account Debtor is (i) any Governmental Authority (including, without limitation, Medicare, Medicaid and food assistance programs), or (ii) a Credit Card Issuer or Credit Card Processor;

(p)          for which the Account Debtor is not a Third Party Payor;

(q)          that do not arise from the sale of medication, medical equipment or other medical items by such Borrower in the Ordinary Course of Business;

(r)          (i) with respect to Express Scripts and its Affiliates, whose total obligations owing to Borrowers exceed twenty percent (20%) of all Eligible Pharmacy Receivables, to the extent of the obligations owing by such Account Debtor in excess of such percentage, or (ii) with respect to any other Account Debtor whose total obligations owing to Borrowers exceed fifteen percent (15%) of all Eligible Pharmacy Receivables, to the extent of the obligations owing by such Account Debtor in excess of such percentage;

(s)          (i) upon which such Borrower’s right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever, or (ii) as to which Pharmacy Receivable the Account Debtor is located in a state requiring the filing of a Notice of Business Activities Report or similar report in order to permit such Borrower to use the courts of such state or to otherwise seek judicial enforcement of payment of such Pharmacy Receivable, in each case unless such Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report (or equivalent report, as applicable) for the most recent year for which such qualification or report is required (in each case to the extent that Administrative Agent has determined to render such Pharmacy Receivable ineligible), or (iii) if the Pharmacy Receivable represents a progress billing or is subject to the equitable lien of a surety bond issuer;

(t)          to the extent any Borrower or any Subsidiary thereof is (i) liable for goods sold or services rendered by the applicable Account Debtor to any Borrower or any Subsidiary thereof, or (ii) liable for accrued and actual discounts, claims, unpaid fees, credit or credits pending, promotional program allowances, price adjustment, finance charges or other allowances (including any amount that any Borrower or any Subsidiary thereof, as applicable, may be obligated to rebate to a customer pursuant to the terms of any agreement or understanding (whether written or oral), but in each such case only to the extent of the potential offset resulting therefrom;

(u)          that is the obligation of an Account Debtor located in a foreign country unless payment thereof is supported by an irrevocable letter of credit reasonably satisfactory to Administrative Agent as to form, substance and issuer or domestic confirming bank or is covered by credit insurance in form, substance and amount, and by an insurer, reasonably satisfactory to Administrative Agent;

(v)         with respect to which an invoice has not been sent to the applicable Account Debtor or such invoice does not include a true and correct statement of the bona fide payment obligation incurred in the amount of the Pharmacy Receivable for medication, medical equipment or other medical items sold to and accepted by the applicable Account Debtor;

(w)          in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by an Account Debtor may be conditional;

(x)          as to which Pharmacy Receivable any check, draft or other items of payment has previously been received which has been returned unpaid or otherwise dishonored;

(y)          to the extent such Pharmacy Receivable consists of finance charges as compared to obligations to such Borrower for goods sold;

(z)          which has terms which have not been modified, impaired, waived, altered, extended or renegotiated since its origination in any way in any material respect; or

(aa)         which Administrative Agent, in its Permitted Discretion, deems not to be an Eligible Pharmacy Receivable.

"Eligible Pharmacy Scripts" means, at the time of any determination thereof, each Pharmacy Script that at all times satisfies the criteria set forth below and which arises and is maintained in the Ordinary Course of Business of such Borrower and which is of a type included in an appraisal of Pharmacy Scripts received by Administrative Agent in accordance with the requirements of Administrative Agent (including Pharmacy Scripts acquired by such Borrower after the date of such appraisal). Except as otherwise determined by Administrative Agent in its Permitted Discretion, Eligible Pharmacy Scripts shall not include any Pharmacy Scripts: (a) at premises other than those owned, leased or licensed and in each case controlled by a Borrower; (b) which is not subject to a first priority Lien in favor of Administrative Agent, or with respect to which a Borrower does not have good, valid and marketable title, thereto, free and clear of any Lien other than Liens granted to Administrative Agent pursuant to the Security Agreement; (c) that are not in a form that may be sold or otherwise transferred or are subject to regulatory restrictions on the transfer thereof that are not acceptable to Administrative Agent in its Permitted Discretion; or (d) which Administrative Agent, in its Permitted Discretion, deems not to be an Eligible Pharmacy Script.

"Excess Availability" means, at any time of determination on or after the Borrowing Base Trigger Event, the amount, if any, by which (a) the lesser of (i) the Borrowing Base and (ii) the Revolving Commitments exceeds (b) the Aggregate Revolving Obligations.

"Financial Covenant Threshold Amount" means Excess Availability at any time is less than the greater of (a) $15,000,000 and (b) ten percent (10%) of the Revolving Commitments.

"Fiscal Intermediary" shall have the meaning given such term in the Security Agreement.

"Fixed Charge Coverage Ratio" means, at any time of determination and determined with respect to any fiscal period, the ratio of (a) the sum of (i) Consolidated EBITDA; minus (ii) Unfinanced Capital Expenditures; minus (iii) Consolidated Cash Taxes Paid; minus (iv) Restricted Payments made in such period to (b) the sum of (i) Consolidated Interest Paid for such period plus (ii) all regularly scheduled payments of principal on Funded Indebtedness made during such period.

"Funded Indebtedness" means, with respect to any Person and without duplication, (a) Indebtedness arising from the lending of money by another Person to such Person (regardless of whether the same is with or without recourse to the credit of such Person); (b) Indebtedness evidenced by notes, drafts, bonds, debentures, credit documents, or similar instruments; (c) Indebtedness which accrues interest or is of a type upon which interest or finance charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business); (d) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty; (e) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances; (f) the Specified Value of all Hedging Agreements; (g) all mandatory obligations of such Person to purchase, redeem, retire, defease, or otherwise make any payment in respect of any Equity Interest of such Person; (h) Indebtedness which was issued or assumed as full or partial payment for Property or services; (i) the principal and interest portions of all rental obligations of such Person under any synthetic lease, tax retention operating lease, off-balance sheet loan, or similar off-balance sheet financing where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP; and (j) guaranties by such Person of any Indebtedness of the foregoing types owing by another Person.

"Health Care Laws" shall have the meaning given such term in the Security Agreement.

"Inventory Reserve" means, without duplication of any other reserve or any item that is otherwise addressed or excluded through eligibility criteria, an amount determined from time to time by Administrative Agent in its Permitted Discretion as a reserve for changes in the merchantability of any Eligible Inventory in the Ordinary Course of Business or such other factors that may negatively impact the value of Eligible Inventory, including changes in salability, obsolescence, seasonality, theft, shrinkage, imbalance, changes in composition or mix, markdowns, vendor chargebacks, damage, or, if such Inventory consists of Goods, the price of which is ascertainable from, published by, or quoted by one or more recognized exchanges, any decrease in any such exchange's price therefor.

"NOLV" means, as to any Property, the expected dollar amount to be realized at an orderly, negotiated sale of such Property, net of all operating expenses, commissions and other liquidation expenses, as determined by Administrative Agent from time to time based on the most recent Qualified Appraisal of such Property.

"NOLV Percentage" means, at any time of determination, with respect to any Inventory and expressed as a percentage, the amount of the value of such Inventory expected to be realized at an orderly, negotiated sale of such Inventory, net of all operating expenses, commissions and other liquidation expenses divided by the value of such Inventory set forth in Loan Parties' inventory stock ledger, as determined by Administrative Agent from time to time based on the most recent Qualified Appraisal stating the NOLV of such Inventory.

"Overadvance" means, at any time of determination, the amount, if any, by which the Aggregate Revolving Obligations exceed the Borrowing Base.

"Overadvance Loan" means a Base Rate Revolving Loan or, to the extent any such Overadvance Loan constitutes a Swingline Loan, an LIR Revolving Loan made when an Overadvance exists or is caused by the funding thereof.

"Permitted Discretion" means a determination made in good faith and in the exercise of reasonable business judgment (from the perspective of a secured, asset-based lender extending credit of similar amounts and types to similar businesses, considered without regard to any course of dealing).

"Permitted Location" shall have the meaning given such term in the Security Agreement.

"Pharmacy Receivables" shall have the meaning given such term in the Security Agreement.

"Pharmacy Script" shall have the meaning given such term in the Security Agreement.

"Pharmacy Scripts Availability" means, at any time, the lesser of: (a) eighty-five percent (85%) of the product of the average per-Pharmacy Script NOLV of Pharmacy Scripts based on the most recent Qualified Appraisal thereof, multiplied by (ii) the number of Eligible Pharmacy Scripts for the period of twelve (12) calendar months most recently ended, or (b) the amount equal to thirty percent (30%) of clauses (a) through (c) of the Borrowing Base.

"Qualified Appraisal" means, with respect to any Property, an appraisal of such Property conducted in a manner and with such scope and using such methods as are acceptable to Administrative Agent by an appraiser selected by, or acceptable to, Administrative Agent, the results of which are acceptable to Administrative Agent in all respects, all in the Permitted Discretion of Administrative Agent.

"Rent and Charges Reserve" means (a) with respect to any leased retail store location, if the Inventory of a Loan Party located at such leased retail store location is subject to the Lien of a Third Party arising by operation of law that is pari passu or superior to the Lien of Administrative Agent, a reserve equal to two months' rent at such leased retail store location, and (b) with respect to any other location of a Loan Party, without duplication, an amount determined from time to time by Administrative Agent in its Permitted Discretion as a reserve for (i) rent, fees, Royalties, charges, and other amounts owing by a Borrower to any Third Party, unless such Person has executed and delivered a Third Party Agreement, and (ii) the amount of all accrued but unpaid or past due rent, fees, Royalties, charges, or other amounts owing by a Borrower to Third Parties.

"Reserves" means the sum of (without duplication) (a) the Inventory Reserve; (b) the aggregate Rent and Charges Reserve; (c) the Bank Product Reserve; (d) reserves for Royalties; (e) the aggregate amount of liabilities secured by Liens upon any Collateral which are senior to Administrative Agent's Liens (but the imposition of any such reserve shall not waive a Default or an Event of Default arising therefrom); (f) reserves for price adjustments and damages, to the extent such reserve relates to Accounts or Inventory included in Eligible Credit Card Receivables, Eligible Pharmacy Receivables and Eligible Inventory, as applicable, including returns, discounts, claims (including warranty claims), credits, and allowances of any nature which are not paid pursuant to the reduction of accounts; (g) reserves for special order goods and deferred shipment sales, to the extent such reserve relates to Accounts or Inventory included in Eligible Credit Card Receivables, Eligible Pharmacy Receivables and Eligible Inventory, as applicable; (h) reserves for accrued but unpaid ad valorem, excise, and personal property tax liability and for sale, use, or similar taxes; (i) reserves for accrued but unpaid interest on the Obligations; (j) reserves for any portion of the Obligations which Administrative Agent or any Lender pays in accordance with authority granted in any Loan Document (except to the extent such payment is made with the proceeds of a deemed Revolving Loan); (k) reserves for all customer deposits or other prepayments held by a Borrower; (l) reserves to reflect events, conditions, contingencies, or risks which, as determined by Administrative Agent, adversely effect, or would have a reasonable likelihood of adversely affecting either (i) the Collateral, its value, or the amount that might be received by Administrative Agent from the sale or other disposition or realization upon such Collateral; (ii) the obligations or liabilities of any Loan Party; or (iii) the Liens and other rights of Administrative Agent or any Secured Party in the Collateral (including the enforceability, perfection, and priority thereof); (m) reserves to reflect Administrative Agent's belief that any collateral report or financial information furnished by or on behalf of a Loan Party to Administrative Agent is or may have been incomplete, inaccurate, or misleading in any material respect; (n) reserves in respect of any state of facts which Administrative Agent determines constitutes a Default or an Event of Default; (o) reserves to reflect testing variances identified as part of Administrative Agent's periodic field examinations or to adjust the value of any Inventory or Pharmacy Scripts based on the results of, or failure to obtain, a Qualified Appraisal; and (p) such other reserves that Administrative Agent may establish from time to time for such purposes as Administrative Agent shall deem necessary in its Permitted Discretion. Except to the extent otherwise qualified (either in this definition or any related definition used in this definition) or otherwise expressly provided in this Addendum, Administrative Agent may implement Reserves and establish the amounts thereof (from time to time) in its Permitted Discretion. Administrative Agent may establish Reserves as a percentage of any applicable amount or as an amount of money.

"Royalties" means all royalties, fees, expense reimbursement and other amounts payable by a Borrower under a License.

"Specified Value" shall mean, for any Hedging Agreement and on any date of determination, an amount equal to:

(a)          in the case of a Hedging Agreement documented pursuant to an ISDA Master Agreement, the amount, if any, that would be payable by any Person to its counterparty to such Hedging Agreement, as if (i) such Hedging Agreement were being terminated early on such date of determination and (ii) such Person was the sole "Affected Party" (as such term is defined and used in such ISDA Master Agreement);

(b)          in the case of a Hedging Agreement traded on an exchange, the mark-to-market value of such Hedging Agreement, which will be the unrealized loss, if any, on such Hedging Agreement to the Loan Party or Subsidiary which is party to such Hedging Agreement, based on the settlement price of such Hedging Agreement on such date of determination; or

(c)          in all other cases, the mark-to-market value of such Hedging Agreement, which will be the unrealized loss, if any, on such Hedging Agreement to such Loan Party or Subsidiary as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Person exceeds (ii) the present value of the future cash flows to be received by such Person, in each case pursuant to such Hedging Agreement.

"Third Party" shall have the meaning given such term in the Security Agreement.

"Third Party Agreement" shall have the meaning given such term in the Security Agreement.

"Third Party Payor" shall have the meaning given such term in the Security Agreement.

Section 3.          Making of Revolving Loans. After the occurrence of the Borrowing Base Trigger Event, no Lender shall have any obligation to honor any request for a Revolving Loan if doing so would cause the Aggregate Revolving Obligations to exceed the lesser of (a) the Borrowing Base and (b) the Revolving Commitments.

Section 4.          Overadvances.

(a)          Any Overadvance shall (i) be immediately due and payable on demand and, once paid to Administrative Agent, shall be applied, first, to the payment of any Swingline Loans; second, to all other Revolving Loans which are Base Rate Loans or LIR Loans; third to Revolving Loans which are LIBOR Loans; and, fourth, to Cash Collateralize the LC Obligations; (ii) constitute Obligations secured by the Collateral; and (iii) be entitled to all benefits of the Loan Documents;

(b)          Unless otherwise directed in writing by the Required Lenders, Administrative Agent may require Lenders to honor requests by Borrowers for Overadvance Loans (in which event, and notwithstanding anything to the contrary set forth in the Addendum Agreement, Lenders shall continue to make Revolving Loans up to their Pro Rata Share of the Revolving Commitments) and to forbear from requiring Borrowers to cure an Overadvance, if (1) the Overadvance does not continue for a period of more than thirty (30) consecutive days, following which no Overadvance exists for at least thirty (30) consecutive days before another Overadvance exists, (2) the aggregate amount of the Revolving Credit Exposure outstanding at any time does not exceed the aggregate of the Revolving Commitments at such time or any individual Lender's Revolving Credit Exposure does not exceed such Lender's Revolving Commitment, (3) the Overadvance does not exceed five percent (5%) of the Borrowing Base, and (4) the sum of all Overadvances plus all Protective Advances (as defined in the Security Agreement) does not exceed ten percent (10%) of the Borrowing Base. In no event shall any Borrower or any other Loan Party be deemed to be a beneficiary of this Section 4 or authorized to enforce any of the provisions of this Section 4.

(c)          Neither the funding of any Overadvance Loan nor the continued existence of an Overadvance shall constitute any waiver by Administrative Agent or any Lender of any Event of Default which may exist at the time any Overadvance Loan is made or which is caused thereby. Each Lender's obligations under this Section 4 are absolute, unconditional, and irrevocable and are not subject to any counterclaim, setoff, defense, qualification, or exception, and each Lender shall perform such obligations, as applicable, regardless of whether the Commitments have terminated, an Overadvance exists or any condition precedent to the making of Loans has not been satisfied.

Section 5.          Credit Card Receivables and Pharmacy Receivables. In determining which Accounts and General Intangibles are Eligible Credit Card Receivables and Eligible Pharmacy Receivables, respectively, Administrative Agent may rely on all statements and representations made by Borrowers with respect thereto. Borrowers represent and warrant that, with respect to each Account or General Intangible, as applicable (and, to the extent applicable, the Account Debtor related thereto), at the time such Account or General Intangible, as applicable, is included as an Eligible Credit Card Receivable or an Eligible Pharmacy Receivable, as applicable, in a Borrowing Base Certificate, that:

(a)          such Account or General Intangible, as applicable, satisfies in all material respects all of the requirements of an Eligible Credit Card Receivable or an Eligible Pharmacy Receivable, as applicable, set forth in the applicable definition thereof;

(b)          such Account or General Intangible, as applicable, is, in all respects, genuine, and enforceable in accordance with its terms except for such limits thereon arising from bankruptcy and similar laws relating to creditors' rights;

(c)          such Account or General Intangible, as applicable, arises out of a completed, bona fide sale and delivery of Goods or rendering of services in the Ordinary Course of Business, substantially in accordance with any purchase order, contract, or other document relating thereto;

(d)          such Account or General Intangible, as applicable, is for a sum certain shown on the invoice covering such sale or rendering of services (or a schedule thereto) and will mature as stated in such invoice;

(e)          a true and complete copy of the invoice relating to such Account or General Intangible, as applicable, has been furnished to Administrative Agent (but only to the extent Administrative Agent has requested a copy of such invoice);

(f)          such Account Debtor absolutely owes such Account or General Intangible, as applicable, without contingency in any respect;

(g)          no extension, compromise, settlement, modification, credit, discount, allowance, deduction, or return has been authorized with respect to such Account, except discounts or allowances granted in the Ordinary Course of Business that are reflected on the face of the invoice related thereto and in the reports submitted to Administrative Agent hereunder;

(h)          such Account or General Intangible, as applicable, is not subject to any offset, Lien (other than Administrative Agent's Lien), deduction, defense, dispute, counterclaim, or other adverse condition except as arising in the Ordinary Course of Business;

(i)          no purchase order, agreement, document, or Applicable Law restricts assignment of such Account or General Intangible, as applicable, to Administrative Agent (regardless of whether, under the UCC, the restriction is ineffective), and the applicable Borrower is the sole payee or remittance party shown on the invoice;

(j)          to Borrowers' knowledge, (i) there are no facts, events, or circumstances that are reasonably likely to impair the validity, enforceability, or collectibility of such Account or General Intangible, as applicable, or reduce the amount payable, or delay payment, thereunder; (ii) the related Account Debtor had the capacity to contract when such Account or General Intangible, as applicable, arose, continues to meet the applicable Borrower's customary credit standards, is Solvent, is not contemplating or subject to an Insolvency Proceeding, and has not failed or suspended or ceased doing business; and (iii) there are no proceedings or actions threatened or pending against such Account Debtor that could reasonably be expected to have a material adverse effect on such Account Debtor's financial condition;

(k)          there are no written or oral agreements or understandings between any Borrower and the related Account Debtor for the Account Debtor to make any payment on such Account or General Intangible, as applicable, in any manner inconsistent with the terms of this Addendum or the other Loan Documents; and

(l)          none of the transactions giving rise to such Account or General Intangible, as applicable, violate any Applicable Law, all documentation relating thereto is legally sufficient under such Applicable Law, and all such documentation is legally enforceable in accordance with its terms.

Section 6.          Inspections; Appraisals. After the occurrence of the Borrowing Base Trigger Event, until Payment in Full of the Obligations, each Loan Party shall, and shall cause each Subsidiary, as applicable, to reimburse Administrative Agent for all charges, costs, and expenses of Administrative Agent and its agents (a) once per Loan Year, if an Event of Default has not occurred at any time during such Loan Year or Excess Availability has not fallen below the greater of (x) 25% of the Revolving Commitments and (y) $38,000,000 at any time during such Loan Year, and (b) twice per Loan Year, if an Event of Default has occurred at any time during such Loan Year or Excess Availability has fallen below the greater of (x) 25% of the Revolving Commitments and (y) $38,000,000 at any time during such Loan Year, in each case, in connection with (i) field examinations of any Borrower or Subsidiary's books and records or any other financial or Collateral matters as Administrative Agent deems appropriate and (ii) appraisals of Inventory and Pharmacy Scripts; provided, however, that all charges, costs, and expenses therefor shall be reimbursed by Borrowers without regard to such limits in connection with the first such examination and the first such appraisal initiated after the occurrence of the Borrowing Base Trigger Event. Subject to and without limiting the foregoing, Borrowers specifically agree to pay the standard charges of Administrative Agent's internal field examination group (including Administrative Agent's then standard per-person charges for each day that an employee or agent of Administrative Agent or its Affiliates is engaged in any field examination activities). This Section 6 shall not be construed to limit Administrative Agent's right to conduct field examinations, obtain appraisals at any time in its discretion, or use third parties for such purposes at Lenders' expense.

Section 7.          Borrowing Base Reporting; Financial and Other Information. After the occurrence of the Borrowing Base Trigger Event, continuing until Payment in Full of the Obligations, Borrowers shall deliver a fully completed and executed Borrowing Base Certificate to Administrative Agent no later than the 20th day of each Fiscal Month, prepared as of the end of the immediately preceding Fiscal Month; provided, that, if Excess Availability is less than fifteen percent (15%) of the Commitments or an Event of Default exists, Administrative Agent shall be entitled to require Borrowers to deliver fully completed and executed Borrowing Base Certificates to Administrative Agent at greater frequency and as of the end of such periods as Administrative Agent may require from time to time. Borrowers shall attach the following to each Borrowing Base Certificate (if Borrowing Base Certificates are then required to be delivered on a monthly basis) or each Borrowing Base Certificate specified from time to time by Administrative Agent (if Borrowing Base Certificates are then required to be delivered on a basis more frequently than monthly), each of which shall be in form and substance satisfactory to Administrative Agent and certified by a Responsible Officer of Borrower Agent to be complete and accurate and in compliance with the terms of this Addendum and the other Loan Documents:

(a)          Accounts Receivable Reports. A report (in form and substance satisfactory to Administrative Agent) listing (A) all of Borrowers' Accounts, Eligible Credit Card Receivables and Eligible Pharmacy Receivables as of the last Business Day of the applicable reporting period; (B) the amount, age, invoice date and due date of each Account on an original invoice and due date aging basis and showing all discounts, allowances, credits, authorized returns, and disputes; (C) the name and mailing address of each Account Debtor; (D) if requested by Administrative Agent from time to time, copies of all or a portion of the documents underlying or relating to Borrowers' Accounts; and (E) such other information regarding Borrowers' Accounts which Administrative Agent may reasonably request from time to time (each, an "Accounts Receivable Report").

(b)          Inventory Reports. A report (in form and substance satisfactory to Administrative Agent) listing (A) all of Borrowers' Inventory and all Eligible Inventory as of the last Business Day of the applicable reporting period; (B) the type, cost, and location of all such Inventory; (C) all of such Inventory which constitutes returned or repossessed Goods; (D) all Inventory which has not been timely sold in the Ordinary Course of Business; (E) all Inventory which is not located at Property owned or leased by a Borrower or that is in possession of any Person other than a Borrower and a description of the reason why such Inventory is so located or in the possession of such other Person; and (F) such other information regarding Borrowers' Inventory as Administrative Agent may reasonably request from time to time (each, an "Inventory Report").

(c)          Accounts Payable Reports. A report (in form and substance satisfactory to Administrative Agent) listing (A) each of Borrowers' accounts payable; (B) the number of days which have elapsed since the original date of invoice of such account payable; (C) the name and address of each Person to whom such account payable is owed; and (D) such other information concerning Borrowers' accounts payable as Administrative Agent may reasonably request from time to time (each, an "Accounts Payable Report").

Section 8.          Monthly Statements. In addition to the financial reporting set forth in Section 5.1 of the Credit Agreement, after the occurrence of the Borrowing Base Trigger Event if Excess Availability is less than fifteen percent (15%) of the Commitments or an Event of Default exists, promptly upon becoming available, but in no event later than thirty (30) days after the end of each Fiscal Month, Borrowers shall deliver to Administrative Agent, LC Issuer and the Lenders:

(a)          an unaudited consolidated and consolidating balance sheet of Parent and its Subsidiaries at the end of such month and a consolidated income statement and statement of cash flows and statement of shareholder's equity for such month (and for the portion of the Fiscal Year ending with such period), together with all supporting schedules, fairly presenting in all material respects the consolidated financial position and the results of the operations of Borrowers and the Subsidiaries as of the end of and through such month (and for the portion of the Fiscal Year ending with such month), in each case setting forth in comparative form the figures for the corresponding period or periods of the preceding Fiscal Year;

(b)          a report reconciling (A) Borrowers' Accounts and Inventory as set forth in the Accounts Receivable Report and the Inventory Report attached to the Borrowing Base Certificate delivered to Administrative Agent which is as of the same date to (B) Borrowers' aggregate Accounts and Inventory set forth in the financial statements delivered pursuant to subsection (a); and

(c)          a Compliance Certificate signed by a Responsible Officer of Borrower Agent (i) stating that such statements and reports are true and correct and fairly present, in all material respects, the consolidated financial condition and results of operations of Borrowers and the Subsidiaries for the period presented and that such statements were prepared in accordance with GAAP (except the absence of footnotes and subject to normal year-end adjustments); (ii) stating that no Default or Event of Default then exists or, if a Default or Event of Default exists, the nature and duration thereof and Borrowers' intention with respect thereto; (iii) if such Compliance Certificate is delivered at the end of a Fiscal Month that is also the end of a Fiscal Quarter, to which will be attached or accompanied by a spreadsheet showing Borrowers' calculations of all financial covenants, which must be of such detail as requested by Administrative Agent from time to time; and (iv) setting forth a list of all Acquisitions, Investments, Restricted Payments, payments on Subordinated Debt, the incurrence of Funded Indebtedness and Asset Dispositions from the date of the preceding Compliance Certificate through the date of such Compliance Certificate, together with the total amount for each of the foregoing categories, which must be of such detail as requested by Administrative Agent from time to time.

Section 9.          Cash Management; Deposit Accounts. After the occurrence of the Borrowing Base Trigger Event, until Payment in Full of the Obligations, each Loan Party shall:

(a)          on or before the date that is thirty (30) days after the date on which the Borrowing Base Trigger Event occurs (or such later date as may be agreed to by Administrative Agent in its discretion), (i) establish Collection Accounts and lockboxes related thereto and, thereafter, maintain each such Collection Account and lockbox and (ii) direct all of Borrowers' Account Debtors to make all payments on Accounts to a Collection Account (if made electronically) or lockbox (if in the form of a tangible Payment Item);

(b)          Hold in trust for Administrative Agent and promptly (but, in any event, on the Business Day immediately following its receipt thereof) forward to a lockbox or deposit into a Collection Account all tangible Payment Items and cash such Borrower receives on account of the payment of any of such Borrower's Accounts or as Proceeds of any Inventory or other Collateral;

(c)          To the extent requested by Administrative Agent from time to time, take all actions requested by Administrative Agent to establish Administrative Agent's Control over any of Borrowers' Deposit Accounts;

(d)          Notwithstanding anything to the contrary set forth in Section 9(a), (b) or (c), Administrative Agent shall not exercise dominion over any Collection Account or related lockbox unless an Account Control Period exists; and

(e)          (i) Promptly (but, in any event, within two (2) Business Days) after any Borrower's entering into any Credit Card Agreement, provide notice of such agreement to Administrative Agent, together with a true and complete copy of such Credit Card Agreement, the name and address of such applicable Credit Card Issuer, and such other information regarding the same as Administrative Agent may request from time to time and (ii) upon Administrative Agent's request, exercise commercially reasonable efforts to cause such Credit Card Issuer to enter into a Third Party Agreement (and such Borrower's compliance with the terms of this clause (e)(ii) shall not diminish Administrative Agent's rights to establish a Reserve therefor).

Section 10.         Financial Covenant. Upon occurrence of the Borrowing Base Trigger Event, until Payment in Full of the Obligations, and if at any time Availability is less than the Financial Covenant Threshold Amount, Borrowers shall, commencing with the most recent Fiscal Quarter for which financial statements have been provided in accordance with Section 5.1 of the Credit Agreement, as applicable, and as of each subsequent Fiscal Quarter ending thereafter, maintain a Fixed Charge Coverage Ratio for the four Fiscal Quarters then ending equal or in excess of 1.00 to 1.00.

Section 11.         Commitment Fees. On and after the Borrowing Base Trigger Event, Borrowers agree to pay to Administrative Agent for the account of each Lender on the first day of each calendar month ending after the occurrence of the Borrowing Base Trigger Event and on the Revolving Commitment Termination Date, in arrears, a commitment fee in an amount equal to 0.25% per annum times the average amount by which the Revolving Commitments exceeded the Aggregate Revolving Obligations (other than Swingline Loans) on each day during the immediately preceding calendar month.

Section 12.         Certain Agreements. No Loan Party will, and will not permit any of its Subsidiaries to, (a) permit any Material Contract to be cancelled or terminated before its stated maturity or expiration date unless such Loan Party or Subsidiary, as applicable, procures a replacement contract acceptable to Administrative Agent in its Permitted Discretion; (b) amend, restate, supplement, or otherwise modify any Material Contract; (c) default in any material respect in the performance under any Material Contract; or (d) agree to or accept any waiver thereunder which would adversely affect the rights of any Secured Party; provided, that nothing in this Section 12 shall prohibit the repayment, prepayment, retirement, or extinguishment of any Indebtedness, to the extent the same is otherwise permitted under this Agreement and the other Loan Documents.

Section 13.         Borrowing Base Eligibility. After the occurrence of the Borrowing Base Trigger Event, in connection with any Acquisition (whether by purchase of Capital Stock, merger, or purchase of Property and whether in a single transaction or series transactions) by a Loan Party for which the aggregate amount of cash and non-cash consideration (including all cash and Indebtedness, including contingent obligations, incurred or assumed and the maximum amount of any earnout or similar payment in connection therewith (whether or not actually earned)) is equal to or in excess of $10,000,000, Administrative Agent shall have the right to determine in its Permitted Discretion which Property so acquired shall be included in the Borrowing Base (subject to the provisions of the definitions "Borrowing Base," "Eligible Credit Card Receivables," "Eligible Pharmacy Receivables," "Eligible Inventory" "and "Eligible Pharmacy Scripts" and any other provisions of this Addendum and the other Loan Documents applicable to the computation and reporting of the Borrowing Base). In connection with such determination, Administrative Agent may obtain, at Loan Parties' expense, such appraisals, field exams and other assessments of such assets as it may deem desirable and all such appraisals, exams and other assessments shall be paid for by Loan Parties; provided, that in no event shall the purchased Property be included in the Borrowing Base until Administrative Agent has completed applicable appraisals, exams and other assessments in form and substance satisfactory to Administrative Agent with respect to such Property. For the avoidance of doubt, such appraisals, field exams and other assessments shall be in addition to the appraisals, field exams and other assessments at Loan Parties' expense as set forth in Section 6. After the occurrence of the Borrowing Base Trigger Event, in connection with any Acquisition (whether by purchase of Capital Stock, merger, or purchase of Property and whether in a single transaction or series transactions) by a Loan Party for which the aggregate amount of cash and non-cash consideration (including all cash and Indebtedness, including contingent obligations, incurred or assumed and the maximum amount of any earnout or similar payment in connection therewith (whether or not actually earned)) is less than $10,000,000, all Property so acquired shall be included in the Borrowing Base, subject to the provisions of the definitions "Borrowing Base," "Eligible Credit Card Receivables," "Eligible Pharmacy Receivables," "Eligible Inventory" "and "Eligible Pharmacy Scripts" and any other provisions of this Addendum and the other Loan Documents applicable to the computation and reporting of the Borrowing Base.

Section 14.         Amendments. Without the prior written consent of all Lenders (except a Defaulting Lender), no amendment or modification to this Addendum shall be effective that would increase the advance rates or amend the definition of "Borrowing Base" (or any defined term used in such definition) if the effect of such amendment is to increase borrowing availability. This Section 14 does not confer any rights or benefits upon Loan Parties or any other Person, and no Loan Party shall have any standing to enforce this Section 14.

Section 15.         Severability. Wherever possible, each provision of this Addendum shall be interpreted in such manner as to be valid under Applicable Law. To the extent any such provision is found to be invalid or unenforceable under Applicable Law in a given jurisdiction, then (a) such provision shall be ineffective only to such extent; (b) the remainder of such provision and the other provisions of this Addendum shall remain in full force and effect in such jurisdiction; and (c) such provision shall remain in full force and effect in any other jurisdiction.

Section 16.         Cumulative Effect; Conflict of Terms. The parties acknowledge that different provisions of this Addendum may contain requirements, limitations, restrictions, or permissions relating to the same subject matter and, in such case, all of such provisions shall be deemed to be cumulative (rather than instead of one another) and must be satisfied or performed, as applicable. Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Addendum), to the extent any provision contained in this Addendum conflicts directly with any provision in another Loan Document, then the provision in this Addendum shall control.

Section 17.         Counterparts. This Addendum and any amendments, waivers, or consents relating hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together, shall constitute but one and the same instrument.

Section 18.         Fax or Other Transmission. Delivery by one or more parties hereto of an executed counterpart of this Addendum via facsimile, telecopy or other electronic method of transmission pursuant to which the signature of such party can be seen (including Adobe Corporation's Portable Document Format or PDF) shall have the same force and effect as the delivery of an original executed counterpart of this Addendum. Any party delivering an executed counterpart of this Addendum by facsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability, or binding effect of this Addendum.

Section 19.         Governing Law. THIS ADDENDUM, UNLESS OTHERWISE SPECIFIED BY THE TERMS HEREOF OR UNLESS THE LAWS OF ANOTHER JURISDICTION MAY, BY REASON OF MANDATORY PROVISIONS OF LAW, GOVERN THE PERFECTION, PRIORITY, OR ENFORCEMENT OF SECURITY INTERESTS IN THE COLLATERAL, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF GEORGIA, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES OR OTHER RULE OF LAW WHICH WOULD CAUSE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE LAW OF THE STATE OF GEORGIA (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

Section 20.         Submission to Jurisdiction. EACH LOAN PARTY HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF GEORGIA AND THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA, IN RESPECT OF ANY PROCEEDING, DISPUTE, OR LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ADDENDUM OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF ANY PARTY WITH RESPECT HERETO AND AGREES THAT ANY SUCH PROCEEDING, DISPUTE, OR LITIGATION MAY BE BROUGHT BY IT IN SUCH COURTS. WITH RESPECT TO SUCH COURTS, EACH LOAN PARTY IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS, AND DEFENSES IT MAY HAVE REGARDING PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE, OR INCONVENIENT FORUM. EACH PARTY HERETO WAIVES PERSONAL SERVICE OF PROCESS OF ANY AND ALL PROCESS SERVED UPON IT AND IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN THE CREDIT AGREEMENT, SUCH SERVICE TO BE EFFECTIVE AT THE TIME SUCH NOTICE WOULD BE DEEMED DELIVERED PURSUANT TO THE CREDIT AGREEMENT. Nothing herein shall limit the right of Administrative Agent or any Lender to bring proceedings against any Loan Party in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Addendum shall be deemed to preclude enforcement by Administrative Agent of any judgment or order obtained in any forum or jurisdiction.

Section 21.         Waivers; Limitation on Damages; Limitation on Liability.

(a)          Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH LOAN PARTY, BY EXECUTION HEREOF, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ADDENDUM OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF ANY PARTY WITH RESPECT HERETO OR THERETO. THIS PROVISION IS A MATERIAL INDUCEMENT TO ADMINISTRATIVE AGENT, LC ISSUER, AND THE LENDERS TO ENTER INTO AND ACCEPT THIS ADDENDUM.

(b)          Waiver of Certain Damages. NO PARTY TO THIS ADDENDUM SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO THIS ADDENDUM OR ANY SUCCESSOR OR ASSIGNEE OF SUCH PERSON, OR ANY THIRD PARTY BENEFICIARY, OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH ANY SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY, SPECIAL, OR CONSEQUENTIAL DAMAGES AS A RESULT OF ANY TRANSACTION CONTEMPLATED HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT.

(c)          Acknowledgement of Waivers. Each Loan Party has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Addendum may be filed as a written consent to a trial by the court.

Section 22.         Time is of the Essence. Time is of the essence of this Addendum and the other the Loan Documents.

[SIGNATURES ON FOLLOWING PAGES.]

IN WITNESS WHEREOF, this Addendum has been executed and delivered under seal as of the date set forth above.

BORROWERS:

FRED'S, INC., a Tennessee corporation, as "Borrower Agent" and a "Borrower"

By:	/s/ Jerry A. Shore
Name:	Jerry A. Shore
Title:	Chief Executive Officer

[CORPORATE SEAL]

Attest:	/s/ Mark C. Dely
Name:	Mark C. Dely
Title:	Secretary

FRED'S STORES OF TENNESSEE, INC., a Tennessee corporation, as a "Borrower"

By:	/s/ Jerry A. Shore
Name:	Jerry A. Shore
Title:	Chief Executive Officer

[CORPORATE SEAL]

Attest:	/s/ Mark C. Dely
Name:	Mark C. Dely
Title:	Secretary

FRED'S DOLLAR STORE OF MCCOMB, INC., a Mississippi corporation, as a "Borrower"

By:	/s/ Jerry A. Shore
Name:	Jerry A. Shore
Title:	President

[CORPORATE SEAL]

Attest:	/s/ Mark C. Dely
Name:	Mark C. Dely
Title:	Secretary

[Signatures continue on following pages.]

Addendum to Credit Agreement (Fred's)

FRED'S CAPITAL FINANCE INC., a Delaware corporation, as a "Borrower"

By:	/s/ Andrew T. Panaccione
Name:	Andrew T. Panaccione
Title:	President

[CORPORATE SEAL]

Attest:	/s/ Pamela A. Jasinski
Name:	Pamela A. Jasinski
Title:	Secretary

FRED'S CAPITAL MANAGEMENT COMPANY, a Delaware corporation, as a "Borrower"

By:	/s/ Andrew T. Panaccione
Name:	Andrew T. Panaccione
Title:	President

[CORPORATE SEAL]

Attest:	/s/ Pamela A. Jasinski
Name:	Pamela A. Jasinski
Title:	Secretary

NATIONAL PHARMACEUTICAL NETWORK, INC., a Florida corporation, as a "Borrower"

By:	/s/ Jerry A. Shore
Name:	Jerry A. Shore
Title:	President

[CORPORATE SEAL]

Attest:	/s/ Mark C. Dely
Name:	Mark C. Dely
Title:	Secretary

[Signatures continue on following page.]

Addendum to Credit Agreement (Fred's)

ADMINISTRATIVE AGENT, LC ISSUER, AND LENDERS:

REGIONS BANK, an Alabama bank, as "Administrative Agent," "Swingline Lender," "LC Issuer," and a "Lender"

By:	/s/ Richard A. Gere
Name:	Richard A. Gere
Title:	Senior Vice President

[Signatures continue on following page.]

Addendum to Credit Agreement (Fred's)

BANK OF AMERICA, N.A., a national banking association, as a "Lender

By:	/s/ Christine M. Scott
Name:	Christine M. Scott
Title:	SVP - Director

Addendum to Credit Agreement (Fred's)